Exhibit 10.1

The Children’s Place Fort Payne, Alabama Project 103522 Material Handling System and Engineering Services 2006-September-27

Creating Logistics Results	Dematic

Proposal for Conveyor System

Introduction

Dematic’s goal is to provide The Children’s Place with the best system solution available, including cost-effective technologies, control systems, software, visualization systems, integration and services. This will help The Children’s Place to optimize service to its customers, reduce distribution lead-time, enhance material tracking, and support reduction of overall operating costs. We look forward to working together with The Children’s Place to build this innovative Material Handling System.

Executive Summary

This Proposal covers a Material Handling System encompassing conveyor equipment, controls, software, commissioning and training and is summarized with the following tasks.

Project Management

Project Management assures that the material handling system is delivered on time according to the Schedule and coordinates the final design that meets the operational requirements defined in this Proposal. A successful project management plan is accomplished through interactions between Dematic and The Children’s Place Personnel.

Mechanical Engineering

Mechanical Engineering refines the layout drawings that are submitted with this Proposal. They also prepare installation drawings, design nonstandard equipment components, and integrate the standard and nonstandard equipment into an operational system.

Controls Engineering

Controls Engineering provides the development of an electrical controls scheme, selection of controls components, preparation of schematic wiring diagrams, and preparation of detailed Descriptions of Operation(s).

Software Engineering

Software Engineering implements the information technology portion of the system, including programming, integration, testing, training, and Functional Description documentation. Operator manuals are created for the training.

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Training and Support

•                                          Dematic provides in-depth training to enable Personnel to properly operate and maintain the system

•                                          Dematic provides technical and operational support for the first week of The Children’s Place’s operations

•                                          Extended maintenance support packages are available

•                                          Dematic has an Engineering staff that understands The Children’s Place’s expectations and has the resources to meet The Children’s Place’s needs

•                                          Dematic provides detailed Operations and Maintenance training tailored to The Children’s Place’s specific needs

•                                          Dematic has Customer Service Emergency Support available 24 hours a day, 7 days a week by way of a toll free number

ISO 9001:2000 Registered

Dematic is registered to the ISO-9001:2000 International Standard for Quality Management Systems.

The registration applies to all Dematic Manufacturing, Engineering, Project Management and Customer Service processes.

Revisions

Revision Level	Date of Revision	Detail of Revision

	2006-September-27	Initial Release.

Table of Contents

1	Title Page	1
1.1	Proposal Content	2

2	Scope of Work	3
2.1	Design and Engineering	3
2.2	Material Handling System	3
2.3	Integration	4
2.4	Training	4
2.5	Documentation	5

3	System Overview	6
3.1	System Material Flows	6
3.2	Receiving	6
3.3	Receiving Merge	7
3.4	SKU Sorter	7
3.5	Tote Make-up	8
3.6	Carton Make-up	8
3.7	Tote Sorter	9
3.8	Put-to-Light Carton Build Area	9
3.9	Tapers and Dunnage	10
3.10	Label Print and Apply Area	10
3.11	Shipping Sorter	11
3.12	Startup-Procedure (Typical)	12
3.13	Emergency Stop Procedure (Typical)	12
3.14	Accumulation Flow Control (Typical)	12

4	Project Management	13
4.1	Project Team Organization	13
4.2	Project Scheduling	14
4.3	Training	15
4.4	Schedule	20

5	Material Handling System	21
5.1	Materials to be Handled	21

6	Mechanical Equipment Details	25
6.1	C-L Conveyor Components	25
6.2	Detailed Mechanical Equipment List	26
6.3	Detail Sheets	56
6.4	Mechanical Specifications	82

7	Controls Equipment Details	84

7.1	C-L100 Integrated Conveying Solution	84
7.2	Control Devices	86
7.3	E-stops and Interlocking	93
7.4	Control Cabinets	94
7.5	Standard Controls Hardware	94
7.6	GSMi Visualization	95

8	Computer Information System	112
8.1	Integrated Software System – Proposal Overview	112
8.2	System Deliverables	115
8.3	SortDirector Overview	115
8.4	PickDirector Overview	122
8.5	Project Parameters	127

9	Proposal Specifications	133
9.1	General	133
9.2	The Children’s Place Deliverables	134

10	Safety	135
10.1	Mutual Commitment to Safety	135
10.2	OSHA Lockout / Tagout Rules	136

11	Service Support	137
11.1	Additional Optional Services Available from Dematic	138

12	System Pricing	142
12.1	Base System	142
12.2	Pricing Notes	142
12.3	Delivery and Shipping Terms	143
12.4	Export Laws and Regulations	143
12.5	Payment Terms	143
12.6	Commercial Terms	144

13	Sales Agreement	145
13.1	General Terms and Conditions – Exhibit A	146

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1         Title Page

Dematic Corp. (hereinafter referred to as “Dematic”) with offices located at:

6 Powder Horn Drive

Warren, New Jersey 07059

Submits this Proposal to:	Equipment to be installed at:
The Children’s Place Services Company, LLC	The Children’s Place
(Hereinafter referred to as “The Children’s Place”)
915 Secaucus Road	Airport Road West
Secaucus, New Jersey 07094	Fort Payne, Alabama 35968
Don Whiteford	Don Whiteford

This Proposal consists of the following:

1.                         Sales Agreement No. 103522, including General Terms and Conditions - Exhibit A.

2.                         Sections 1 through 13.

3.                         Dematic drawings: Q103522-C010, Rev. C, Sheets 1 and 2, Dated September 6, 2006.

4.                         Other documents: None.

If information in any document conflicts with that in another, governing priority shall be given to documents in the order listed above.

All information in this Proposal is confidential and has been prepared for The Children’s Place’s use solely in considering the purchase of the equipment and/or services described herein. The Children’s Place’s use for any other purpose, or transmission to others of all or any part of this information, including, but not limited to, drawings, process flow diagrams, sequence of operation, and pricing, is unauthorized without Dematic’s prior written consent. All Dematic specifications and drawings remain the property of Dematic and are subject to recall at any time.

© copyright 2006, Dematic Corp. All rights reserved. The contents of this Proposal may not be reproduced without the prior written permission of Dematic Corp.

This Proposal is submitted by:

/s/ Thomas R Dancer	Business Development Manager	732 563-1330 ext. 300
Thomas Dancer	Title	Phone

/s/ John Van Walleghem	General Manager	732 563-1330 ext. 500
John Van Walleghem	Title	Phone

The Offer Period for this Proposal shall terminate 30 days from the date of this Proposal. Dematic may extend the Offer Period; however, the price, schedule, and other portions of this Proposal may be subject to change. Extensions of the Offer Period shall be valid only if in writing and signed by an authorized Dematic representative. This Proposal shall become binding only upon full execution of the Sales Agreement by duly authorized agents of the parties.

1.1      Proposal Content

This Proposal is provided to furnish all of the necessary Hardware and Engineering Services for The Children’s Place material handling system. This Proposal must be purchased with Dematic Proposal Number 104846, which provides all of the necessary Third-party commodities, Mechanical Installation, and Electrical Installation.

This Proposal is summarized as follows:

•                            Mechanical Design - The refinement of layout drawings submitted with this Proposal, preparation of installation drawings, design of nonstandard equipment components and the integration of the standard and nonstandard equipment into an operational system.

•                            Air Piping Design - Mechanical drawings will include air-piping diagrams as applicable.

•                            Control Design - The development of control scheme, selection of control components, preparation of schematic wiring diagrams and preparation of detailed descriptions of operations.

•                            Computer Design - Development of the computer level of system management scheme, selection of computer components and development of functional specifications.

•                            Manufacture of Mechanical Equipment - Supplied as specified in the Mechanical Equipment List.

•                            Manufacture of Controls Equipment - Supplied as specified in Electrical Equipment List.

•                            Air Piping - Supply field devices such as filters, regulators and piping. Piping to be copper tubing connected to existing air supply system.

2         Scope of Work

The following scope of work is intended to be comprehensive, based on Dematic’s knowledge and understanding of the project. The Engineering and Design effort is expected to be a confirmation of the scope listed below. In general, The Children’s Place is responsible for any scope not specifically identified as Dematic’s responsibility.

2.1      Design and Engineering

Dematic Deliverables	Comments
Project Management	Coordinate all disciplines and schedule all phases of the project. See the “Project Management” Section for specific details.
Engineering	Layout, design, and proper application of equipment to furnish the Material Handling System described in this Proposal.

2.2      Material Handling System

Dematic Deliverables	Comments
Mechanical Hardware	Consists of the following equipment:
• (10) Receiving Lines
• (1) Receiving Slapper Line
• Receiving Merge and SKU Sorter
• (32) SKU Divert Lines
• (4) SKU Sorter Divert Lines To LPA Merge
• LPA Merge To Shipping Sorter
• (8) LPA Lines
• (4) Taper/LPA Lines
• Tote Build Area With (24) Work Stations
• Tote Build Take-away Lines To Tote Build Merge
• Tote Build Merge and Tote Sorter
• (40) Tote Sorter Divert Lines

Dematic Deliverables	Comments
Mechanical Hardware	• (20) PTL Take-away Lines To Shipping Merge
• Shipping Merge and Sorter
• (42) Ship Lines
• (2) New Store Loops
• (4) Slapper Lines
See the “Mechanical Equipment Details” Section for specific details.
Control Hardware	Consists of the following equipment:
• PLC based conveyor control components necessary to operate the conveyor system.
• RapidSORT Controllers for carton routing on sorters.
• GSMi Visualization System application software.
See the “Controls Equipment Details” Section for specific details
Integrated Computer	Interface to The Children’s Place’s WMS
System	• SortDirector and PickDirector applications Software.
See the “Computer Information Systems” Section for specific details.

2.3                  Integration

Dematic Deliverables	Comments
Complete check-out and integration of all Dematic Deliverables	See the “Project Management” Section for full details and description.

2.4                  Training

Dematic Deliverables	Comments
Operator and Maintenance Training for all equipment.	Each training session will include classroom and hands-on instruction, and will be conducted during the first shift. See the “Project Management” Section for full details and description.
Operator and System Administrator Training for all Computer Hardware and Software	Each training session will include classroom and hands-on instruction, and will be conducted during the first shift. See the “Project Management” Section for full details and description.

2.5      Documentation

Dematic Deliverables	Comments
System Functional Design Document (1) CD-ROM electronic copy and (1) hard copy	Includes a complete description and narrative of the system controls and a step-by-step walk-through of all system functionality.
System Operator Manuals (1) CD-ROM electronic copy and (1) hard copy

Detailed description of equipment and system operation, including handling of anomaly conditions and error recovery procedures. Standard Dematic documentation for hardware and software will be provided.

Equipment Maintenance Manuals (1) CD-ROM electronic copy and (1) hard copy

Includes a complete description of equipment operation, troubleshooting, diagnostics, preventive maintenance, and repair procedures. Also included are equipment drawings and electrical schematics as required for maintenance purposes, as well as spare parts listings.

Software Functional Specification (1) CD-ROM electronic copy and (1) hard copy	An approval document for defined software scope to be delivered. Includes a description of all features, functions, platform, operating systems, and computer hardware to be provided.

3         System Overview

3.1                  System Material Flows

A logical sketch of the proposed system is provided below. The primary purpose of the sketch is to show how product flows throughout the system and identify the major functional areas of the system.

Figure 1 System Flow Diagram

3.2                  Receiving

There are 10 receiving doors (2 future doors) and a slapper line. Each pair of receiving doors is serviced by a traversing powered trailer unloader that transports cartons to incline belt conveyor. From the ground level, belt conveyors transport received cartons up to the mezzanine level. When a trailer has been completely unloaded the unloading associate moves the traversing trailer unloader to the other door. The slapper line transports cartons to the Receiving merge from the floor level near the SKU sorter.

Before received cartons and cartons from the slapper line reach the mezzanine level they are transported to a scanner/scale (one for each pair of receiving doors and one for the slapper line). The barcode information and the weight of the received carton are received by SortDirector. SortDirector notifies PkMS the carton has been scanned and supplies the weight of the carton. PkMS in turn sends SortDirector a Divert Directive message that provides the destination of the carton. The possible destinations are:

•                            A palletizing lane on the SKU sorter

•                            A palletizing lane on the Shipping sorter

•                            A store lane on the shipping sorter

•                            A new store lane on the shipping sorter

The carton continues down the receiving lane to the Receiving merge.

The scanners at receiving are programmed so that if the 4-digit quantity barcode is not correctly scanned the whole label is treated as a no-read.

3.3                  Receiving Merge

The receiving merge combines cartons into a single line before induction into the SKU sorter. This merge consists of six (6) induction lines that exit the six (6) scanner/scales and a recirculation line. The scanner/scales receive cartons from the receiving doors and the slapper line. An additional receiving line may be added in the future.

3.4                  SKU Sorter

Cartons are released from the Receiving merge onto the SKU sorter. When the carton arrives at the SKU sorter it is scanned by the SKU sorter scanner. The cartons arriving at the SKU sorter have labels with case number barcode and quantity barcode or a shipping label. SortDirector in collaboration with the sorter diverts the carton based on the Divert Directive from PkMS. Upon receiving a divert confirmation form the sorter, SortDirector sends a Divert Confirm message to PkMS.

The cartons are sorted to one of the 31 palletizing lanes or to one of the four cross-dock lanes. The cartons diverted to the cross-dock lanes proceed to the label print and apply (LPA) area. The cartons diverted to the palletizing lanes proceed down to palletizing stations at the end of the lane. The operator at the end of the lane will build one to three SKU pallets. Building pallets and storing them when they are complete is manual and is controlled by PkMS.

Cartons whose label could not be successfully read are diverted to the no-read divert. Cartons that are unknown to SortDirector are routed to the jackpot divert.

3.5                  Tote Make-up

There are 24 operator stations in the Tote make-up area. These operator stations are used to fill totes for use in the Put-To-Light area. The 24 stations are arranged in two banks of 12 stations each. Operators remove stacks of empty totes from the empty tote conveyor that is about 5-foot above floor level. Empty totes are scanned and filled with merchandise from corrugate cartons under the direction of PkMS using PkMS controlled equipment. The filled totes are placed on a conveyor that is eighteen-inches in elevation and transported to the tote sorter. There are three conveyors to take away filled totes from each bank of operator stations. When a tote has been filled, PkMS creates and downloads order-putting instructions to the PickDirector System and routing instructions to SortDirector.

There is an empty corrugate (trash) conveyor above the empty tote conveyor. When a carton is emptied of merchandise the operator places the empty corrugate carton onto the empty corrugate conveyor which is at an 87-inch elevation. The empty corrugate conveyor transports corrugate to a compactor. The empty corrugate conveyor will be started each morning and turned off from a pushbutton start/stop switch on the cabinet within line-of-sight of the empty corrugate conveyor system. The conveyor will operate continuously at a fixed speed.

Pallets of product are brought to the tote make-up area under the direction of PkMS. The pallets are deposited on pallet flow rails. The pallets flow toward the operator stations. A metal ramp is provided which allows using a pallet jack to deliver the pallets.

When the empty corrugate conveyor is stopped no additional empty corrugate is to be placed on the conveyor. If the empty corrugate conveyor is loaded when it is stopped motor overloads will occur.

The empty corrugate conveyor is interlocked with the bailer. Specifically the bailer must be on for the empty corrugate conveyor to run. If the bailer is stopped the empty corrugate conveyor stops.

3.6                  Carton Make-up

An automatic carton erector builds and labels shipping cartons. Immediately after the carton erector, a pair of scanners verify the labels on each side of the carton match. A red beacon is illuminated if both labels on the carton do not match (or one is a no-read). Operators place the cartons onto one of the two empty carton monorail systems that lead to the Put-to-Light Carton Build Area.

3.7                  Tote Sorter

Totes from the six (6) conveyors exiting the Tote Make-up Area merge into three (3) conveyors that feed the Tote Sorter Merge. The recirculation lane from the Tote Sorter Merges with one of the three (3) lanes that feed the Tote Sorter Merge.

The Tote Sorter Merge releases totes onto the tote sorter. When the tote arrives at the tote sorter it is scanned by Tote Sorter Scanner. Totes arriving at the tote sorter have labels contain an 18-character license plate label that will always start with a “T” (Capital T). SortDirector in collaboration with the sorter diverts the tote to the correct pack line based on the Divert Directive from PkMS. Upon receiving a divert confirmation form the sorter, SortDirector sends a Divert Confirm message to PkMS.

3.8                  Put-to-Light Carton Build Area

Before operators can work in the put area inbound totes must be built in the make-up tote area. Once a tote’s build process is complete, PkMS sends a message to PickDirector with the inbound tote’s contents and store requirements. The totes are then routed to the pack lines where they are grabbed by the operator and pulled onto the side conveyor spur for processing.

3.8.1        Put Operations

To initiate the put process the operator must first log into their assigned zone by the using the zone’s wireless hand held scanner and personal identification barcode. Next the operator pulls a make-up tote from the infeed line and scans the make-up tote’s barcode label. The associated BayDisplay device in the zone informs the put operator of the tote’s barcode and the number of locations requiring puts the zone. Additionally, the MaxiPick devices will identify the locations and quantities required. The put operator proceeds to each identified location and puts the displayed quantity from the make-up tote to the shipping carton and confirms their action by pressing the “OK” button on the MaxiPick. As the puts are acknowledged PickDirector sends messages to PkMS for each line item put to a shipping carton. The message contains the inbound tote ID, the shipping carton ID, the logical location, quantity requested, quantity put, and the operator.

Where there is insufficient stock at a location to fill the order, the put operator must notify a supervisor to short the location. The supervisor decrements the displayed quantity on the MaxiPick until the display reads the actual quantity put and then must scan a special SHORT barcode to actually short the put. All other lit locations requiring product from the inbound tote will be shorted. If an operator decrements the quantity and presses the “OK” button on the MaxiPick, PickDirector will suspend the make-up tote and the location will not be shorted. Re-scanning the same make-up tote will relight the remaining quantity.

3.8.2        Carton Closing

When a shipping carton has been closed, PickDirector sends PkMS a carton closed message with the store number, shipping carton ID, and status. The put operator pushes the shipping carton out of the put slot onto the outbound conveyor for transport to the Put Label Print and Apply area. The filled shipping carton is transported to the routing sorter. PkMS sends the Print and Apply system the shipping label information and sends SortDirector the destination for the carton. Lastly the put operator assigns an empty shipping carton (obtained from the overhead monorail) to the now empty slot.

When all zones in the put line have been visited the make-up tote should be empty. The empty make-up tote is nested with other make-up totes (up to 4 high) and are placed on the outbound conveyor and transported to the Tapers.

3.9                  Tapers and Dunnage

There are tapers and dunnage fill machines on the four conveyor lines that exit the Put-to-Light Carton Build area. Conveyors transport cartons to the dunnage fill and tapers. Operators assist in the operation of the tapers and dunnage fill machines. After the shipping carton is closed and sealed it is transported to the Label Print and Apply area. Stacks of empty totes placed on the conveyors in the put lines are diverted off and routed to the tote make up area prior to the dunnage fill area.

3.10    Label Print and Apply Area

There are two areas of label print and apply. The label print and apply area downstream of the put area has four (4) print and apply line. The label print and apply area receiving product from the SKU sorter, the slapper lines and the cross dock lines have eight (8) print and apply lines.

Cartons arriving at the Print and Apply area from the put area have a case number label pre-applied at Carton Make-up. This case label number is scanned by the Print and Apply Scanner. The Print and Apply System uses its database to determine the shipping label to apply, then prints and applies the label. Immediately down stream of the printer label applicator a verification scanner (a component of the Print and Apply System) reads the label. If the scanned label matches the label that was to be printed the carton continues on to the scanner/scales.

NOTE if the carton is not known to the Print and Apply System a special label will be generated that routes the carton to the jackpot line on the shipping sorter.

For the four lines exiting the Put-to-Light Carton Build area, if the label scanned does not match the label that was to be printed, the carton is diverted to the error spur for that print and apply line. An operator removes the carton and determines the nature of the error. If there is a printer problem it is corrected and the carton is placed on a conveyor upstream of the print and apply scanner. If the problem is not caused by a printer problem, the operator must use the PkMS system to determine the nature of the problem and the corrective action to take.

The cross dock lines from the SKU sorter, the slapper lines and the cross dock lines transporting cartons to the Shipping shorter have an LPA area. However these lines to not have separate error correction lines; cartons with incorrect/missing labels will be diverted to the No Read/Jackpot line at the Shipping sorter.

Scales are located after the Print and Apply System and before the shipping merge. The barcode information and the weight of the shipping carton are received by SortDirector. SortDirector notifies PkMS the carton has been scanned and supplies the weight of the carton. PkMS in turn sends SortDirector a Divert Directive message that provides the destination of the carton. The possible destinations are:

•                            The shipping no read/jackpot lane

•                            A store lane on the shipping sorter

•                            A new store lane on the shipping sorter

•                            A palletizing lane on the shipping sorter

The carton continues down the receiving lane to the shipping sorter merge.

3.11           Shipping Sorter

Totes and cartons from the four (4) conveyors exiting Put-to-Light Carton Build area merge into two (2) lines, the four (4) cross dock lines, and the four (4) slapper lines feed the shipping sorter merge. The recirculation line of the shipping sorter merges with the line exiting the merge.

When a carton arrives at the shipping sorter it is scanned by the Shipping Sorter Scanner. The cartons arriving at the shipping sorter have either a shipping label or a UPS tracking number barcode label. SortDirector in collaboration with the sorter diverts the carton to the correct lane based on the Divert Directive from PkMS. Upon receiving a divert confirmation form the sorter, SortDirector sends a Divert Confirm message to PkMS.

The cartons are sorted to one of the 42 shipping lanes, two (2) palletizing lanes, two (2) new store lanes or the no-read /jackpot lane. The cartons diverted to the new store lanes proceed to the new store loop. The operator at the new store loop will build pallets containing cartons for only a single store. When the pallet is

‘complete’ it is stored in the conventional warehouse under the direction of PkMS.

3.12           Startup-Procedure (Typical)

When the main disconnect switch is turned to the “On” position, the conveyors are energized from “Start” pushbutton(s) mounted on the main control panel(s). When a “Start pushbutton is pressed a start-up warning horn sounds for 10 seconds prior to any equipment movement. This is to warn Personnel to stand clear of the equipment. When the horn stops sounding, the equipment will be energized.

3.13           Emergency Stop Procedure (Typical)

Manually actuated emergency stops have been provided at various points along the conveyor system to de-energize the conveyors if an emergency occurs. The emergency stop pushbutton is “Push to Stop” and “Pull to Reset”. The emergency stop pull cords are “Pull to Stop” and must be reset manually at the actuated switch. When actuated, the emergency stops are maintained contact-manual reset and will remain in the actuated position until reset. When the problem has been cleared, the actuated stop must be reset and the conveyor equipment must be restarted at the control panel(s) as previously described.

3.14           Accumulation Flow Control (Typical)

In each area where an accumulation conveyor may be loaded with product by another conveyor, a photoelectric controller with time delay relay is included to stop the preceding conveyor(s) or activate an air operated stop when the accumulation conveyor is fully loaded and the controller is blocked for a preset time. When the accumulation conveyor is allowed to begin discharging its load, the controller will be cleared indicating that space is again available on the accumulation conveyor. When this occurs, the stopped conveyor(s) will be restarted automatically or the air-operated stop will be lowered.

4         Project Management

Dematic is committed to the value of effective Project Management in cooperation with The Children’s Place. Each party shares an equal responsibility in quality management of the implementation process. The primary benefit and purpose of effective Project Management is to contain risk for both The Children’s Place and Dematic. Risk will be mutually contained by delivering a system that:

•                            Meets Specified System Performance

•                            Imposes Minimal Interruption to Existing Operations

•                            Provides Reliability and Support

Effective and timely project implementation is heavily influenced by quality Project Management. The fundamental requirements of successful project management are:

•                            Cooperation

•                            Communication

•                            Teamwork

Dematic believes in providing the best products available, unparalleled service, and undivided attention to each Customer’s needs. All Dematic products are manufactured under strict quality procedures. Dematic is registered to the ISO 9001:2000 International Standard for Quality Management Systems. Engineering and Project Management methodologies are also controlled under Dematic’s Quality Management System, ensuring all projects are well managed and stay on schedule.

4.1      Project Team Organization

Upon award of contract, a Project Team will be assigned to the project. The team will have the responsibility for the management and implementation of the entire project from receipt of order through Customer acceptance testing and launch support. The team will be directed by a Project Manager. The Project Manager will have full responsibility for the entire project and will be the Dematic representative for all matters relating to the implementation of the System.

4.2      Project Scheduling

In order to effectively co-ordinate the activities of the project implementation, the Project Manager will prepare a detailed Project Schedule. The Project Schedule will be based upon the overall delivery requirements of the schedule outlined in the Proposal document.

During implementation the Project Manager will update the Project Schedule regularly to identify critical activities and ensure proper implementation scheduling. Updates to the Project Schedule are reviewed with The Children’s Place’s Project Manager.

4.2.1   Acceptance Testing

The Dematic Project Manager along with The Children’s Place’s Project Manager will create a System Acceptance Test Plan. The Test Plan defines a systematic approach for each level of required sub-system testing, and the expectations of the specific tests. The Test Plan additionally defines the time periods, personnel, equipment, and test loads that are required for each test.

4.2.1.1     Operational Acceptance

•                            Conducted under actual or simulated working conditions with The Children’s Place packaging, and labels, and The Children’s Place Supervision, Operational, and Maintenance Personnel operating the system.

•                            Duration not to exceed five (5) days.

•                            It should be recognized that during the Operational Acceptance phase, it is likely that adjustments will be required and malfunctions or failures may occur. Any defect in material or workmanship, found during the Operational Acceptance Testing, will be remedied by Dematic as expeditiously as possible.

•                            It should be recognized that during this Operational Acceptance period, it may not be possible for the mechanized system to function at normal operating levels. This can be due to conditions, beyond Dematic’s control and related to the unavailability of product, skills of Maintenance and Operations Personnel, or the status of supporting logistics. Such conditions will be taken into account in evaluating the results of the testing period.

•                            Dematic will be on-site during this Operational Acceptance Testing period for the purpose of monitoring results and to provide assistance as conditions dictate.

4.2.2                     Final Acceptance

After completion of the Acceptance Procedures, Dematic’s Project Manager will furnish The Children’s Place a letter which will address the following:

•                            The subject system has been accepted. Acceptance may include an agreed to punch-list or set of conditions. Issues not resolved during the acceptance proceedings can be noted in an Action Item List and rectified within an agreed period.

•                            Confirmation of the commencement of the warranty period.

•                            Final payment required and due date.

4.3                               Training

This section outlines training provided by Dematic for The Children’s Place’s facility. Training will be provided to cover the Automated Material Handling System functional areas, including Operations, Maintenance, and Information Technology.

4.3.1                     Business-Linked Learning

Dematic uses a business-linked learning approach in its training design, development, delivery, and evaluation efforts.

4.3.1.1           Dematic’s Approach

Dematic’s business-linked learning approach is shaped by our experience in helping Customers to use learning as a powerful tool to achieve critical business results. Dematic’s learning systems are based on the following principles:

•                            Learning must be tightly linked to desired business outcomes.

•                            Business linkage is explicitly understood by learners and made evident by the facilitators of learning.

•                            The content of learning should be “just-in-time” so that learners can apply their new knowledge and skill soon after learning.

•                            The content of learning should be “just-enough” providing the correct and right amount of learning content to each audience.

•                            There must be systems and processes in place to provide timely and constructive feedback to those using new skills on the job.

4.3.1.2           Dematic’s Process

To consistently and reliably produce desired business results, Dematic follows an established process for creating learning that is specific to The Children’s Place’s installation and application of Dematic systems (see the following Figure). The following is the outcome for each phase of the business-linked development process.

Analyze – Clearly defined business goals and environmental context

Design – Blended learning solution that is aligned with business goals

Develop – Learning content, activities, and exercises aimed at critical skills and knowledge

Implement – Practice and feedback on performance that mirrors real world performance requirements

Evaluate – Assessment of learner performance and training effectiveness at meeting key business results

Figure 2   Business-Linked Learning Development Process

Analyzer	Design	Develop	Implement	Evaluate
• Identify Customer business goals	• Customize learning solution	• Review learning solutions with Dematic subject matter experts	• Pilot design and learning solution	• Assess learner performance
• Assess Customer work environment and workforce attributes	• Manuals	• Validate learning solution with customer	• Finalize design and learning solution	• Assess learning solution effectiveness
• Assess Customer learning systems	• Classes		• Deliver learning solution	• Assess business impact of learning
• Placards
• Job Aids
• Simulations
• Videos

Using this approach, Managers, Supervisors and Operators should feel highly empowered and confident, learning should be viewed as a valuable tool for success, and individual and team learning should be maximized.

4.3.2                     Training Program

4.3.2.1           Operations Training

Dematic’s business-linked learning systems provide critical learning opportunities and experiences for The Children’s Place’s employees. Dematic’s operations learning solutions are directed at three levels within The Children’s Place’s organization — Management, Supervisors and Leads, and Operators. Dematic provides a blended learning solution that covers product flow, design considerations and decisions, system layout and operations, and control devices.

System Operations training is provided to give participants an understanding of their assigned area from an operational perspective. Dematic targets critical operations in the assigned functional area while explaining flow control, equipment operation, and control devices. Additionally, discussions focus on upstream and downstream customers, and how individual and area performance can impact those customers.

At the end of this training, Operators should understand the operations of their functional area, the area devices, their upstream and downstream customers, and should be able to start/stop their portion of the system.

Target Audience

Dematic will train ten (10) DC Personnel.

Audiences generally include DC Managers, Operations Supervisors, Operators, and Maintenance Personnel.

Courses

Dematic will provide the following operations courses.

1.                         Six (6) sessions, approximately 3 hours per session, conducted over two consecutive days — Operations Management Training.

4.3.2.2           Maintenance Training

The maintenance curriculum is designed to cover the mechanical, electrical, and controls aspects of the installed equipment. Topics include safety, equipment construction and installation, equipment operation, maintenance and repair procedures, and technical documentation.

Dematic recommends that all Personnel responsible for maintaining the system be assigned to work with the installation and commissioning crews during their final weeks on-site.

Dematic will conduct formal training courses for the Maintenance Personnel prior to system startup. These training classes will include classroom lectures, audio-visual presentations, and hands-on demonstrations on the installed equipment. Site tours will be conducted to point out common operational issues that affect equipment uptime.

Knowledge gained on common system anomalies can be used to increase system efficiencies.

Target Audience

Dematic will train ten (10) DC Maintenance Personnel.

These Personnel must have existing knowledge in mechanical and electrical fundamentals, as well as a solid understanding of maintenance practices and procedures. It is strongly recommended that participants be in attendance for the entire session of each course.

Courses

Dematic will provide the following maintenance courses:

1.                         One (1) session, approximately 3 days per session, conducted over three consecutive days, first shift only – Conveyor Maintenance – Mechanical.

2.                         One (1) session, approximately 3 days per session, conducted over three consecutive days, first shift only – Conveyor Maintenance – Electrical Controls.

4.3.2.3           Information Systems Training

Information System training is provided to cover the computer hardware and software aspects of The Children’s Place’s Automated Material Handling System. Software Application Engineering (SAE) topics include system administration, data storage, computer system operation, and other computer related tasks.

Participants can use the skills and knowledge gained in this curriculum to perform administration, support, and troubleshooting procedures on computer system equipment and applications. Knowledge gained in computer system areas can be used to increase system uptime and fault recovery.

Target Audience

Dematic will train ten (10) DC Personnel.

Audiences generally include Network Administrators, Operations Supervisors, Key Operators, and Maintenance Supervisors.

Courses

Dematic will provide the following information systems courses:

1.                         Six (6) sessions, conducted over two (2) consecutive days, first shift only, (2 hours per session) – SortDirector Administrator.

4.3.3                     The Children’s Place Requirements

The Children’s Place is to provide the following to support the training program:

4.3.3.1           Learner Availability

4.3.3.1.1      Management Responsibility

It is important for DC management to ensure that Learners and their Supervisors are informed of scheduled training dates and times. Dematic looks to DC Management to support us in Dematic’s coordination efforts by communicating the importance of training to their staff.

4.3.3.1.2      Learner Responsibility

It is important that Learners are prepared and at the training location on time. Supervisors should understand, in advance, that their Personnel will be unavailable for work during training periods. This prevents the disruption of training and ensures that all Learners have the opportunity to learn critical conveyor system related job skills.

4.3.4                     Facilities and Equipment

4.3.4.1           Training Room

For all training sessions, Dematic requires The Children’s Place to provide a well-lit training room. Sufficient space and seating arrangements should be made based on the number of people attending.

•                            Operations Training – seating for 10

•                            Maintenance Training – seating for 10

•                            Information Systems Training – seating for 10

4.3.4.2           Equipment

For all training sessions, Dematic requires The Children’s Place to provide the following equipment:

•                            Television and VCR

•                            White board

•                            Dry-erase markers and eraser

•                            Safety equipment (if necessary) for site tours

4.4                               Schedule

The Preliminary Project Schedule indicating milestone dates is provided on the following page.

ID	Task Name	Notes on chart
1	AWA Issued by Customer	
2	Final Concept Drawing Approved by Customer	
3	Project Proposal Issued	
4	Contract Authorization Received from Customer	
5	Building Detail Received from Customer	
6	Base Line Project Schedule Approved by the Customer	
7	Building available/dry, including clear right of way	
8	**Building Access and Site Logistics Planning Complete**	
9	**Building Power, Control Cabinet Power & Ethernet Available**	**Available**
10	**Customer Test Product Available**	**t Product Available** 4/23
11		
12	Platform Engineering and Layout Design	
13	Platform Layout Approvals By Customer	
14	Mechanical Engineering and Layout Design	
15	Mechanical Layout Approvals By Customer	
16	Controls Engineering Layouts and DO's	
17	Controls Layouts and DO Approval By Customer	
18	Overhead Conveyor Engineering and Layout Design	
19	Overhead Conveyor Approvals By Customer	
20	PTL Engineering Layout and Design	
21		
22	Description of Operations Development	
23	Description of Operations Approved By Customer	
24		
25	Software Funtional Specificaiton Development	
26	Software Functional Specificaiton Approved By Customer	
27	Software Code Written and Tested in House	
28		
29	Platform Order and Manufacturing	
30	Mechanical Equipment Order and Manufacturing	

Timeline: May 2007 | June 2007 | July 2007 | August 2007

Weeks: 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35

Project # 103522
Date: Mon 9/25/06
Rev 2

Task		Progress	Group By Summary
Critical Task		Milestone

ID	Task Name
31	Control Panel and Control Devices Order Manufacturing
32	Overhead Conveyor Equipment Order and Manufacturing
33	PTL Equipment Order and Manufacturing
34	
35	Platform Ship to Site
36	Mechanical Equipment Ship to Site
37	Control Equipment Ship
38	Overhead Conveyor Equipment Ship to Site
39	PTL Equipment Ship to Site
40	
41	Platform Installation
42	Mechanical Installation - Conveyor
43	Electrical Installation - Conveyor
44	PTL Installation
45	Overhead Conveyor Installation
46	
47	Mechanical/Electrical Installation Commissioning Support
48	Mechanical & Controls Engineers Commissioning
49	PTL Commissioning
50	Host, SAE and Conveyor System Integration
51	Operations/Operator Training
52	Maintenance Training (mechanical, electrical, software, GSM, trolley)
53	
54	System Volume Testing
55	Customer Acceptance Testing
56	**System Turnover**
57	Final Punchlist Resolution/Signoff
58	Startup Support
59	Final System Acceptance

May 2007
June 2007
July 2007
August 2007
16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35
t Ship to Site
on - Conveyor
6/6
d Conveyor Installation
5/18
Mechanical/Electrical Installation Commissioning Support
6/29
Host, SAE and Conveyor System Integration
6/4
6/29
Operations/Operator Training
7/9
7/11
ance Training (mechanical, electrical, software, GSM, trolley)
5/21
6/8
System Volume Testing
7/2
7/6
Customer Acceptance Testing
7/9
7/13
Startup Support
7/13
8/9
Final System Acceptance
8/9
8/9

Project # 103522
Date: Mon 9/25/06
Rev 2

Task | Progress | Group By Summary
Critical Task | Milestone

Proposal for Conveyor System

5                            Material Handling System

The equipment will perform as described in this Proposal, when properly managed, operated, and maintained. Please refer to the Dematic drawings referenced on the Title Page of this Proposal while reviewing the rate and equipment listings.

5.1                  Materials to be Handled

The system design is based on the following material and rate specifications.

5.1.1        Physical Load Characteristics

The equipment will convey materials having the dimensions, weights, shapes, surfaces and other characteristics, as set forth in this Section. The equipment will have the mechanical capability to convey such materials at the rates specified in this Section.

The items to be conveyed will have the following physical properties:

5.1.1.1 Carton Parameters

	Length (inches)		Width (inches)		Height (inches)		Weight (pounds)
Shipping Carton	18.5	”	16.25	”	15.5	”	40 lbs.
Vendor Carton
Minimum	9	”	7	”	4.5	”	2 lbs.
Standard	22	”	16	”	15	”	25 lbs.
Maximum	34	”	22	”	16	”	70 lbs.

*         Package weight cannot exceed 33 pounds per lineal foot, and cannot exceed 110 pounds per package.

NOTE	1.	The shipping carton has 8” top flaps that will be tabbed down.

	2.	Vendor carton information is from the Dayton, New Jersey facility conveyor drawings.

5.1.1.2           Put Tote Parameters

	Length (inches)		Width (inches)		Height (inches)		Weight (pounds)
Top	24	”	20	”	12	”	30 lbs.
Bottom	21	”	17.5	”	12	”	30 lbs.

5.1.1.3                                 Pallet Parameters

Pallets are not handled by the mechanized material handling system.

	Length (inches)		Width (inches)		Height (inches)	Weight (pounds)
Receiving Pallet	40	”	48	”	4” (empty)	450 lbs.
Storage Pallet	40	”	48	”	4” (empty)	450 lbs.
Shipping Pallet	40	”	48	”	4” (empty)	450 lbs.

NOTES

1.                         The weights and sizes listed in the Table are for equipment design only and are not to be used to determine what The Children’s Place’s Personnel can lift, carry, or move.

2.                         The materials being conveyed are to be presented with the maximum dimension in the direction of travel and the minimum dimension perpendicular to the conveyor surface.

3.                         The materials to be conveyed must be in a condition to allow for proper conveyance. The bottom surface, in contact with the conveyor, must be firm and flat, free of distortion, and of sufficient strength to support its own weight.

4.                         Items which may not convey reliably are those with the following characteristics:

•                             Uneven bottoms, soft bottoms, or bottoms with banding or strapping

•                             Open or improperly sealed containers

•                             Imperfections of the conveyed product

•                             Side or bottom which has concave or convex distortion

•                             Protrusions on the sides or bottom

•                             Uneven weight distribution or shifting center of gravity

5.1.2   Product Flow Rate

It is the responsibility of Dematic to provide equipment that is mechanically capable of conveying the specified units per minute through the sortation system. The ability to obtain these rates is predicated on The Children’s Place’s equipment and Personnel being able to load and unload product to achieve these rates.

The following flow diagram represents the contract equipment rates, using the average for the material which will flow through the area.

NOTE

•                            The equipment will perform as described when properly operated, maintained and managed by The Children’s Place.

•                            Manual assistance may be required to initiate and/or maintain the flow of product on gravity conveyor. It is understood that due to the inherent characteristics of gravity conveyor, free flow of product may not occur at all times.

6                            Mechanical Equipment Details

This Section contains technical descriptions of the Material Handling Equipment that will be provided as part of the material handling system supplied to The Children’s Place on both the 103522 and 104846 projects.

The following items are described in this Section:

1.                         C-L Conveyor Components

2.                         Detailed Mechanical Equipment List

3.                         Detail Sheets

4.                         Mechanical Specifications

5.                         Platform Specifications

6.1                  C-L Conveyor Components

6.1.1        Conveyor Sides

The C-L100 Conveyor sides are made up of two parts; a common extruded aluminum guide channel, and a common extruded aluminum side channel. The guide channel is stacked over the side channel and held together by metal spring clips. This creates an upper and lower section. The conveyor side accepts plastic covers which cover and protect the control components mounted in the side channel.

6.1.2        Conveyor Frame

Two common conveyor sides are connected together with cross members. The Conveyors are available in three different frame widths: 550 mm (22 inches), 750mm (30 inches), and 900mm (35 inches). This dimension is measured outside to outside. The actual conveyor width is 80mm (3 inches) less than each frame.

6.1.3        Interrupter Plates

The Interrupter plates are high density plastic plates that attach to the conveyor sides. Interrupter plates are located at bed joints and at a maximum of every three meters. Interrupter plates have several pre-set knockouts to allow the mounting and wiring of control stations, beacons, and other field devices on to the side of the conveyor.

6.1.4   T-Bar Connectors

Steel T-Bar Connectors are used to connect the conveyor frames together. There are two types of T-Bar connectors—Long T-Bars bars and Short T-Bars. The Long T-Bar Connectors slide into the upper section of the guide channels and the lower section of the side channels. The short T-Bar Connectors are used in the upper section of the side channels (middle), and on curves. Both types of connectors are locked into place with stamped steel set screws. The connectors have serrated ridges milled into the upper surface of the Ts to ensure that the T-Bar will bite into the aluminum conveyor channel to hold the sections securely together. This connection also provides electrical continuity between the conveyor sections.

6.2      Detailed Mechanical Equipment List

The Mechanical Equipment List for your system follows in its entirely.

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: RECIEVING LINES TO RECIEVING MERGE.
5	TU+ 100001	100081	3050	Traversing Cantilevered Extendable Unloader	24	F	2/1		80'-0"	80	3'-6"/4'-0"	N	Traversing Cantilevered Extendable Unloader: 25'-0" Retracted - 80'-0" Extended Including Track Piggy Back Belt Incline To 10'-0" Discharge
5	BT+ 100002	100082	410	Belt-on-Roller Incline	24	P	1	B	21'-9"	90	4'-0"/10'-0"	G22 -	With Noseover - Power Tail Not Req’d.
1	BA+ 100003		GPC.01	50mm Segmented BOR Accumulation	29.5		1		10'-3"90°	120.00	10'-0"	F22 -	w/ [1] 90[o] Curve
1	BT+ 100004		GPC.09	BOS End Drive	29.5		1		17'-3"	120.00	10'-0"	F22 -
1	BA+ 100005		GPC.01	50mm Segmented BOR Accumulation	29.5		1		11'-0"45°	120.00	10'-0"	F22 -	w/ [1] 45 [o] Curves & Junction
1	BT+ 100006		CL200BOR	Belt on Roller	29.5	C/P	3	B	38'-5"	120.00	10'-0"/20'-6"	F22 -	w/ Power Tail & Noseover
1	RA+ 100007		CL200RA	Roller Accumulation	29.5	P	2		68'-0"	120.00	20'-6"	F11 -	w/ Aligner Bed, DZC
5	BA+ 100008	100088	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		9'-10"	120.00	20'-6"	F11 -
5	AP+ 100009	100089	Scale	In-Line Scale W/ Conveyor Deck	24				4'-0"		20'-6"	G11 -	Gravity: 3" Roller Ctrs Mounted On Scale Includes Receiving Scale & Controller
1	RA+ 100010		CL200RA	Roller Accumulation	29.5	P	2		130'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
5	BA+ 100011	100091	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		9'-10"	180.00	20'-6"	F11 -
5	BT+ 100012	100092	CL200BOR	Belt on Roller	29.5	P	2		48'-1"	180.00	20'-6"	F11 -	w/ Power Tail
5	RT+ 100013	100093	2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	20'-6[n]	G11 -
1	BA+ 100023		GPC.01	50mm Segmented BOR Accumulation	29.5		1		15'-8"90°	120.00	10'-0"	F22 -	w/ [1] 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 100024		GPC.09	BOS End Drive	29.5		1		17'-3"	120.00	10'-0"	F22 -
1	BT+ 100025		GPC.09	BOS End Drive	29.5		1		12'-4"	120.00	10'-0"	F22 -
1	BA+ 100026		GPC.01	50mm Segmented BOR Accumulation	29.5		1		16'-5"45°	120.00	10'-0"	F22 -	w/ [1] 45° Curve & Junction
1	BT+ 100027		CL200BOR	Belt on Roller	29.5	C/P	3	B	38'-5"	120.00	10-0"/20'-6"	F22 -	w/ Power Tail & Noseover
1	RA+ 100028		CL200RA	Roller Accumulation	29.5	P	2		50'-0"		20'-6"	F11 -	w/ Aligner Bed, DZC
1	RA+ 100031		CL200RA	Roller Accumulation	29.5	P	2		168'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100043		GPC.01	50mm Segmented BOR Accumulation	29.5		2		20'-11"90°	120.00	10'-0"	F22 -	w/ [1] 90° Curve
1	BT+ 100044		GPC.09	BOS End Drive	29.5		1		17'-3"	120.00	10'-0"	F22 -
1	BA+ 100045		GPC.01	50mm Segmented BOR Accumulation	29.5		2		21'-8"45°	120.00	10'-0"	F22 -	w/ [1] 45° Curve & Junction
1	BT+ 100046		CL200BOR	Belt on Roller	29.5	C/P	3	B	39'-8"	120.00	9'-7"/20'-6"	F22 -	w/ Power Tail & Noseover
1	RA+ 100047		CL200RA	Roller Accumulation	29.5	P	2		60'-0"		20'-6"	F11 -	w/ Aligner Bed, DZC
1	RA+ 100050		CL200RA	Roller Accumulation	29.5	P	2		189'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100063		GPC.01	50mm Segmented BOR Accumulation	29.5		3		27'-6"90°	120.00	10'-0"	F22 -	w/ [1] 90° Curve
1	BT+ 100064		GPC.09	BOS End Drive	29.5		1		17'-3"	120.00	10'-0"	F22 -
1	BA+ 100065		GPC.01	50mm Segmented BOR Accumulation	29.5		2		28'-3"45°	120.00	10'-0"	F22 -	w/ [1] 45° Curve & Junction
1	BT+ 100066		CL200BOR	Belt on Roller	29.5	C/P	3	B	40'-7"	120.00	10'-0"/20'-6"	F22 -	w/ Power Tail & Noseover
1	RA+ 100067		CL200RA	Roller Accumulation	29.5	P	2		70'-0"		20'-6"	F11 -	w/ Aligner Bed, DZC
1	RA+ 100070		CL200RA	Roller Accumulation	29.5	P	2		196'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100083		GPC.01	50mm Segmented BOR Accumulation	29.5		4		32'-10"90°	120.00	10'-0"	F22 -	w/ [1] 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 100084		GPC.09	BOS End Drive	29.5		1		17'-3"	120.00	10'-0"	F22 -
1	BA+ 100085		GPC.01	50mm Segmented BOR Accumulation	29.5		3		33'-7"45°	120.00	10'-0"	F22 -	w/ [1] 45° Curve & Junction
1	BT+ 100086		CL200BOR	Belt on Roller	29.5	C/P	3	B	40'-8"	120.00	10'-0"/20'-6"	F22 -	w/ Power Tail & Noseover
1	RA+ 100087		CL200RA	Roller Accumulation	29.5	P	2		69'-0"		20'-6"	F11 -	w/ Aligner Bed, DZC
1	RA+ 100090		CL200RA	Roller Accumulation	29.5	P	2		217'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC

Area: RECIEVING SLAPPER LINE.
1	RT+ 100101		1102	Belt-Driven LR	24	F	1		30'-0"	90	2'-6"	G1L -
1	BT+ 100102		CL200BOR	Belt on Roller	29.5	C/F	5	B	58'-4"	120.00	2'-6"/17'-4"	F22 -	w/ Power Feeder & Noseover
1	RA+ 100103		GPC.02	50mm O-Ring Accumulation	29.5	C	4		16'-6"180°	120.00	17'-4"	F22 -	w/ [2] 90° Curves
1	BT+ 100104		CL200BOR	Belt on Roller	29.5	C	1	B	21'-4"	120.00	17'-4"/20'-6"	F22 -	w/ Power Tail & Noseover
1	BA+ 100105		GPC.01	50mm Segmented BOR Accumulation	29.5	P	3		10'-9"90°		20'-6"	F11 -	w/ 90° Curve
1	RA+ 100106		CL200RA	Roller Accumulation	29.5	P	2		60'-0"	120.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100107		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		9'-10"	120.00	20'-6"	F11 -
1	AP+ 100108			In-Line Scale W/ Conveyor Deck	24				4'-0"		20'-6"	G11 -	Gravity: 3" Roller Ctrs Mounted On Scale Includes Receiving Scale & Controller
1	RA+ 100109		CL200RA	Roller Accumulation	29.5	P	2		91'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100110		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		9'-10"	180.00	20'-6"	F11 -
1	BT+ 100111		CL200BOR	Belt on Roller	29.5	P	2		48'-1"	180.00	20'-6"	F11 -	w/ Power Tail
1	RT+ 100112		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	20'-6"	G11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: RECIEVING MERGE THRU SKU SORTER.
1	BT+ 100200		405	Slider Bed - High Speed	30	P	3		50'-0"	240	20'-6"	G11 -	With [6] Inputs
1	BT+ 100201		405	Slider Bed - High Speed	30	P	3		50'-0"	240	20'-6"	G11 -	With [2] Inputs
1	BT+ 100202		977	Flat Belt Turn	30	C	3	SS	45°	240	20'-6"	P12 -
1	BT+ 100203		410	Belt-on-Roller Horizontal	24	C	3		104'-0"	180	20'-6"	G22 -
1	BT+ 100204		410	Belt-on-Roller Incline	24	C	3		116'-9"	180	20'-6"/15'-0"	G22 -	With Power Tail & Noseover
1	BT+ 100205		977	Flat Belt Turn	24	C	3	SS	90°	180	15'-0"	P12 -
1	RA+ 100206		CL200RA	Roller Accumulation	27.5	P	2		48'-0"	180.00	20'-6"	F11 -	w/ Aligner Bed, Dynamic Photo Eye Accumulation
1	BI+ 100207		2311	4 Belt Servo Induct Belts 1+2	24	P	10		14'-0"		15'-0"	G11 -
1	BI+ 100208		2311	4 Belt Servo Induct Belts 3+4	24	P	10		14'-0"		15'-0"	G11 -
1	BI+ 100209		2311	Fixed Speed Last Induct	24	P	2		6'-0"		15'-0"	G11 -
1	BT+ 100210		977	Flat Belt Turn	30	P	3		90°	540	15'-0"	P22 -
1	SS+ 100211		2421	RS200 Magnetic Divert Switch Sorter	51	P	25		474'-0"	540	15'-0"		(38) Right Hand Diverts
1	RT+ 100212		2490	High Speed LR Curves & Junctions	30	P	1		10'-6"0°	540	15'-0"	G22 -
1	BT+ 100213		CL200BOR	Belt on Roller	29.5	P	3	B	46'-3"	180.00	15'-0"/20'-6"	F22 -	w/ Power Tail & Noseover
1	BA+ 100214		GPC.01	50mm Segmented BOR Accumulation	29.5	P	4		17'-3"180°	180.00	20'-6"	F11 -	w/ (2) 90° Curves
1	RA+ 100215		CL200RA	Roller Accumulation	29.5	P	2		180'-6"	180.00	20'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 100216		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		9'-10"	180.00	20'-6"	F11 -
1	BT+ 100217		CL200BOR	Belt on Roller	29.5	P	2		48'-1"	180.00	20'-6"	F11 -	w/ Power Tail
1	RT+ 100218		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	20'-6"	G11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: SKU DIVERT LINES.
32	GW+ 100301	100332	2485	High Speed Gravity Wheel	30	P			7'-6"70°		15'-0"/13'-10"	G22 -
32	RG+ 100401	100432	200	Control Gravity Roller	24	C/F			55'-0"		13'-10"/6'-3"	G22 -	1.9" Dia. Roller-3" c/c
32	BA+ 100501	100532	GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		10'-7"	120.00	6'-3"/5'-10"	F22 -	w/ Roller Hinge & Slider Hinge
32	BA+ 100601	100632	GPC.01	50rnm Segmented BOR Accumulation	29.5	F	1		14'-11"	120.00	5'-10"	F22 -	W/ (2) 90° Curves
32	RG+ 100701	100732	200	Control Gravity Roller	24	F			40'-0"		5'-10"/2'-6"	G11 -	1.9" Dia. Roller-3" c/c Fixed End Stop

Area: SKU SORTER NO READ LINE.
1	RT+ 100801		2490	High Speed LR Curves & Junctions	30	P	1		7'-6"70°	635	15'-0"	G22 -
1	RA+ 100802		CL200RA	Roller Accumulation	29.5	C	1		48'-0"	180.00	15'-0"/14'-0"	F22 -	W/Aligner Bed, DZC
1	BA+ 100803		GPC.01	50mm Segmented BOR Accumulation	29.5	C	4		46'-1"	180.00	14'-0"	F22 -	W/ (2) 90° Curves
1	RG+ 100804		200	Gravity Roller	24	F			40'-0"		14'-0"/2'-6"		W/1.9" Dia Rollers -3" c/c Fixed End Stop

Area: CROSSDOCK LINE TO LPA MERGE
4	RT+ 101101	101401	2490	High Speed Sorter Take-away	30	P	1		7'-6"0°	635	15'-0"	G22 -
1	BT+ 101102		CL200BOR	Belt on Roller	29.5	C	1	B	46'-4"	180.00	15'-0"/18'-0"	F22 -	W/ Power Feeder & Noseover
1	RA+ 101103		GPC.02	50mm O-Ring Accumulation	29.5	C	3		25'-9"120°	180.00	18'-0"	F22 -	W/ 30° & 90° Curves
1	BT+ 101104		CL200BOR	Belt on Roller	29.5	C	0		42'-9"	180.00	18'-0"/29'-0"	F22 -	W/ Power Feeder & Noseover
1	RA+ 101105		CL200RA	Roller Accumulation	29.5	C	0		168'-0"	180.00	29'-0"	F22 -	W/Aligner Bed, DZC
1	RA+ 101106		CL200RA	Roller Accumulation	29.5	C	0		169'-0"	180.00	29'-0"	F22 -	W/Aligner Bed, DZC
1	RA+ 101107		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	29'-0"	F22 -	W/ 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 101108		CL200BOR	Belt on Roller	29.5	C/P	1	B	27'-1"	180.00	29'-0"/24'-6"	F22 -	w/ Noseover, Power Tail
1	RA+ 101109		CL200RA	Roller Accumulation	29.5	P	1		67'-0"	180.00	24'-6"	F11 -	w/ Aligner Bed, DZC
4	BA+ 101110	101410	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-6"	F11 -
4	BT+ 101111	101411	CL200BOS	Belt on Slider	29.5	P	1		23'-3"	180.00	24'-6"	F11 -	w/ [2] Station LPA System
4	AP+ 101112	101412	Scale	In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-6"	None	In-Line Scale w/ Conveyor Deck
4	BT+ 101113	101413	CL200BOR	Belt on Roller	29.5	P	1		17'-9"	180.00	24'-6"/28'-6"	F22 -	w/ Power Feeder & Noseover
12	BA+ 101114	101416	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	28'-6"	F22 -
4	BA+ 101117	101417	GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"	180.00	28'-6"	F22 -
4	BT+ 101118	101418	CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	28'-6"	F22 -
4	RT+ 101119	101419	2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -
1	BT+ 101202		CL200BOR	Belt on Roller	29.5	C	1	B	38'-9"	180.00	15'-0"/18'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101203		GPC.02	50mm O-Ring Accumulation	29.5	C	4		20'-0"120°	180.00	18'-0"	F22 -	w/ 30° & 90° Curves
1	BT+ 101204		CL200BOR	Belt on Roller	29.5	C	0		41'-4"	180.00	18'-0"/29'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101205		CL200RA	Roller Accumulation	29.5	C	0		168'-0"	180.00	29'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 101206		CL200RA	Roller Accumulation	29.5	C	0		174'-0"	180.00	29'-0"	F22 -	w/Aligner Bed, DZC
1	RA+ 101207		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	29'-0"	F22 -	w/ 90° Curve
1	BT+ 101208		CL200BOR	Belt on Roller	29.5	C/P	1	B	27'-l"	180.00	29-0"/24'-6"	F22 -	w/ Noseover, Power Tail
1	RA+ 101209		CL200RA	Roller Accumulation	29.5	P	1		72'-0"	180.00	24'-6"	F11 -	w/Aligner Bed, DZC

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 101302		CL200BOR	Belt on Roller	29.5	C	1	B	29'-11"	180.00	15'-0"/18'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101303		GPC.02	50mm O-Ring Accumulation	29.5	C	2		17'-7"120°	180.00	18'-0"	F22 -	w/ 30° & 90° Curves
1	BT+ 101304		CL200BOR	Belt on Roller	29.5	C	0		49'-2"	180.00	18'-0"/29'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101305		CL200RA	Roller Accumulation	29.5	C	0		168'-0"	180.00	29'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 101306		CL200RA	Roller Accumulation	29.5	C	0		169'-0"	180.00	29'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 101307		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	29'-0"	F22 -	w/ 90° Curve
1	BT+ 101308		CL200BOR	Belt on Roller	29.5	C/P	1	B	27'-1"	180.00	29'-0"/24'-6"	F22 -	w/ Noseover, Power Tail
1	RA+ 101309		CL200RA	Roller Accumulation	29.5	P	1		75'-0"	180.00	24'-6"	F11 -	w/ Aligner Bed, DZC
1	BT+ 101402		CL200BOR	Bett on Roller	29.5	C	1	B	21'-3"	180.00	15'-0"/18'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101403		GPC.02	50mm O-Ring Accumulation	29.5	C	2		12'-8"120°	180.00	18'-0"	F22 -	w/ 30° & 90° Curves
1	BT+ 101404		CL200BOR	Belt on Roller	29.5	C	0		47'-6"	180.00	18'-0/29'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 101405		CL200RA	Roller Accumulation	29.5	C	0		168'-0"	180.00	29'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 101406		CL200RA	Roller Accumulation	29.5	C	0		176'-0"	180.00	29'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 101407		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	29'-0"	F22 -	w/ 90° Curve
1	BT+ 101408		CL200BOR	Belt on Roller	29.5	C/P	1	B	27'-1"	180.00	29'-0"/24'-6"	F22 -	w/ Noseover, Power Tail
1	RA+ 101409		CL200RA	Roller Accumulation	29.5	P	1		80'-0"	180.00	24'-6"	F11 -	w/ Aligner Bed, DZC

Area: SLAPPER LINE NO. 1 TO LPA MERGE
9	200101	200109		Fabricated Steel Pallet Ramp		F							Fabricated Steel Pallet Ramp
9	200111	200119	3010	Flow Track and Flow Rack	48	F			15'-0"		6"		Pair Of Pallet Flow Tracks
1	RT+ 200130		1102	Belt-Driven LR	24	F	1		90'-0"	80	2'-6"	F21 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 200132		CL200BOR	Belt on Roller	29.5	F	1	B	15'-6"	90.00	2'-6"/5'-6"	F22 -	w/ Power Feeder & Noseover
1	RA+ 200134		GPC.02	50mm O-Ring Accumulation	29.5	F	2		16'-6"180°	90.00	5'-6"	F22 -	w/ (2) 90° Curves
1	BT+ 200136		CL200BOR	Belt on Roller	29.5	F/C	5	B	70'-9"	120.00	5'-6"/24'-6"	F22 -	w/ Power Feeder & Noseover
1	BA+ 200138		GPC.01	50mm Segmented BOR Accumulation	29.5	C	3		18'-1"90°	120.00	24'-6"	F22 -	w/ (2) 90° Curves
1	RA+ 200140		CL200RA	Roller Accumulation	29.5	C	3		257'-0"	180.00	16'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 200142		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"	180.00	24'-6"	F11 -	w/ (1) 90° Curve
1	RA+ 200144		CL200RA	Roller Accumulation	29.5	P	2		101'-0"	180.00	24'-6"	F11 -	w/ Ailgner Bed, DZC
1	BA+ 200148		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-6"	F11 -
1	BT+ 200150		CL200BOS	Belt on Slider	29.5	P	1		23'-3"	180.00	24'-6"	F11 -	w/ [2] Station LPA System
1	AP+ 200152			In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-6"	None	In-Line Scale w/ Conveyor Deck
1	BT+ 200154		CL200BOR	Belt on Roller	29.5	P	1		17'-9"	180.00	24'-6"/28'-6"	F22 -	w/ Power Feeder & Noseover
3	BA+ 200156	200160	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	28'-6"	F22 -
1	BA+ 200162		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"	180.00	28'-6"	F22 -
1	BT+ 200164		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	28'-6"	F22 -
1	RT+ 200166		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -

Area: SLAPPER LINE NO. 2 TO LPA MERGE
9	200201	200209		Fabricated Steel Pallet Ramp		F							Fabricated Steel Pallet Ramp
9	200211	200219	3010	Flow Track and Flow Rack	48	F			15'-0"		6"		Pair Of Pallet Flow Tracks
1	RT+ 200230		1102	Belt-Driven LR	24	F	1		90'-0"	80	2'-6"	F21 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 200232		CL200BOR	Belt on Roller	29.5	F	1	B	15'-6"	90.00	2'-6"/5'-6"	F22 -	w/ Power Feeder & Noseover
1	RA+ 200234		GPC.02	50mm O-Ring Accumulation	29.5	F	2		16'-6"180°	90.00	5'-6"	F22 -	w/ (2) 90° Curves
1	BT+ 200236		CL200BOR	Belt on Roller	29.5	F/C	5	B	70'-9"	120.00	5'-6"/24'-6"	F22 -	w/ Power Feeder & Noseover
1	BA+ 200238		GPC.01	50mm Segmented BOR Accumulation	29.5	C	3		18'-1"90°	120.00	24'-6"	F22 -	w/ (2) 90° Curves
1	RA+ 200240		CL200RA	Roller Accumulation	29.5	C	3		264'-0"	180.00	16'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 200242		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10°	180.00	24'-6"	F11 -	w/ (1) 90° Curve
1	RA+ 200244		CL200RA	Roller Accumulation	29.5	P	2		105'-0"	180.00	24'-6"	F11 -	w/ Ailgner Bed, DZC
1	BA+ 200248		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-6"	F11 -
1	BT+ 200250		CL200BOS	Belt on Slider	29.5	P	1		23'-3"	180.00	24'-6"	F11 -	w/ [2] Station LPA System
1	AP+ 200252			In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-6"	None	In-Line Scale w/ Conveyor Deck
1	BT+ 200254		CL200BOR	Belt on Roller	29.5	P	1		17'-9"	180.00	24'-6"/28'-6"	F22 -	w/ Power Feeder & Noseover
3	BA+ 200256	200260	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	28'-5"	F22 -
1	BA+ 200262		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"	180.00	28'-6"	F22 -
1	BT+ 200264		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	28'-6"	F22 -
1	RT+ 200266		2490	SSLI Live Roller Wedge	30	P	1		7'-5"	180	28'-6"	G22 -

Area: SLAPPER LINE NO. 3 TO LPA MERGE.
9	200301	200309		Fabricated Steel Pallet Ramp		F							Fabricated Steel Pallet Ramp
9	200311	200319	3010	Flow Track and Flow Rack	48	F			15'-0"		6"		Pair Of Pallet Flow Tracks
1	RT+ 200330		1102	Belt-Driven LR	24	F	1		90'-0"	80	2'-6"	F21 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 200332		CL200BOR	Belt on Roller	29.5	F	1	B	15'-6"	90.00	2'-6"/5'-6"	F22 -	w/ Power Feeder & Noseover
1	RA+ 200334		GPC.02	50mm O-Ring Accumulation	35.4	F	4		23'-6"	90.00	5'-6"	F22 -	w/ [2] 90° Curves & [2] 45° Curves
1	BT+ 200336		CL200BOR	Belt on Roller	35.4	F/C	5	B	70'-9"	120.00	5'-6"/24'-6"	F22 -	w/ Power Feeder & Noseover
1	RA+ 200340		CL200RA	Roller Accumulation	29.5	C	3		128'-0"	180.00	16'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 200342		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"	180.00	24'-6"	F11 -	w/ (1) 90° Curve
1	RA+ 200344		CL200RA	Roller Accumulation	29.5	P	2		96'-0"	180.00	24'-6"	F11 -	w/ Ailgner Bed, DZC
1	BA+ 200348		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-6"	F11 -
1	BT+ 200350		CL200BOS	Belt on Slider	29.5	P	1		23'-3"	180.00	24'-6"	F11 -	w/ [2] Station LPA System
1	AP+ 200352			In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-6"	None	In-Line Scale w/ Conveyor Deck
1	BT+ 200354		CL200BOR	Belt on Roller	29.5	P	1		17'- 9"	180.00	24'-6"/28'-6"	F22 -	w/ Power Feeder & Noseover
3	BA+ 200356	200360	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	28'-6"	F22 -
1	BA+ 200362		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"	180.00	28'-6"	F22 -
1	BT+ 200364		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	28'-6"	F22 -
1	RT+ 200366		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -

Area: SLAPPER LINE NO. 4 TO LPA MERGE.
9	200401	200409		Fabricated Steel Pallet Ramp		F							Fabricated Steel Pallet Ramp
9	200411	200419	3010	Flow Track and Flow Rack	48	F			15'-0"		6"		Pair Of Pallet Flow Tracks
1	RT+ 200430		1102	Belt-Driven LR	30	F	1		90'-0"	80	2'-6"	F21 -
1	BT+ 200432		CL200BOR	Belt on Roller	29.5	F	1	B	15'-6"	90.00	2'-6"/5'-6"	F22 -	w/ Power Feeder & Noseover

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	RA+ 200434		GPC.02	50mm O-Ring Accumulation	35.4	F	4		23'-6"	90.00	5'-6"	F22 -	w/ [2] 90° Curves & [2] 45° Curves
1	BT+ 200436		CL200BOR	Belt on Roller	35.4	F/C	5	B	70'-9"	120.00	5'-6"/24'-6"	F22 -	w/ Power Feeder & Noseover
1	RA+ 200440		CL200RA	Roller Accumulation	29.5	C	3		148'-0"	180.00	16'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 200442		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"	180.00	24'-6"	F11 -	w/ (1) 90° Curve
1	RA+ 200444		CL200RA	Roller Accumulation	29.5	P	2		110'-0"	180.00	24'-6"	F11 -	w/ Ailgner Bed, DZC
1	BA+ 200448		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-6"	F11 -
1	BT+ 200450		CL200BOS	Belt on Slider	29.5	P	1		23'-3"	180.00	24'-6"	F11 -	w/ [2] Station LPA System
1	AP+ 200452			In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-6"	None	In-Line Scale w/ Conveyor Deck
1	BT+ 200454		CL200BOR	Belt on Roller	29.5	P	1		17'-9"	180.00	24'-6"/28'-6"	F22 -	w/ Power Feeder & Noseover
3	BA+ 200456	200460	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	28'-6"	F22 -
1	BA+ 200462		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"	180.00	28'-6"	F22 -
1	BT+ 200464		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	28'-6"	F22 -

1	RT+ 200466		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -

Area: TOTE BUILD AREA.
24	300101	300124		Fabricated Steel Pallet Ramp		F							Fabricated Steel Pallet Ramp
24	300131	300154	3010	Flow Track and Flow Rack	48	F			15'-0"		6"		Pair Of Pallet Flow Tracks
24	RG+ 300161	300184	200	Gravity Roller	24	F			10'-0"		2'-6"	G1L -	1.9" Dia. Roller- 3" c/c
24	AP+ 300201	300224	Table	Work Table	30				6'-0"		2'-6"		Tote Build Work Table: 30" Wide x 6'-0" Long Dematic Installation Set In Place

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: TOTE BUILD TAKE-AWAY LINE NO.1
2	BA+ 300300	300302	GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		14'-9"	120.00	2'-6"	F11 -	Double Deck Supports w/ Empty Tote Line
1	BA+ 300304		GPC.01	50mm Segmented BOR Accumulation	29.5	F	3		11'-6"90°	120.00	2'-6"	F11 -	w/ 90° Curve
1	BT+ 300306		CL200BOR	Belt on Roller	29.5	F/C	3	B	54'-3"	120.00	1'-6"/11'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300308		GPC.01	50mm Segmented BOR Accumulation	29.5	C	2		9'-1"90°	120.00	11'-0"	F22 -	w/ 90° Curve
1	BA+ 300310		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	120.00	1'-6"	F22 -
1	BT+ 300312		GPC.09	BOS End Drive	29.5	C	1		6'-7"	120,00	11'-0"	F22 -
1	RA+ 300314		CL200RA	Roller Accumulation	29.5	C	1		131'-0"	150.00	11'-0"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 300316		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	150.00	11'-0"	F22 -	w/ 90° Curve
1	BT+ 300318		CL200BOR	Belt on Roller	29.5	C	3	B	53'-5"	150.00	11'-0"/15'-0"	F22 -	w/ Power Feeder & Noseover
1	BT+ 300320		CL200BOR	Belt on Roller	29.5	C	5	B	65'-6"	150.00	15'-0"/30'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300322		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BA+ 300324		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BA+ 300326		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BA+ 300328		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BT+ 300330		CL200BOR	Belt on Roller	29.5	C	1		35'-1"	180.00	30'-0"	F22 -
5	BT+ 300332	300340	CL200BOR	Belt on Roller	29.5	C	2		66'-0"	180.00	30'-0"	F22 -
1	RT+ 300342		2490	SSLI Live Roller Wedge	30	C	1		7'-6"	180	30'-0"	G22 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: TOTE BUILD TAKE-AWAY LINE NO. 2.
2	BA+ 300400	300402	GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		14'-9"	120.00	2'-6"	F11 -	Double Deck Supports w/ Empty Tote Line
1	BA+ 300404		GPC.01	50mm Segmented BOR Accumulation	29.5	F	3		11'-6"90º	120.00	2'-6"	F11 -	w/ 90° Curve
1	BT+ 300406		CL200BOR	Belt on Roller	29.5	F	3	B	48'-7"	120.00	2'-6"/11'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300408		GPC.01	50mm Segmented BOR Accumulation	29.5	C	2		14'-0"90º	120.00	11'-0"	F22 -	w/ 90° Curve
1	BA+ 300410		GPC.01	50mm Segmented BOR Accumulation	29.5	C	2		16'-6"30º	120.00	11'-0"	F22 -	w/ 30° Curve & 30° Wedge

Area: TOTE BUILD TAKE-AWAY LINE NO. 3.
4	BA+ 300500	300512	GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		14'-9"	120.00	2'-6"	F11 -	Double Deck Supports w/ Empty Tote Line
1	BA+ 300502		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		12'-4"	120.00	2'-6"	F11 -
1	BA+ 300504		GPC.01	50mm Segmented BOR Accumulation	29.5	F	5		12'-11"60º	120.00	2'-6"	F11 -	w/ (2) 30° Curves
1	BA+ 300508		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		16'-6"30º	120.00	2'-6"	F11 -	w/ 30° Curve & 30° Wedge
1	BT+ 300514		GPC.09	BOS End Drive	29.5	F	1		6'-7"	120.00	2'-6"	F11 -
1	BT+ 300516		CL200BOR	Belt on Roller	29.5	F/C	3	B	41'-2"	120.00	2'-6"/11'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300518		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		5'-10"90°	150.00	11'-0"	F22 -	w/ 90° Curve
1	BT+ 300520		CL200BOR	Belt on Roller	29.5	C	5	B	65'-6"	150.00	11'-0"/30'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300522		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BA+ 300524		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BA+ 300526		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -
1	BA+ 300528		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		13'-1"	150.00	30'-0"	F22 -
2	BT+ 300530	300532	CL200BOR	Belt on Roller	29.5	C	0		33'-0"	180.00	30'-0"	F22 -
4	BT+ 300534	300540	CL200BOR	Belt on Roller	29.5	C	0		66'-0"	180.00	30'-0"	F22 -
1	RT+ 300542		2490	SSLI Live Roller Wedge	30	C	1		7'-6"	180	30'-0"	G22 -

Area: TOTE BUILD TAKE-AWAY LINE NO. 4.
4	BA+ 300600	300612	GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		14'-9"	120.00	2'-6"	F11 -	Double Deck Supports w/ Empty Tote Line
1	BA+ 300602		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		12'-4"	120.00	2'-6"	F11 -
1	BA+ 300604		GPC.01	50mm Segmented BOR Accumulation	29.5	F	5		12'-11"60°	120.00	2'-6"	F11 -	w/ (2) 30° Curves
1	BA+ 300608		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		16'-6"30°	120.00	2'-6"	F11 -	w/ 30° Curve & 30° Wedge
1	BT+ 300614		GPC.09	BOS End Drive	29.5	F	1		6'-7"	120.00	2'-6"	F11 -
1	BT+ 300616		CL200BOR	Belt on Roller	29.5	F/C	3	B	50'-2"	120.00	2'-6"/11'-0"	F22 -	w/ Power Feeder & Noseover
1	BA+ 300618		GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		5'-10"90°	150.00	11'-0"	F22 -	w/ 90° Curve
1	BT+ 300620		CL200BOR	Belt on Roller	29.5	C	3	B	119'-11"	150.00	11'-0"/15'-0"	F22 -	w/ Power Feeder & Noseover
1	BT+ 300622		CL200BOR	Belt on Roller	29.5	C	5	B	65'-6"	150.00	15'-0"/32'-0"	F22 -	w/ Power Feeder & Noseover
4	BA+ 300624	300630	GPC.01	50mm Segmented BOR Accumulation	29.5	C	1		14'-9"	150.00	30'-0"	F22 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 300632		CL200BOR	Belt on Roller	29.5	C	2		34'-3"	150.00	30'-0"	F22 -
5	BT+ 300634	300642	CL200BOR	Belt on Roller	29.5	C	2		66'-0"	150.00	30'-0"	F22 -
1	BT+ 300644		977	Flat Belt Turn	30	C	2		45°	180	30'-6"	P22 -

Area: PTL MERGE THRU SORTER & RECIRCULATION.
1	BT+ 400100		405	Slider Bed - High Speed	30	P	3		18'-11"	240	30'-0"	G11 -	With [3] Inputs
1	BT+ 400101		977	Flat Belt Turn	30	P	3	SS	45º	240	30'-0"	P12 -
1	RA+ 400102		CL200RA	Roller Accumulation Eye Accumulation	27.5	P	2		80'-0"	180.00	30'-0"	F11 -	w/ Aligner Bed, Dynamic Photo
1	BI+ 400103		2311	4 Belt Servo Induct Belts 1+2	30	P	10		14'-0"		30'-0"	F11 -
1	BI+ 400104		2311	4 Belt Servo Induct Belts 3+4	30	P	10		14'-0"		30'-0"	F11 -
1	BI+ 400105		2311	Fixed Speed Last Induct	30	P	2		6'-0"		30'-0"	F11 -
1	BT+ 400106		977	Flat Belt Turn	30	P	3		90º	540	30'-0"	P22 -
1	SS+ 400107		2421	RS200 Magnetic Divert Switch Sorter	51	P	25		512'-6"	540	30'-0"		(41) Left Hand Divert [6] Future Diverts
1	RT+ 400108		2490	High Speed LR Curves & Junctions	30	P	1		10'-6"0º	540	30'-0"	G11 -
1	RA+ 400109		CL200RA	Roller Accumulation	29.5	P	2		104'-0"	180.00	30'-0"	F11 -	w/ Aligner Bed, DZC
1	BA+ 400110		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		5'-10"90º	150.00	30'-0"	F22 -	w/ 90º Curve
3	BA+ 400111	400113	GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	150.00	30'-0"	F22 -
2	BT+ 400114	400115	CL200BOR	Belt on Roller	29.5	P	1		33'-8"	180.00	30'-0"	F22 -
3	BT+ 400116	400118	CL200BOR	Belt on Roller	29.5	P	2		66'-0"	180.00	30'-0"	F22 -
1	BA+ 400119		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		6'-7"30º	180.00	30'-0"	F22 -	w/ 30º Curve & 30º Wedge

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: PTL SORTER NO READ-JACKPOT LINE.
1	RT+ 400200		2490	High Speed Sorter Take-away	30	C	1		16'-5"70º	635	30'-0"	G22 -
1	RA+ 400201		CL200RA	Roller Accumulation	21.6	C	1		49'-0"	180.00	30'-0"	F22 -	w/ Aligner Bed, DZC
1	BA+ 400202		GPC.01	50mm Segmented BOR Accumulation	21.6	C	2		8'-7"90°	180.00	30'-0"	F22 -	w/ (1) 90° Curve
1	BT+ 400203		CL200BOS	Belt on Slider	21.6	C/P	1	B	24'-3"	150.00	30'-0"/25'-0"	F22 -	w/ Noseover & Power Tail
1	BA+ 400204		GPC.01	50mm Segmented BOR Accumulation	21.6	P	3		10'-2"90°	150.00	25'-0"	F11 -	w/ (1) 90° Curve
1	RA+ 400205		CL200RA	Roller Accumulation	21.6	P	1		18'-0"	150.00	25'-0"	F11 -	w/ Aligner Bed, Fixed End Stop

Area: PTL SORTER DIVERT LINES.
20	GW+ 400211	400230	2485	High Speed Gravity Wheel	24	P			8'-8"70°		30'-0"/28'-6"	G22 -
20	GW+ 400231	400250	2485	High Speed Gravity Wheel	24	P			16'-5"70°		30'-0"/28'-6"	G22 -
40	WG+ 400311	400350	100	Gravity Wheel Conveyor	24	P			60'-0"		28'-6"/24'-0"	G22 -
40	RG+ 400351	400390	200	Control Gravity Roller	24	P			30'-0"		24'-0"	G11 -	1.9" Dia. Roller- 3" c/c
40	RG+ 400401	400440	200	Control Gravity Roller	24	P			80'-0"		24'-0"	G11 -	1.9" Dia. Roller- 3" c/c

Area: TOTE BUILD PTL LINES.
20	RT+ 401101	401120	1102	Belt-Driven LR	24	P	2		85'-0"	60	22'-7"	None	w/Side Mounted Drive
20	RT+ 401121	401140	1102	Belt-Driven LR	24	P	2		85'-0"	60	25'-11"	None	w/Side-Mounted Drive
20	SH+ 401141	401160		Tilt Shelving Two Levels per PTL Mod. 80'-0" Lg. Each Shelf	18	P			160'-0"		25'-11"		Upper Level Shelves Both Sides
20	SH+ 401161	401180		Tilt Shelving Two Levels per PTL Mod. 80'-0" Lg. Each Shelf	18	P			160'-0"		22'-11"		Lower Level Shelves Both Sides
20	RA+ 401181	401200	GPC.02	50mm O-Ring Accumulation	29.5	P	3		13'-6"	180.00	22'-7"	F11 -	w/ 60° Curve & 30° Wedge
20	RA+ 401201	401220	GPC.02	50mm O-Ring Accumulation	29.5	P	3		13'-6"	180.00	25'-11"	F11 -	w/ 60º Curve & 30° Wedge

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: PTL TAKE-AWAY LINE NO. 1
1	RA+ 401300		CL200RA	Roller Accumulation	29.5	P	3		246'-0"	180.00	22'-7"	F11 -	w/ DZC
1	BT+ 401302		GPC.09	BOS End Drive	29.5	P	1	B	11'-6"	180.00	22'-7"/23'10"	F11 -
1	RA+ 401304		CL200RA	Roller Accumulation	29.5	P	3		229'-0"	180.00	23'-10"	F11 -	w/ Aligner Bed, DZC
1	BA+ 401306		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		8'-6"90°	180.00	23'-10"	F11 -	w/ (1) 90° Curve

1	BT+ 401308		GPC.09	BOS End Drive	29.5	P	1		13'-11"	180.00	23'-10"/24'-0"	F11 -
1	RA+ 401310		CL200RA	Roller Accumulation	29.5	P	1		50'-0"	180.00	24'-0"	F11 -	w/ Aligner Bed, DZC
1	BA+ 401312		GPC.01	50mm Segmented BOR Accumulation	29.5	P	4		32'-1"90°	180.00	24'-0"	F11 -	w/ (1) 90° Curve

2	BT+ 401314	401316	GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	BA+ 401318		GPC.01	50mm Segmented BOR Accumulation	35.4	P	1		7'-5"	180.00	24'-0"	F11 -

1	RA + 401326		CL200RA	Roller Accumulation	29.5	P	0		60'-0"	180.00	24'-0"	F11 -	w/ Aligner Bed, DZC
1	BA + 401328		GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		7'-5"	180.00	24'-0"	F11 -

1	BT+ 401330		CL200BOR	Belt on Roller	29.5	P	1		23'-3"	180.00	24'-0"
1	AP+ 401332		Scale	In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-0"		In-Line Scale W/ Conveyor Deck
1	BT+ 401334		GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401336		GPC.02	50mm O-Ring Accumulation	29.5	P	2		16'-5"	180.00	24'-0"	F11 -
1	BT+ 401338		CL200BOR	Belt on Roller	29.5	P	1	B	24'-3"	180.00	24'-0"/28'-6"	F11 -	w/ Power Feeder & Noseover
1	BA+ 401340		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		20'-10"	180.00	28'-6"	F22 -	w/ 60° Curve & 30° Wedge

Area: PTL TAKE-AWAY LINE NO. 2.
1	RA+ 401400		CL200RA	Roller Accumulation	29.5	P	3		246'-0"	180.00	25'-11"	F11 -	w/ DZC

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	RA+ 401404		CL200RA	Roller Accumulation	29.5	P	3		239'-6"	180.00	25'-l1"	F11 -	w/ Aligner Bed, DZC
1	RA+ 401406		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"90°	180.00	25'-l1"	F11 -	w/ (1) 90° Curve
1	RA+ 401408		CL200RA	Roller Accumulation	29.5	P	1		74'-0"	180.00	25'-l1"	F11 -	w/ Aligner Bed, DZC
1	BA+ 401410		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		13'-2"90°	180.00	25'-l1"	F11 -	w/ (1) 90° Curve

1	BT+ 401412		CL200BOS	Belt on Slider	29.5	P	1	B	25'-9"	180.00	25'-11"/24'-0"	F11 -	w/ Noseover & Power Tail
2	BT+ 401414	401416	GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401418		CL200RA	Roller Accumulation	29.5	P	0		60'-0"	180.00	24'-0"	F11 -	w/ Aligner Bed, DZC
1	BA+ 401420		GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		7'-5"	180.00	24'-0"	F11 -

1	BT+ 401422		CL200BOR	Belt on Roller	29.5	P	1		23'-3"	180.00	24'-0"
1	AP+ 401424		Scale	In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-0"		In-Line Scale W/ Conveyor Deck
1	BT+ 401426		GPC. 07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401428		GPC.02	50mm O-Ring Accumulation	29.5	P	2		16'-5"	180.00	24'-0"	F11 -
1	BT+ 401430		CL200BOR	Belt on Roller	29.5	P	1	B	24'-3"	180.00	24'-0"/28'-6"	F11 -	w/ Power Feeder & Noseover
1	BA+ 401432		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		20'-7"90°	180.00	24'-0"	F11 -	w/ (1) 90° Curve

1	BA+ 401434		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -

1	BA+ 401436		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-0"	F11 -

1	BA+ 401438		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		5'-10"90°	180.00	24'-0"	F11 -	w/ (1)90° Curve

1	BA+ 401440		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		7'-5"	180.00	24'-0"	F11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BA+ 401442		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -
1	BA+ 401444		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -
1	BA+ 401446		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"45°	180.00	24'-0"	F11 -	w/ 45° Curve
1	BT+ 401448		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	24'-0"/28'-6"	F22 -	w/ Noseover
1	RT+ 401449		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -

Area: PTL TAKE-AWAY LINE NO. 3.
1	RA+ 401500		CL200RA	Roller Accumulation	29.5	P	3		231'-0"	180.00	23'-10"	F11 -	w/DZC
1	RA+ 401502		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"90°	180.00	23'-10"	F11 -	w/ 90° Curve
1	BT+ 401504		GPC.09	BOS End Drive	29.5	P	1	B	13'-11"	180.00	23'-10"/24'-0"	F11 -
1	RA+ 401506		CL200RA	Roller Accumulation	29.5	P	1		66'-0"	180.00	24'-0"	F11 -	w/ Aligner Bed, DZC
1	BA+ 401508		GPC.01	50mm Segmented BOR Accumulation	29.5	P	4		32'-1"90°	180.00	24'-0"	F11 -	w/ 90° Curve
2	BT+ 401510	401512	GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	BA+ 401514		GPC.01	50mm Segmented BOR Accumulation	35.4	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+401522		CL200RA	Roller Accumulation	29.5	P	1		78'-0"	180.00	24'-7"	F11 -	w/Aligner Bed, DZC
1	BA+ 401524		GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		7'-5"	180.00	24'-0"	F11 -
1	BT+ 401526		CL200BOR	Belt on Roller	29.5	P	1		23'-3"	180.00	24'-0"
1	AP+ 401528		Scale	In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-0"		In-Line Scale W/ Conveyor Deck
1	BT+ 401530		GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401532		GPC.02	50mm O-Ring Accumulation	29.5	P	2		16'-5"	180.00	24'-0"	F11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 401534		CL200BOR	Belt on Roller	29.5	P	1	B	24'-3"	180.00	24'-0"/28'-6"	F11 -	w/ Power Feeder & Noseover
1	BA+ 401536		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		20'-10"60°	180.00	28'-6"	F11 -	w/ 60° Curve & 30° Wedge
Area: PTL TAKE-AWAY LINE NO. 4.
1	RA+ 401600		CL200RA	Roller Accumulation	29.5		3		227'-0"	180.00	25'-11"	F11 -	w/ DZC
1	RA+ 401602		GPC.02	50mm O-Ring Accumulation	29.5	P	1		5'-10"	180.00	25'-11"	F11 -
1	RA+ 401604		CL200RA	Roller Accumulation	29.5	P	1		91'-0"	180.00	25'-11"	F11 -	w/Aligner Bed, DZC
1	RA+ 401606		GPC.02	50mm O-Ring Accumulation	29.5	P	2		13'-2"90°	180.00	25'-11"	F11 -	w/ 90° Curve
1	BT+ 401608		CL200BOS	Belt on Slider	29.5	P	1	B	25'-9"	180.00	25'-11"/24'-0"	F11 -	w/ Noseover & Power Tail
2	BT+ 401610	401612	GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401614		CL200RA	Roller Accumulation	29.5	P	1		78'-0"	180.00	24'-0"	F11 -	w/Aligner Bed, DZC
1	BA+ 401616		GPC.01	50mm Segmented BOR Accumulation	29.5	F	1		7'-5"	180.00	24'-0°	F11-
1	BT+ 401618		CL200BOR	Belt on Roller	29.5	P	1		23'-3"	180.00	24'-0"
1	AP+ 401620			In-Line Scale W/ Conveyor Deck	30	P	1		5'-0"		24'-0"		In-Line Scale W/ Conveyor Deck
1	BT+ 401622		GPC.07	GPC Right Angle Transfer	29.5	P	1		7'-5"	180.00	24'-0"	F11 -
1	RA+ 401624		GPC.02	50mm O-Ring Accumulation	29.5	P	2		16'-5"	180.00	24'-0"	F11 -
1	BT+ 401626		CL200BOR	Belt on Roller	29.5	P	1	B	24'-3"	180.00	24'-0"/28'-6"	F11 -	w/ Power Feeder & Noseover
1	BA+ 401628		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		20'-7"90°	180.00	24'-0"	F11 -	w/ 90° Curve
1	BA+ 401630		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -
1	BA+ 401632		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BA+ 401634		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		12'-4"	180.00	24'-0"	F11 -
1	BA+ 401636		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		5'-10"90°	180.00	24'-0"	F11 -	w/ 90° Curve
1	BA+ 401638		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -
1	BA+ 401640		GPC.01	50mm Segmented BOR Accumulation	29.5	P	1		14'-9"	180.00	24'-0"	F11 -
1	BA+ 401642		GPC.01	50mm Segmented BOR Accumulation	29.5	P	2		15'-2"45°	180.00	24'-0"	F11 -	w/ 45° Curve
1	BT+ 401644		CL200BOR	Belt on Roller	29.5	P	2		43'-9"	180.00	24'-0"/28'-6"	F22 -	w/ Noseover
1	RT+ 401646		2490	SSLI Live Roller Wedge	30	P	1		7'-6"	180	28'-6"	G22 -

Area: EMPTY TOTE DELIVERY TO TOTE BUILD - LINE NO. 1.
1	RA+ 401320		GPC.02	50mm O-Ring Accumulation	29.5	P	3		17'-3"	180.00	24'-0"	F11 -	w/ 30° Curve & 30° Wedge
1	RA+ 401322		GPC.02	50mm O-Ring Accumulation	29.5	P	2		17'-3"	180.00	24'-0"	F11 -
1	BT+ 401324		CL200BOS	Belt on Slider	29.5	C/P	2	B	46'-2"	180.00	24'-0"/15'-0"	F22 -	w/ Noseover, Power Tail
1	RA+ 402200		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	RA+ 402202		CL200RA	Roller Accumulation	29.5	C	0/1		75'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 402204		GPC.02	50mm O-Ring Accumulation	29.5	C	1		5'-10"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	RA+ 402206		CL200RA	Roller Accumulation	29.5	C	3		213'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC
1	BA+ 402208		GPC.01	50mm Segmented BOR Accumulation	29.5	C	3		17'-3"30°	180.00	15'-0"	F22 -	w/ 30° Curve & 30° Wedge
1	BA+ 402210		GPC.01	50mm Segmented BOR Accumulation	29.5	C	2		11'-0"45°	180.00	15'-0"	F22 -	w/ 45° Wedge & 45° Curve
1	RA+ 402212		CL200RA	Roller Accumulation	29.5	C	1		62'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 402214		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	15'-0"	F22 -	w/ 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 402216		CL200BOS	Belt on Slider	29.5	C/F	1	B	53'-4"	180.00	15'-0"/4'-6"	F22 -	w/ Noseover & Power Tail
1	BA+ 402218		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		9'-1"90°	180.00	4'-6"	F11 -	w/ 90° Curve
1	BA+ 402220		GPC.01	50mm Segmented BOR Accumulation	29.5	F	21		51'-8"	180.00	4'-6"	F11 -
1	BA+ 402222		GPC.01	50mm Segmented BOR Accumulation	29.5	F	23		56'-7"	180.00	4'-6"	F11 -

Area: EMPTY TOTE DELIVERY TO TOTE BUILD - LINE 2.
1	RA+ 401516		GPC.02	50mm O-Ring Accumulation	29.5	P	3		17'-3"	180.00	24'-0"	F11 -	w/ 30° Curve & 30° Wedge
1	RA+ 401518		GPC.02	50mm O-Ring Accumulation	29.5	P	2		17'-3"	180.00	24'-0"	F11 -
1	BT+ 401520		CL200BOS	Belt on Slider	29.5	C/P	2	B	46'-2"	180.00	24'-0"/15'-0"	F22 -	w/ Noseover, Power Tail
1	RA+ 402100		GPC.02	50mm O-Ring Accumulation	29.5	C	2		17'-3"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	RA+ 402102		CL200RA	Roller Accumulation	29.5	C	1		86'-0"	180.00	15'-0"	F22 -	w/ Alignment Bed, DZC
1	RA+ 402104		GPC.02	50mm O-Ring Accumulation	29.5	C	1		5'-10"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	RA+ 402106		CL200RA	Roller Accumulation	29.5	C	3		226'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC
1	RA+ 402108		GPC.02	50mm O-Ring Accumulation	29.5	C	3		14'-1"180°	180.00	15'-0"	F22 -	w/ (2) 90° Curves
1	RA+ 402110		CL200RA	Roller Accumulation Air Operated Pivot Arm Divert - Discharge End	29.5	C	3		297'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 402112		GPC.02	50mm O-Ring Accumulation	29.5	C	1		5'-10"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	RA+ 402114		CL200RA	Roller Accumulation	29.5	C	1		65'-0"	180.00	15'-0"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 402116		GPC.02	50mm O-Ring Accumulation	29.5	C	2		8'-3"90°	180.00	15'-0"	F22 -	w/ 90° Curve
1	BT+ 402118		CL200BOS	Belt on Slider	29.5	C/F	1	B	46'-9"	180.00	15'-0"/4'-6"	F22 -	w/ Noseover & Power Tail
1	BA+ 402120		GPC.01	50mm Segmented BOR Accumulation	29.5	F	2		9'-1"90°	180.00	4'-6"	F11 -	w/ 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BA+	402122	GPC.01	50mm Segmented BOR Accumulation	29.5	F	10		51'-8"	180.00	4'-6"	F11 -
1	BA+	402124	GPC.01	50mm Segmented BOR Accumulation	29.5	F	12		56'-7"	180.00	4'-6"	F11 -
Area: LPA MERGE THRU SHIPPING SORTER & RECIRCULATION.
1	BT+	500100	405	Slider Bed - High Speed	30	P	3		45'-1"	240	28'-6"	G11 -	With [6] Inputs
1	BT+	500102	405	Slider Bed - High Speed	30	P	3		45'-1"	240	28'-6"	G11 -	With [5] Inputs
1	BT+	500104	977	Flat Belt Turn	30	P	3	SS	90°	240	28'-6"	P12 -
1	BT+	500106	CL200BOR	Belt on Roller	29.5	C	3		125'-6"	180	28'-6"	F22 -
1	BT+	500108	CL200BOS	Belt on Slider	29.5	C/P	2	B	77'-5"	180	28'-6"/14'-10"	F22 -	w/ Power Tail & Noseover
1	BT+	500110	977	Flat Belt Turn	24	C	3	SS	90°	180	15'-2"	P12 -
1	BT+	500112	977	Flat Belt Turn	24	C	3	SS	90°	180	15'-2"	P12 -
1	RA+	500114	CL200RA	Roller Accumulation Eye Accumulation	29.5	C	2		60'-0"	180	15'-2"	F21 -	w/ Aligner Bed, Dynamic Photo
1	BI+	500116	2311	4 Belt Servo Induct Belts 1+2	24	C	10		14'-0"		15'-2"	G11 -
1	BI+	500118	2311	4 Belt Servo Induct Belts 3+4	24	C	10		14'-0"		15'-2"	G11 -
1	BI-	500120	2311	Fixed Speed Last Induct	24	C	2		6'-0"		15'-2"	G11 -
1	SS+	500122	2421	RS200 Magnetic Divert Switch Sorter	51	P	25		310'-0"	540	15'-2"		(21) Left Hand Diverts
1	BT+	500124	405	Slider Bed - High Speed	24	C	3		72'-6"	540	15'-2"	G22 -
1	BT+	500126	405	Slider Bed - High Speed	24	C	3		72'-6"	540	15'-2"	G22 -
1	SS+	500128	2421	RS200 Magnetic Divert Switch Sorter	51	P	25		383'-0"	540	15'-2"		(26) Left Hand Diverts
1	RT+	500130	2490	High Speed LR Curves & Junctions	30	P	1		2'-0"90°	450	15'-2"	G22 -	End Drive HQ Bearings

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	RT+	500132	2490	High Speed LR Curves & Junctions	30	C	1		4'-0"180°	360	15'-2"	G22-	Center Drive HQ Bearings
1	RA+	500134	CL200RA	Roller Accumulation	35.4	C	3	VFD	240'-0"	350.00	15'-2"	F22-	w/Aligner Bed, DZC
1	BT+	500136	CL200BOR	Belt on Roller	35.4	C	3		70'-7"	180.00	15'-2"	F22-
1	RA+	500138	GPC.02	50mm O-Ring Accumulation	35.4	C	5		18'-6"90°	180.00	15'-2"	F22-	w/ (2) 45° Curves
1	BT+	500140	CL200BOR	Belt on Roller	35.4	C	3		49'-9"	180.00	15'-2"	F22-
1	RA+	500142	GPC.02	50mm O-Ring Accumulation	35.4	C	5		20'-2"90°	180.00	15'-2"	F22-	w/ (2) 45° Curves
1	BT+	500144	CL200BOR	Belt on Roller	35.4	C	3		79'-3"		15'-2"	F22-
1	RA+	500146	GPC.02	50mm O-Ring Accumulation	35.4	C	5		15'-2"90°	180.00	15'-2"	F22-	w/ (2) 45° Curves
1	BT+	500148	CL200BOR	Belt on Roller	35.4	C	3		84'-6"	180.00	15'-2"	F22-
1	RA+	500150	CL200RA	Roller Accumulation	35.4	C	3		139'-0"	180.00	15'-2"	F22-	w/Aligner Bed, DZC
1	BT+	500152	CL200BOR	Belt on Roller	35.4	C	2	B	41'-2"	180.00	15'-2"/24'-0"	F22-	w/ Power Feeder & Noseover
1	RA+	500154	GPC.02	50mm O-Ring Accumulation	35.4	C	4		17'-3"180°	180.00	24'-0"	F22-	w/ (2) 90° Curves
1	BT+	500156	CL200BOR	Belt on Roller	35.4	C/P	2	B	23'-10"	180.00	24'-0"/28'-6"	F22-	w/ Power Feeder & Noseover
1	BA+	500158	GPC.01	50mm Segmented BOR Accumulation	35.4	P	3		11'-1"90°	180.00	28'-6"	F22-	w/ (1) 90° Curve
1	BA+	500160	GPC.01	50mm Segmented BOR Accumulation	35.4	P	1		14'-9"	180.00	28'-6"	F22-
1	BA+	500162	GPC.01	50mm Segmented BOR Accumulation	35.4	P	1		14'-9"	180.00	28'-6"	F22-
1	BA+	500164	GPC.01	50mm Segmented BOR Accumulation	35.4	P	1		14'-9"	180.00	28'-6"	F22-
1	BT+	500166	CL200BOR	Belt on Roller	35.4	P	1		36'-1"	180.00	28'-6"	F22-
1	RT+	500168	2490	High Speed LR Curves & Junctions	30	P	1		3'-6"180°	180	28'-6"	G22-	w/ End Drive, (2) 90° Curves

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

Area: NEW STORE LOOP NO. 1.
1	WG+ 500200		2485	High Speed Gravity Wheel	30	P			8'-11"70°		15'-2"/13'-9"	G22 -
1	RA+ 500202		CL200RA	Roller Accumulation	35.4	C	1		69'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC
1	BA+ 500204		GPC.01	50mm Segmented BOR Accumulation	35.4	C	4		34'-6"180°	150.00	13'-9"	F22 -	w/ (2) 90° Curves
1	RA+ 500206		CL200RA	Roller Accumulation	35.4	C	1		57'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC
1	BA+ 500208		GPC.01	50mm Segmented BOR Accumulation	35.4	C	4		17'-3"180°	150.00	13'-9"	F22 -	w/ (2) 90° Curves
1	BT+ 500210		CL200BOS	Belt on Slider	35.4	F/C	1	B	46'-6"	150.00	13'-9"/2'-6"	F22 -	w/ Noseover & Power Tail
1	BA+ 500212		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		17'-5"	150.00	2'-6"	F11 -	w/ 30° Curve & 30° Wedge
1	RA+ 500214		CL200RA	Roller Accumulation	35.4	F	2		68'-0"	180.00	2'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 500216		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		12'-4"180°	150.00	2'-6"	F11 -	w/ (2) 90° Curves
1	RA+ 500218		CL200RA	Roller Accumulation	35.4	F	2		68'-0"	180.00	2'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 500220		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		12'-4"180°	150.00	2'-6"	F11 -	w/ (2) 90° Curves

Area: NEW STORE LOOP NO. 3.
1	WG+ 500300		2485	High Speed Gravity Wheel	30	P			8'-11"70°		15'-2"/13'-9"	G22 -
1	RA+ 500302		CL200RA	Roller Accumulation	35.4	C	1		69'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC
1	BA+ 500304		GPC.01	50mm Segmented BOR Accumulation	35.4	C	3		19'-9"180°	150.00	13'-9"	F22 -	w/ (2) 90° Curves
1	RA+ 500306		CL200RA	Roller Accumulation	35.4	C	1		57'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC
1	BA+ 500308		GPC.01	50mm Segmented BOR Accumulation	35.4	C	4		17'-3"180°	150.00	13'-9"	F22 -	w/ (2) 90° Curves

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 500310		CL200BOS	Belt on Slider	35.4	F/C	1	B	46'-6"	150.00	13'-9"/2'-6"	F22 -	w/ Noseover & Power Tail
1	BA+ 500312		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		17'-5"	150.00	2'-6"	F11 -	w/ 30° Curve & 30° Wedge
1	RA+ 500314		CL200RA	Roller Accumulation	35.4	F	2		68'-0"	180.00	2'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 500316		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		12'-4"180°	150.00	2'-6"	F11 -	w/ (2) 90° Curves
1	RA+ 500318		CL200RA	Roller Accumulation	35.4	F	2		68'-0"	180.00	2'-6"	F11 -	w/ Aligner Bed, DZC
1	BA+ 500320		GPC.01	50mm Segmented BOR Accumulation	35.4	F	2		12'-4"180°	150.00	2'-6"	F11 -	w/ (2) 90° Curves

Area: SHIP LINES.
42	WG+ 501101	501142	2485	High Speed Gravity Wheel	30	P			8'-6"70°		15'-2"/13'-10"	G22 -
42	RA+ 501201	501242	CL200RA	Roller Accumulation	35.4	C	2		75'-0"	180.00	13'-10"	F22 -	w/ Aligner Bed, DZC w/ Brake
42	RA+ 501301	501342	GPC.02	50mm O-Ring Accumulation	35.4	C	2		12'-4"180°	180.00	13'-10"	F22 -	w/ (2) 90° Curves
42	RA+ 501401	501442	CL200RA	Roller Accumulation	35.4	C	2		54'-0"	180.00	13'-10"	F22 -	w/ Aligner Bed, DZC
42	BT+ 501501	501542	405	Slider Bed Decline	30	C/F	2	B	40'-7"	80	13'-10"/5'-6"	G22 -	w/ Herringbone Pivot Ramp
42	BE+ 501601	501642	3050	Cantelivered Extendable	36	F	2/1		80'-0"	50	3'-6"	N	Model 3050 Cantelivered Extendable: 25'-0" Retracted 80'-0' Extended

Area: SHIPPING SORTER DIVERT TO PTL PALLET BUILD.
2	WG+ 502100	502112	2485	High Speed Gravity Wheel	30	P			8'-11"70°		15'-2"/13'-9"	G22 -
1	RA+ 502102		CL200RA	Roller Accumulation	35.4	C	1		83'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	CC+ 502104		CL100L	Loose Parts	35.4	C	2		8'-8"90°	180.00	13'-9"	F22 -	w/ 90° Curve
1	BT+ 502106		CL200BOS	Belt on Slider	35.4	C/F	1	B	46'-6"	180.00	13'-9"/2'-6"	F22 -	w/ Noseover & Power Tail
1	RA+ 502108		GPC.02	50mm O-Ring Accumulation	35.4	F	2		8'-8"90°	180.00	2'-6"	F11 -	w/ 90° Curve

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	RG+ 502110		200	Gravity Roller	30	F			12'-0"		2'-6"	G11 -	1.9" Dia Roller & 3" c/c
1	RA+ 502114		CL200RA	Roller Accumulation	35.4	C	1		79'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	RA+ 502116		GPC.02	50mm O-Ring Accumulation	35.4	C	2		8'-8"90°	180.00	13'-9"	F22 -	w/ 90° Curve
1	BT+ 502118		CL200BOS	Belt on Slider	35.4	C/F	1	B	46'-6"	180.00	13'-9"/2'-6"	F22 -	w/ Noseover & Power Tail
1	RA+ 502120		GPC.02	50mm O-Ring Accumulation	35.4	F	2		8'-8"90°	180.00	2'-6"	F11 -	w/ 90° Cuve
1	RG+ 502122		200	Gravity Roller	30	F			18'-0"		2'-6"	G11 -	1.9" Dia Roller & 3" c/c

Area: SHIPPING NO READ LINE TO LPA.
1	WG+ 503100		2485	High Speed Gravity Wheel	30	P			8'-11" 70°		15'-2"/13'-9"	G22 -
1	RA+ 503102		CL200RA	Roller Accumulation	35.4	C	1		75'-0"	180.00	13'-9"	F22 -	w/ Aligner Bed, DZC w/ Brake
1	BA+ 503104		GPC.01	50mm Segmented BOR Accumulation	35.4	C	3		29'-7"180°	180.00	13'-9"	F22 -	w/ (2) 90° Curves
1	BT+ 503106		CL200BOR	Belt on Roller	35.4	F/C	3	B	42'-9"	150.00	13'-9"/24'-0"	F22 -	w/ Power Feeder & Noseover
1	RA+ 503108		GPC.02	50mm O-Ring Accumulation	35.4	P	5		30'-10"270°	150.00	24'-0"	F11 -	w/ (3) 90° Curves
1	RA+ 503110		CL200RA	Roller Accumulation	35.4	P	1		80'-0"	150.00	24'-0"	F11 -	w/ Aligner Bed

Area: CARTON ERECTOR DISCHARGE CONVEYOR.
2	BT+ 504105	504115	CL200BOR	Belt on Roller	29.5	F	1		15'-3"	90.00	2'-6"	F11 -	w/ [2] LPA - One Each Side
2	RG+ 504110	504120	200	Gravity Roller	24	F			10'-0"		2'-6"	None	1.9" Dia Roller & 3" c/c

Area: EMPTY CARTON LINE TO BALER.
1	BT+ 800100		460	Empty Carton	48	C	2		116'-9"	80	7'-1"	T11 -
1	BT+ 800102		460	Empty Carton	48	C	2		97'-2"	80	4'-1"/14'-0"	T22 -
1	BT+ 800104		460	Empty Carton	48	C	2		127'-9"	80	8'-0"/10'-4"	T22 -
1	BT+ 800106		460	Empty Carton	48	C	2		116'-9"	80	7'-1"/11'-0"	T11 -

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	BT+ 800108		460	Empty Carton	48	C	2		150'-0"	80	10'-4"	T11 -
1	BT+ 800110		460	Empty Carton	48	C	2		150'-0"	80	10'-4"	T11 -
1	BT+ 800112		460	Empty Carton	48	C	1		17'-6"	80	8'-0"	T11 -	Reversing Drive

Area; Miscellaneous Equipment.
1	NP+ 900001			Support Grid									[6] Area's 12'-0"x 40'-0" 480 SF Each - Install By Dematic
1	NP+ 900002			PTL - Platform									PTL Platform 21'-6 TOD Approx. 119,000 SF - Install By Dematic
1	NP+ 900003			Shipping Platform "A"									Shipping Platform "A" 11' -6 TOD Approx. 4,725 SF - Install By Dematic
1	NP+ 900004			Shipping Platform "B"									Shipping Platform "B" 11' -6 TOD Approx. 6,075 SF - Install By Dematic
1	NP+ 900005			Receiving Merge Platform									Receiving Merge Platform 18'-0 TOD Approx. 14,706 SF - Install By Dematic
1	NP+ 900006			SKU Sorter Platform									SKU Sorter Platform 11' -6" TOD Approx. 9,400 SF - Install By Dematic
1	NP+ 900010			Corregate Baler									[2] Corregate Balers: International NA-1296 Install By Dematic
1	NP+ 900012			Monorail System									Overhead Monorail System: Complete Installed & Controlled

									OAL		Elevation
	Unit number				W	Sppt	Mtr	Mtr	(ft-	Speed	IN / OUT	G.R.
Qty	from	thru	Model	Description	(in)	Typ	(HP)	Opt	in/deg)	(fpm)	(ft-in)	rows	Comment

1	900014			Carton Erector									[2] Carton Erectors: Fully Automatic Carton Erector Install By Dematic
1	AC+ 900016			Air Compressor	60								Dual Package System Compressor System.
1	900017			Framed Graphic
1	900018			Dunnage Machine's									[4] CPI CushionFill Macines: No cost for the machine. Customer Purchases Consumables [1] Pallet of Cushin Fill Film Included
1	900020			LPA Stations									[12] LPA Stations @ Label Print & Apply [2] LPA Stations @ Carton Erectors
1	CR+ 900800		XOVR	Crossover									[3] Multi-Stair Type Crossovers [12] Single Single Crossovers
1	CW+ 900901		CATW	Catwalk - No Handrail	24				1000'-0"
1	CW+ 900902		CATW	Catwalk - One Handrail	24				805'-0"

6.3      Detail Sheets

The Detail Sheets for the equipment in your system follow.

Dematic C-L 100-ST Belt on Roller

In a Dematic C-L 100-ST Belt on Roller (BOR) section, the belt spans the whole length of the section, is driven by a 110 mm powered roller, and suspended on 50 mm idler rollers. End pulley rollers are used to keep the belt tensioned and properly aligned

Characteristic	Description

Operating position	Horizontal, Incline (0° - 20°), or Decline (0° - 20°)

Operating mode	Transportation

Operating speed	3.0 m/s

Physical bed length	.75 m to 6 m in .25 m increments

Physical zone configuration	Operates as one zone

Physical controls location	Left or right side channel

Powered roller	110 mm powered roller
One per section located at the discharge end of the section

Idler roller	50 mm with stub axle bearing cartridge
Quantity varies by bed length

End pulley roller	55 mm with through axle with high load bearings
Three located at each end of the section

Belt	Single ply belt including scrim
Top side of the belt: longitudinal ribs for incline/decline applications
Top side of the belt: needle fabric/fleece for horizontal applications
Bottom side of the belt: needle fabric/fleece for all applications
Splicing: finger splice for production, spiral lacing for replacement belts

Minimum package requirements	Width	75 mm (dimension perpendicular to flow)
	Length	150 mm (dimension parallel to flow)
	Height	5 mm
	Weight	0.1 kg

Maximum package dimensions	Width	800 mm (dimension perpendicular to flow)
	Length	1350 mm (dimension parallel to flow)
	Height	800 mm
	Weight	50 kg

Rev 2004-September-20

Dematic C-L100-CS Segmented Belt on Roller

In a Dematic C-L100-CS Segmented Belt on Roller (SBOR) section, each zone has one belt. The belt is driven by a 50 mm tapered powered roller and suspended on 50 mm tapered idler rollers.

Characteristic	Description

Operating position	Horizontal

Operating mode	Transportation, Zero Pressure Accumulation

Operating speed	0.35 m/s - 2.4 m/s

Physical curve direction	Left or Right

Physical curve angle	30°, 45°, 60°, or 90° (inside radius = 750 mm)

Physical zone configuration	30° curve angle = 2 zones, 45° curve angle = 3 zone,
60° curve angle = 4 zones, 90° curve angle = 6 zones
Each zone requires one powered roller

Physical controls location	Outer side channel

Powered roller	50 mm tapered with high-load bearing cartridge
One per zone located at discharge end of zone

Idler roller	50 mm tapered with stub axle bearing cartridge
One per zone located at discharge end of zone

Belt	1.7 mm thick PVC belt

Minimum package requirements	Width	75 mm (dimension perpendicular to flow)
	Length	150 mm (dimension parallel to flow)
	Height	5 mm
	Weight	0.1 kg

Maximum package dimensions	Width	800 mm (dimension perpendicular to flow)
	Length	1350 mm (dimension parallel to flow)
	Height	800 mm
	Weight	50 kg

Rev 2004-August-17

Dematic C-L100-ST O-ring Drive Roller

In a Dematic C-L100-ST O-ring Drive Roller (ODR) section, each zone has one 50 mm powered roller that drives all the idler rollers in the zone via interleaved o-rings.

Characteristic	Description

Operating position	Horizontal

Operating mode	Transportation, Zero Pressure Accumulation, Reverse Slug Accumulation

Operating speed	0.35 m/s - 1.0 m/s

Physical bed length	.5 m to 6 m in based on zone length

Physical zone configuration	.5 m, .75 m, and 1 m zones

Physical controls location	Left or right side channel

Powered roller	50 mm double-grooved with high-load bearing cartridge
One per zone located at the center of the zone

Idler roller	50 mm double-grooved with stub axle bearing cartridge
Quantity varies by zone configuration

O-ring	Polyurethane belt, 4.75 mm thick, 62.5 mm pitch

Minimum package requirements	Width	75 mm (dimension perpendicular to flow)
	Length	190 mm (dimension parallel to flow)
	Height	5 mm
	Weight	0.1 kg

Maximum package dimensions	Width	800 mm (dimension perpendicular to flow)
	Length	1350 mm (dimension parallel to flow)
	Height	800 mm
	Weight	30 kg

Rev 2004-September-20

Dematic C-L100-CS O-ring Drive Roller

In a Dematic C-L100-CS O-ring Drive Roller (ODR) section, each zone has one 50 mm powered roller that drives all the idler rollers in the zone via interleaved o-rings.

Characteristic	Description

Operating Position	Horizontal

Operating Mode	Transportation, Zero Pressure Accumulation, Zero Gap Accumulation

Operating Speed	0.35 m/s - 1.0 m/s

Physical Curve Direction	Left or Right

Physical Curve Angle	30°, 45°, 60°, or 90° (inside radius = 750 mm)

Physical Zone Configuration	30° curve angle = 2 zones, 45° curve angle = 3 zones,
60° curve angle = 4 zones, 90° curve angle = 6 zones
Each zone requires one powered roller

Physical Controls Location	Outer side channel

Powered Roller	50 mm double-grooved and tapered with high-load bearing cartridge
One per zone located at the center of the zone

Idler Rollers	50 mm double-grooved and tapered with stub axle bearing cartridge
Quantity varies by zone configuration

O-ring	Polyurethane belt, 4.75 mm thick, 72.5 mm pitch

Minimum package requirements	Width	75 mm (dimension perpendicular to flow)
	Length	190 mm (dimension parallel to flow)
	Height	5 mm
	Weight	0.1 kg

Maximum package dimensions	Width	800 mm (dimension perpendicular to flow)
	Length	1350 mm (dimension parallel to flow)
	Height	800 mm
	Weight	30 kg

Rev 2004-August-17

Dematic C-L100-RT Right Angle Transfer

The Dematic C-L100-RT Right Angle Transfer section provides perpendicular package transfers to the left or right in low throughput applications. The RT is available in light and heavy duty configurations.

Characteristic	Description

Operating position	Horizontal

Operating speed	2.4 m/s (maximum)

Operating raise/lower cycle time	194 msec

Operating throughput per hour	1800 u/h (maximum)
Based on a standard 600 mm by 400 mm by 37.5 kg carton
Operating throughput per minute	30 cpm (maximum)
Based on a standard 600 mm by 400 mm by 37.5 kg carton

Operating destinations served	Maximum of 3 (straight forward, 90° right, and 90° left)

Physical bed length	1 m

Physical zone configuration	Operates as one zone

Physical controls location

A master control section must be connected to either Port 2 or 3.

Powered roller	50 mm powered roller with high-load bearing cartridge

2 for light duty configuration, 4 for heavy duty configuration

Idler roller	41 mm idler rollers

Drive and transfer belt	Flat urethane

Minimum package requirements	Width	75 mm (dimension perpendicular to flow)
	Length	190 mm (dimension parallel to flow)
	Height	5 mm
	Weight	0.1 kg

Maximum package dimensions	Width	800 mm (dimension perpendicular to flow)
	Length	800 mm (dimension parallel to flow)
	Height	800 mm
	Weight	50 kg

Rev 2004-November-16

C-L200 BOR Description

•      Fully compatible with Dematic C-L100

•      Single drive for long runs

•      Extruded aluminum side channels

•      Widely varying product loads

•      Excellent for inclines

C-L200 BOR belt conveyor complements  C-L100 and offers the efficiency of a single drive for long belt conveyor runs. It provides a cost-effective option to motorized rollers

Characteristic	Description

Operation	Two-way, horizontal or incline, no accumulation

Maximum incline/decline	20 degrees, with applicable brake motor

Maximum product width	820 mm (32")

Minimum product length	250 mm (10")

Capacity	65 kg/m (45 lb/ft); 50 kg (110 lb) product maximum

Speeds	.20 m/s – 1.27 m/s in approx. .05 m/s increments (40-250 fpm in approx. 10 fpm increments)

Temperature Range	+2°C to +40°C (+35°F to +104°F)

Drives	522 lb. center drive

Motor and Reducer	.37 kW through 3.73 kW (1/2 through 5 hp), C-face

Belt	FS x FS (horizontal), RT x FS (inclines)

Bed	Extruded aluminum side channels with extruded crossmembers
• C-L200 BOR EB: End bed
• C-L200 BOR IB: Intermediate bed
• C-L200 BOR DB: Drive bed

Bed Lengths	500 mm (20"), 750 mm (29"), 1000 mm (39"), 1500 mm (59"), 2000 mm (79"), 2250 mm (89"), 3000 mm (118"), 4500 mm (177"), 6000 mm (236")

Return Rollers	50 mm (1.97") dia. galvanized with 11 mm (7/16") hex HQ bearings

Snubber Rollers	56 mm (2-3/16") diameter with HQ bearings

Carrier Rollers	50 mm (1.97") dia. galvanized with 11 mm (7/16") hex HQ bearings

Roller Centers	125 mm (5") or 187.5 mm (7-3/8")

End Pulley	100 mm (4") diameter with 37 mm (1-7/16") diameter fixed shaft

Power Feeder	C-L200 PT, box bed with 100 mm (4") diameter end and drive pulleys

Noseover Hinge	C-L200 NO, with two T-bars and two 56 mm (2-3/16") snubber rollers

Rev 2006-June 1

C-L200 BOS Description

•                 Fully compatible with Dematic C-L100

•                 Single drive for long runs

•                 Extruded aluminum side channels

•                 Widely varying product loads

•                 Excellent for declines

C-L200 BOS conveyor complements C-L100, offers the efficiency of a single drive for long runs, and provides a cost-effective option to motorized rollers.

Characteristic	Description

Operation	Two-way, horizontal or incline, no accumulation

Maximum incline/decline	20 degrees, with applicable brake motor

Maximum product width	820 mm (32")

Minimum product length	None

Capacity	65 kg/m (45 lb/ft); 50 kg (110 lb) product maximum

Speeds	.20 m/s – 1.27 m/s in approx. .05 m/s increments (40-250 fpm in approx.
10 fpm increments)

Temperature Range	+2°C to +40°C (+35°F to +104°F)

Drive	522 lb. center drive

Motor and Reducer	.37 kW through 3.73 kW (1/2 through 5 hp), C-face

Belt	FS x FS (horizontal), RT x FS (inclines)

Bed	10-gage steel pan and extruded crossmembers bolted between extruded aluminum side channels. Available bed heights of 179 mm (7') (standard) or 173 mm (6-13/16") (merge points)
• C-L200 BOS EB: End bed
• C-L200 BOS IB: Intermediate bed
• C-L200 BOS DB: Drive bed

Bed Lengths	500 mm (20"), 750 mm (29"), 1000 mm (39"), 1500 mm (59"), 2000 mm (79"), 2250 mm (89"), 3000 mm (118"), 4500 mm (177"), 6000 mm (236")

Return Rollers	50 mm (1.97") dia. galvanized with 11mm (7/16") hex HQ bearings

Snubber Rollers	56 mm (2-3/16") diameter with HQ bearings

End Pulley	100 mm (4") diameter with 37 mm (1-7/16") diameter fixed shaft

Power Feeder	C-L200 PT, box bed with 100 mm (4") dia. end and drive pulleys

Noseover Hinge	C-L200 NO, with two T-bars and two 56 mm (2-3/16") snubber rollers

Roller Box Bed	Rollers spaced under the belt for reduced suction and friction

Rev 2006-June 1

C-L200 RA Description

•                 Fully compatible with Dematic C-L100

•                 Single drive for long runs

•                 Extruded aluminum side channels

•                 Zero line pressure

•                 Quiet at low and high speeds

C-L200 RA Roller Accumulation Conveyor complements C-L100 and offers the efficiency of using a single drive for long conveyor runs. It provides a cost-effective option to motorized rollers.

Characteristic	Description

Operation	One-way, horizontal, accumulation

Accumulation	Zero line pressure accumulation with electronic sensing

Maximum product width	900mm (35")

Minimum product length	None

Capacity	65 kg/m (45 lb/ft); 50 kg (110 lb) product maximum

Speeds	.25 m/s — 2 m/s in approx. 05 m/s increments (50-400 fpm in approx. 10 fpm increments)

Discharge Rates (3” roller centers)	With no reflector offset, at .85 m/s (168 fpm):
• 50% w/ singulation discharge
• 90% w/ dynamic accumulation
With 152 mm (6") reflector offset: 65% w/ dynamic accumulation

Operating Temperature Range	+2°C to +40°C (+35°F to +104°F); 5% to 95% relative non-condensing humidity

Drives	C-L200 RA DR Drive Assembly
Standard: End drive with 158 kg (350 lb) maximum pull, with 1.1m
(44") belt take-up
Center drive available for when more clearance is needed under charge end

Motor and Reducer	Totally enclosed .75 kW to 3.73 kW (1 to 5 hp) C-face motor and 90°
shaft gear reducer

Drive Belt	Flat polyurethane body with aramid fiber reinforcement and anti-static nylon back

Bed	Extruded aluminum 175mm (7") deep side channels, bolted construction
• C-L200 RA EB: End bed
• C-L200 RA IB: Intermediate bed
• C-L200 RA DB: Drive bed

C-L200 RA Description

Skewed Roller Bed	C-L200 RA SB: Provides 51 mm or 76 mm (2" or 3") skew for edge alignment of products to a specific side. Available with 3.66 m (12')
long beds only

Bed Lengths	Intermediate: 1.52 m (5'), 1.83 m (6'), 2.13 m (7'), 3.05 m (10'), 3.66 m
(12'), 4.57 m (15'), 5.49 m (18')
Charge: 3.66 m (12')
Discharge: 1.83 m (6') and 3.66 m (12')

Carrier Rollers	50mm (1.97") dia. galvanized steel captured rollers with 11 mm (7/16")
hex HQ bearings, 76 mm (3") centers

Sensor Assembly	Photoeye and matching reflector fit in the guide channels

Drive Pulley	Solid Steel in 134 mm (5-9/32") to 167 mm (6-9/16") diameter, depending on speed

End Pulley	140 mm (5-1/2") diameter at charge and discharge ends

Controlled End Cap and Intermediate	Engages / disengages drive in the zone on a charge / discharge bed.

Bed Assembly for Controlled Charge	Also available with a brake that stops rotation of carrier rollers near
and Discharge	end of discharge bed

Slug Discharge (via electrical signal)	Activates selected or all zones to live roller mode

Photoeye	Up to 100 ma, 30 VDC
120 VAC and 24 VDC output

ES Valve and Control Assy	21-28 VDC at 40 to 80 ma DC, sleep mode

Solenoid Air Valve (End Assy w/o or	3- or 4-way, 120 VAC and 24 VDC.
w/brake)

Slug Discharge and Dynamic	Optional valve kits available in 120 VAC and 24 VDC.
Accumulation

Air operating pressure	3.16 kg/cm (45-psi) Recommended minimum for air source: 4.92 kg/cm (70-psi)

Belt Take-up pressure	3.16 kg/cm (45-psi)

Control air pressure	.49 kg/cm (7 psi)

Rev 2006-June 1

Model 0100 Gravity Wheel Conveyor

•       High Strength-To-Weight Ratio

•       Wide Wheel Face

•       Hardened Raceways

Light and portable gravity wheel conveyors are the first choice for materials with a reasonably firm bottom surface and moderate weight.

10' Bed Capacities (pounds)

	Steel Frame		Aluminum Frame
	2-1/2"	4"	2-1/2"	2-1/2"
Width			Steel	Aluminum
(in.)	Steel Wheels		Wheels	Wheels
12	730	1165	475	485
18	705	1145	460	470
24	680	1120	440	460
One Wheel	25			12

Axle Centers: 3 inches.

Wheels Per Foot: Other wheel patterns than shown are available.

Standard Wheels per Foot

Width	3" c-c	1-1/2" c-c
12"	10 and 12	24
18"	16 and 18	36
24"	20 and 24	48

Steel Beds: 12 gage, 2-1/2” deep, galvanized, bolted-in crossmembers.

Aluminum Beds: 1/8" thick, 2-1/2" deep, bolted-in crossmembers.

Wheels: Steel or aluminum, 1-15/16" diameter, 5/8" wide face and 1/4" diameter axle. Greased steel bearings. Baffle cone construction keeps grease in and dirt out.

Weights per Foot (pounds)*

Description	Widths (in.)
Frame-Wheels	12	18	24
Steel - Steel	10.3	11.9	15.0
Alum - Steel	8.3	9.8	12.7
Alum - Alum	7.2	8.2	9.9

*  Weights include 3 lb/ft for supports.

Bed Lengths: 5' and 10'. Also available in 1'-12' lengths in 3" increments.

Curve Degrees: 45 and 90.

Connectors: Straight section has hooks on one end and bar at other end.

Rev 2005-March-11

Curve Capacities: All curve capacities are equal to or in excess of corresponding 10’ straight sections.

90 Degree Curve Weights (pounds)**

Description	Widths (in.)
Frame - Wheels	12	18	24
Steel - Aluminum (lb)	104	110	121
Aluminum - Steel (lb)	91	97	104
Aluminum - Aluminum (lb)	84	86	93

**  Weights include 60 Ib/curve for supports.

Options

Wheels Low: With 4" deep steel frame.

Axle Centers: 1-1/2"

Wheels: Wheels with oiled or dry bearings. Nylon wheels (capacity 6 lb), PVC coating, black or non-marking gray neoprene tires. PVC coating and tires are used only on the outer third of curves and cannot be used with 1-1/2" axle centers.

Connectors: Hooks and bars at both ends.

Normal Width (in)	Radius Feet (Nom.)	Degree	W (in.) Width	A (in.) Outer Radius	B (in.) Inner Radius
12	3	45		37	25, 36-1/2, 48-1/2, 60-1/2
12	4	and	11-15/16	48-1/2
18	5	90	17-15/16	60-1/2	30-1/2, 42-1/2, 54-1/2
24	6		23-15/16	72-1/2	24-1/2, 36-1/2, 48-1/2

Rev 2005-March-11

Model 0200 Gravity Roller Conveyor 1.9 Hex

•      Five Widths

•      Single/Double Lane Curves

•      45 and 90 Degree Curves

Gravity conveyor mechanizes an operation that doesn’t justify powered equipment. Gravity conveyor quickly and effortlessly moves thousands of items in almost any direction with minimal operating and maintenance costs.

Bed: 10 gage, 3-1/2" deep, galvanized, welded construction. 5' and 10' long. Other lengths available.

Curves: Single and double lane. Double lane is not available in 12" and 18" widths. 45 and 90 degrees.

Straight and Curve Dimensions

A (Overall Width) (in.)	C (in.)	B(in.)
12-1/4	41	47-1/8
18-1/4	44	53-1/8
24-1/4	47	59-1/8
30-1/4	50	65-1/8
36-1/4	53	71-1/8

10 Foot Bed Capacities (pounds)

Width (in.)	Roller Centers
	3" c-c	4" c-c
12	1260	1280
18	1225	1250
24	1185	1220
30	1145	1190
36	1105	1160
One Roller		250

NOTE 5-foot sections are at least twice the capacity amount of a 10-foot section (subject to the capacity of the rollers supporting the load).

Rollers: 16-gage galvanized, 7/16” hex SR bearings, and 3” and 4” roller centers.

Curve Capacities: Equal to or in excess of 10’ straight sections.

Weights per Foot (pounds) with SR Bearings*

Roller	Widths (in.)
Centers	12"	18"	24"	30"	36"
3" c-c	15.6	19.6	23.9	27.6	31.7
4" c-c	13.8	16.9	20.4	23.3	26.5

* Weights include 3 lb/ft for supports.

Options: Rollers Low, 14 gage, and 2-1/4" centers.

Optional Widths: 42" through 54" in 6" increments.

90 Degree Curve Weights (pounds)**

Width	12"	18"	24"	30"	36"
Weight	140	174	205	239	269

** Weights include 60 lb/curve for supports.

Rev 2005-March-12

Model 0405 Slider Bed Conveyor

•      Rugged

•      Versatile

•      Wide Range of Widths

•      E-Z Trac® Pulleys

Model 0405 Slider Bed conveyor is an economical choice for widely varying load sizes and shapes. In addition to mixed loads, slider beds can handle hard-to-convey products such as crates, bags, bundles, rolls, and unpackaged goods.

Operation: Two-way, horizontal, incline, or decline. No accumulation.

Capacity: 158 lb/ft max. with 12-1/4" wide bed.

Speeds: 40-200 fpm fixed in 10-fpm increments.

Drives: 500 lb series drives (520 lb and 522 lb pull center drives) with 8" diameter pulley on a 2-7/16" diameter shaft with 1-3/16" diameter bearings and input (520) or 1-7/16" bearings & 1-3/16" input (522). Chain final drive (520) or cog belt final drive (522). 1050 lb pull center drive with 12" diameter pulley on 2-7/16" diameter shaft with 1-15/16" diameter bearings and input.

For each drive, pulley has molded-on, flat lagging, and self-aligning bearings in which the shaft mounts.

Take-up in Drives: 4" diameter (6" for 1050) E-Z Trac belt take-up pulley with lifetime grease packed, sealed ball bearings mounted to a 1-7/16" diameter (1-15/16" for 1050) fixed shaft.

Take-up Pulley: Mounts on parallel take-up screws; adjusts manually. Maximum belt take-up:

•      26" with 520 lb (Center Drive)

•      16" with 522 lb (Center Drive)

•      24-1/2" with 1050 lb and 2050 lb Center and End Drive

Product Specifications

Drive	A	B
520 lb	14"	54"
522 lb	17"	59"
1050 lb	27"	65"

Rev 2006 February-02

Belt: PVC-impregnated polyester carcass. With horizontal, both sides low-friction surfaces. With incline/meter/brake, low-friction on bottom, rough top. Belt width is 4" less than bed width of 30" through 54".

Bed: Painted, 12-gage steel, 5-1/4" deep box type, bolted-in crossmembers.

Motor and Reducer: 1/3 through 7-1/2 hp, C-face. Brake motor on incline/decline units.

Bed Lengths: 12'. Other lengths available.

End Pulley: 4" diameter with 1-7/16" diameter fixed shaft or 6" diameter pulley with 1-15/16" diameter fixed shaft. Has precision, grease-packed ball bearings mounted in machined bores, spin formed into the ends of the pulley shell.

Return Rollers: 1.9" diameter, 16 gage, galvanized steel with 7/16" hex SR bearings.

Nose-over: Painted, 10 gage, one piece laser cut side channels, 5-1/4" deep with 2-3/16" diameter, 12-gage carrier rollers.

Power Feeder: Box type bed with 4" or 6" diameter end pulleys. A 4" or 6" diameter main line end pulley drives power feeder end pulley by chain and sprockets.

Product Specifications (Dimension A)

A

Drive Pulley Dia	Widths (Nominal)
	12"	18-24"	30 "	36 "	42 "	48-54 "
4"	3'7-1/8"	4'1-1/8"	5'7-1/8"	6'7-1/8"	9'1-1/8"	—
6"	—	4'2"	5'8"	6'8"	9'2"	9'4-1/16"

Accessories

Gravity Wheel Feeder

Slave Drive: Model 0996 curves and junctions.

Auxiliary Horizontal Take-up: 4” diameter pulleys provide 24” or 48” of belt take-up.

Options

Speeds: Higher speeds available.

522 lb Center Drive: With chain final drive.

Beds: Galvanized roller slider has 1.9" diameter rollers projecting 7/16" above the top surface of bed, with roller centers varying from 14" to 30". Available with single or double lanes. Wheel slider also available.

Conveyor and Drive Weights: Ask your Sales Engineer for weight information.

End Pulley (underslung):

•      260 lb: 4" dia. drive pulley, 1-7/16" dia. shaft.

•      520 lb: 8" dia. drive pulley, 2-7/16" dia. shaft.

•      1050 lb: 12" dia. drive pulley, 1-15/16" dia. shaft.

Product Specifications

Drive	A (in.)	B	C(in.)	D (in.)
260 lb	7-1/16	*	19-3/4	44
520 lb	15-1/2	*	19-7/8	57
1050 lb	48-1/2	—	25	69

*  2-1/2’ or 10’ Bed

Rev 2006 February-02

Model 0410 Belt-on-Roller Conveyor

•      Rugged

•      Versatile

•      Wide Range of Widths .

•      E-Z Trac® Pulleys

This belt-on-roller conveyor allows handling loose and irregular-shaped products and relatively heavy loads over a long distance.

Operation: Two-way, horizontal, incline, or decline. No accumulation.

Capacity: 141-lb/ft max. with 12-1/4" wide bed.

Speeds: 40-200 fpm fixed in 10-fpm increments.

Drives: 522 lb pull center drive with 8" diameter pulley on a 2-7/16" diameter shaft with 1-7/16" diameter bearings and 1-3/16" input for cog belt final drive. 1050 lb pull center drive with 12" diameter pulley on 2-7/16" diameter shaft with 1-15/16" diameter bearings and input.

Pulleys have molded-on, flat lagging, and self-aligning bearings in which the shaft mounts.

Take-up in Drives: 4" diameter (6" for 1050) E-Z Trac belt take-up pulley with lifetime grease packed, sealed ball bearings mounted to a 1-7/16” diameter (1-15/16" for 1050) fixed shaft.

Take-up pulley mounts on parallel take-up screws and adjusts manually for maximum take-up of 16" (522 lb) or 24-1/2" (1050 lb).

Belt: PVC-impregnated polyester carcass. With horizontal, both sides low-friction surfaces. With incline/meter/brake, low-friction on bottom, rough top. Belt width is 4" less than bed width for 12" through 24" and 6" less for 30" through 54".

Bed: Painted, 10-gage steel, 6-1/4" deep, 1-1/8" flanges, bolted construction.

Bed Lengths: 12. Other lengths available.

Product Specifications

Drive	A	B
522 lb	17"	59"
1050 lb	27"	65"

Rev 2006 March-11

Motor and Reducer: 1/3 through 10 hp, C-face, 1750 rpm. Brake motor on incline/decline units.

End Pulley: 4” diameter with 1-7/16” diameter fixed shaft or 6” diameter pulley with 1-15/16” diameter fixed shaft. Has precision, grease-packed ball bearings mounted in ends of the pulley shell.

Rollers: 1.9” diameter, 16-gage, galvanized steel with 7/16” hex SR bearings. Captured rollers high.

Roller Centers: 4” or 8”.

Nose-over: Painted, 10-gage, one piece laser cut side channels, 6-1/4” deep with 2-3/16” diameter, 12-gage carrier rollers.

Power Feeder: Box type bed with 4” or 6” diameter end pulleys. A 4” or 6” diameter main line end pulley drives power feeder end pulley by chain and sprockets.

Product Specifications (Dimension A)

A

Drive Pulley Dia	Widths (Nominal)
	12"	18-24"	30"	36"	42"	48-54"
4"	3'7-1/8"	4'1-1/8"	5'7-1/8"	6'7-1/8"	9’1-1/8"	—
6"	—	4'2"	5'8"	6’8"	9'2"	9'4-1/16"

Accessories

Gravity Wheel Feeder

Slave Drive: Model 996 curves and junctions.

Auxiliary Horizontal Take-up: 4” diameter pulleys provide 24” or 48” of belt take-up.

Options

Speeds: Other speeds available.

522 lb Center Drive: With chain final drive.

Rollers: 14-gage, high speed HQ bearings for extended conveyor life with reduced noise, and captured rollers low.

End Pulley: With 4" of take-up (8" of belt).

Widths: 12-1/4", 42-1/4", 48-1/4", and 54-1/4".

Conveyor and Drive Weights: Ask your Sales Engineer for weight information.

End Pulley (underslung):

•      260 lb: 4" dia. drive pulley, 1-7/16" dia. shaft.

•      520 lb: 8" dia. drive pulley, 2-7/16" dia. shaft.

•      1050 lb: 12" dia. drive pulley, 1-15/16" dia. shaft.

Drive	A (in.)		B	C (in.)		D (in.)
260 lb	7-1/1	6	*	19-3/	4	44
520 lb	15-1/	2	*	19-7/	8	57
1050 lb	48-1/	2	—	25		69

*         2-1/2’ or 10’ Bed

Model 0460 Empty Carton Conveyor

•      Reliable

•      Economical

•      E-Z Trac® Pulleys

This empty carton conveyor handles empty scrap cartons, packing and wrapping materials, etc.

Operation: Two-way, horizontal, incline or decline up to 20 degrees. No accumulation.

Capacity: 5 lb/ft.

Speeds: 40-90 fpm fixed in 10-fpm increments.

Drives: 522 lb pull center drive with 8" diameter pulley on a 2-7/16" diameter shaft with 1-7/16" bearings and 1-3/16" input for cog belt final drive. 1050 lb pull center drive with 12" diameter pulley on 2-7/16" diameter shaft with 1-15/16" diameter bearings and input.

End Pulley: 4” diameter on 1-7/16” diameter shaft, with or less shroud with precision bearings.

Motor and Reducer: 1/2 through 2 hp, C-face.

E (max. in.) Motor Length Less Brake

Reducer	Incline 0°-14°	Incline 15°-25°
175	8-5/8	11-13/16
200	7-5/8	10-5/16
262	12-1/2	15-5/16
350	13-5/8	16-5/8

Bottom Dust Covers: 18 gage galvanized steel with stiffeners and 1/4” gap between covers:

Roller with Standard Dust Covers (with side guards shown)

Roller with Full Dust Covers (side guards not shown)

Bed: 36" and 48" wide, galvanized, 14-gage steel, 3-1/2"-deep box type, with structural angle stiffeners.

Belt: PVC-impregnated polyester carcass with horizontal, low-friction surfaces on both sides. With incline, low-friction bottom, rough top. Belt width is 6” less than bed width.

Bed Length: 10'. Other lengths are available.

Return Rollers: 1.9" diameter, 16-gage, galvanized steel with 7/16" hex SR bearings.

Side Guards: 6" high, 14 gage, and galvanized steel.

Conveyor Weights (pounds)

Bed Width	24”	36”	48”
Per Foot*	15	22	27
Drive*	346	402	460

*Includes 3 lb/ft for supports.

Options

522 lb Center Drive: With chain final drive.

Beds and Dust Covers: 4-1/8" deep 24" wide bed and full dust covers.

Double Snubber: 5-20 degree incline or decline.

Frame: 12-gage galvanized steel. 4" diameter pulleys, 2-3/16" 12-gage snubber rollers and 18" high side guards.

Nose-over: 5-20 degree incline. 3/16" painted side plates, 2-3/16" snubber rollers, and 18" high, 14-gage side guards.

Side Guards: 18" high, 14-gage.

Rev 2005-March-11

Model 0977 Flat Belt Turn

•      Maintains Product Orientation

•      Assures Positive Spacing

•      High Speed

•      Low Noise

Flat belt turns are used in conveyor systems where product spacing and orientation must be maintained. The curved belt surface also allows odd-shaped and fragile products to be conveyed around bends. The Flat Belt Turn is suitable for high speed, low noise applications (up to 500 fpm with less than 75 dBA noise levels).

Degrees: 30, 45, 60, 90, 180.

Belt: PVC 100 with smooth top and friction back. Laced belt is standard; endless is optional. Special belts also available.

Bed: Steel bolted and welded frame with steel shrouding. 10 gage inside channel track; 5/16” steel outside track and aluminum brackets.

End Pulleys: Cast aluminum tapered pulleys, precision machined. Drive pulley is lagged with friction material.

Guard Rails: 12 gage painted steel, 6”, 12”, or 18” high as required. Flange guard rail and channel guard rail available upon request.

Operation: One-way, horizontal.

Capacity: (Maximum live loads for 90 degree turns).

•      Series B: 200 lb live load.

•      Series C: 280 lb live load.

•      Series D: 360 lb live load.

Speeds: Up to 550 fpm at centerline of belt, fixed, depending on model and degrees.

Drive: Base-mounted 3/4-5 hp gearmotor located at discharge end, preferably on outside of curve. Timing belt connection between gearmotor and drive pulley.

NOTE   Shaft mounted drives are available.

Rev 2005-March-14

Replaceable Components: The motor and gearbox are made by Eurodrive, the bearings are made by Dodge, the drive belt and sprockets are made by Dodge (or an equivalent) and the belting is Georgia Duck (or an equivalent). The drive pulleys, end pulleys, take-up components, and return rollers are all custom and will be stocked in reasonable quantities.

Model No.* Radius at Outside of Belt (in.) / Exposed Belt (in.)	Degrees Available	A (in.) Inside Radius	B (in.) Exposed Belt Width	C (in.) Radius at Centerline	D (in.) Pulley Centerline Diameter	E (in.) Radius at Outside of Belt	F (in.) Radius Outside of Frame (Nom)	G (in.)
B 59 22	30,45,60,90,180	36	22	48	4.79	59	63-13/16	25-7/8
B 59 24	30,45,60,90,180	34	24	47	4.69	59	63-13/16	27-7/8
B 59 26	30,45,60,90,180	32	26	46	4.59	59	63-13/16	29-7/8
B 59 28	30,45,60,90,180	30	28	45	4.49	59	63-13/16	31-7/8
B 59 30	30,45,60,90,180	28	30	44	4.39	59	63-13/16	33-7/8
B 59 32	30,45,60,90,180	26	32	43	4.29	59	63-13/16	35-7/8
B 59 34	30,45,60,90,180	24	34	42	4.19	59	63-13/16	37-7/8
B 59 36	30,45,60,90,180	22	36	41	4.09	59	63-13/16	39-7/8
C 87 24	30,45,60,90,180	62	24	75	5.18	87	91-13/16	27-7/8
C 87 26	30,45,60,90,180	60	26	74	5.11	87	91-13/16	29-7/8
C 87 28	30,45,60,90,180	58	28	73	5.04	87	91-13/16	31-7/8
C 87 30	30,45,60,90,180	56	30	72	4.97	87	91-13/16	33-7/8
C 87 32	30,45,60,90,180	54	32	71	4.90	87	91-13/16	35-7/8
C 87 34	30,45,60,90,180	52	34	70	4.83	87	91-13/16	37-7/8
C 87 36	30,45,60,90,180	50	36	69	4.76	87	91-13/16	39-7/8
C 87 38	30,45,60,90,180	48	38	68	4.69	87	91-13/16	41-7/8
C 87 40	30,45,60,90,180	46	40	67	4.63	87	91-13/16	43-7/8
C 87 42	30,45,60,90,180	44	42	66	4.56	87	91-13/16	45-7/8
C 87 44	30,45,60,90,180	42	44	65	4.49	87	91-13/16	47-7/8
C 87 46	30,45,60,90,180	40	46	64	4.42	87	91-13/16	49-7/8
C 87 48	30,45,60,90,180	38	48	63	4.35	87	91-13/16	51-7/8
D 115 24	30,45,60,90,180	90	24	103	5.44	115	119-13/16	27-7/8
D 115 26	30,45,60,90,180	88	26	102	5.38	115	119-13/16	29-7/8
D 115 28	30,45,60,90,180	86	28	101	5.33	115	119-13/16	31-7/8
D 115 30	30,45,60,90,180	84	30	100	5.28	115	119-13/16	33-7/8
D 115 32	30,45,60,90,180	82	32	99	5.22	115	119-13/16	35-7/8
D 115 34	30,45,60,90,180	80	34	98	5.17	115	119-13/16	37-7/8
D 115 36	30,45,60,90,180	78	36	97	5.12	115	119-13/16	39-7/8
D 115 38	30,45,60,90,180	76	38	96	5.07	115	119-13/16	41-7/8
D 115 40	30,45,60,90,180	74	40	95	5.01	115	119-13/16	43-7/8
D 115 42	30,45,60,90,180	72	42	94	4.96	115	119-13/16	45-7/8
D 115 44	30,45,60,90,180	70	44	93	4.91	115	119-13/16	47-7/8
D 115 46	30,45,60,90,180	68	46	92	4.86	115	119-13/16	49-7/8
D 115 48	30,45,60,90,180	66	48	91	4.80	115	119-13/16	51-7/8

*         For complete model numbers, add “977” to the beginning of this number, and add the appropriate degree (30, 45, 60, 90, or 180) to the end.

Rev 2005-March-14

Model 1102 Live Roller Conveyor

•      Adjustable Belt Pressure

•      Pop-Out Rollers

•      E-Z Trac Pulleys

This transportation conveyor can be used for low-pressure accumulation when zero line pressure is not required. Carrier rollers activated from below by a drive belt provide a smooth, low friction-conveying surface. Individually adjustable pressure rollers enable varying drive pressure.

Operation: Two-way with center drive. Horizontal; inclines/declines up to 5 degrees.

Rollers: 1.9” diameter, 16-gage, galvanized steel with 7/16” hex HQ bearings. Pop-out rollers high.

Roller Centers: 3” carrier and 6” pressure centers.

Capacity: 135 lb/ft.

Speeds: 40-200 fpm in 10-fpm increments.

Motor and Reducer: 1/2-5 hp, C-face motor.

Belt: 8” wide, PVC-impregnated polyester carcass with smooth top and bottom.

Drive: 522 lb pull center drive with 8” diameter pulley, with lagging, on a 2-7/16” diameter shaft, with 1-7/16” self-aligning pillow block bearings and 1-3/16” input for cog belt final drive. Take-up pulley 4” diameter on 1-7/16” diameter fixed shaft for 16” of belt take-up.

Bed Lengths: 12’ long. Other lengths available.

End Pulley: 4” diameter pulley on 1-7/16” diameter shaft.

Bed: 10-gage, 6-1/4” deep, painted, bolted.

Auxiliary Horizontal Take-Up: Four-inch diameter pulleys provide 24” or 48” of belt take-up.

Options

522 lb Center Drive: With chain final drive.

Rollers: 16-gage, SR bearings, and pop-out and captured rollers low.

Roller Centers: 3”-9”, 3”-12”, 4”-8”, 4”-12”.

Widths: 12-1/4”, 42-1/4”, 48-1/4”, and 54-1/4”.

Accessories

End Drive: 520 lb pull with 8” diameter pulley on 2-7/16” diameter shaft. 34” of belt take-up.

Slave Drive: Model 996 curves and junctions.

Case Stop: Air, foot, hand or motor operated.

Rev 2005-April-29

^+

Model 2310 Single Line Dual Servo Induction

•          Four Variable Speed Belts Per Line

•          Dual Servo Control

The Single Line Induct (SLI) allows low speed, economical conveyor to feed a high-speed sorter with the required spacing. The dual servo SLI operates with the RS200 PLUS sorter.

The packages enter the induction belt section. Each dual belt section has variable speed belts mechanically coupled to maintain a constant speed ratio between belts. This induct unit is designed for 20 lb/ft live load.

Drives: One AC Servomotor per pair controlled by a Dual Servo Controller.

Package Stability: Must tolerate .4g acceleration.

Control: PLC.

Quantity Variable Speed Belts: Four (belts 1, 2, 3 and 4) per induct line.

Maximum Sorter Speed: 540 fpm.

Rate: 134 cpm at average 24” long product.

Width: A 36” maximum carton width.

Lengths: 28’ total for complete induct assembly.

Safety Pull Cord: Provided along entire length of the induction conveyor for emergency shutdown.

Rev 2005-March-16

Model 2421 RS200 Magnetic High Rate Sorter

•          200 Plus Cartons Per Minute

•          Interleaving Aluminum Slats

•          Durable Divert Shoe

•          Quieter Diverts

•          Reliable, Quiet Divert Switch Module Designed for Minimum Maintenance and Long Life

The RS200E PLUS™ sorter/conveyor provides reliable tracking and sorting of product regardless of carton size and shape. At divert points, an electromagnetic divert switch automatically activates, and a group of divert shoes slide across the conveyor flights, pushing the appropriate carton onto an outbound conveyor.

Package Weight: 100 lb maximum (50 lb. per ft.), 2 lb minimum. Applications up to 150 lb. are possible in certain applications.

Maximum Sorter Length: 650’ for single units. Multiple units may be installed end-to-end.

Standard Drives: C-face mounted 7-1/2 to 25 hp, 3-phase motor with parallel gear reducer, and cog belt drive.

Maximum Rate: Capable of sorting more than 200 cartons per minute (average length 16”).

Rev 2005-March-22

Divert Switch: An electrically operated magnetic divert switch diverts shoes at each divert point. This divert switch uses an electromagnet to re-direct shoes to divert product when turned on by the magnetic divert switch (MDS) controller. The magnetic divert switch is easily removed through the side frame for inspection without disassembly of the sorter slats.

Standard Package Heights: 1” to 30” for photoeye read.

Standard Sorter Widths: Slat surface widths from 46-9/16” to 59-9/16”.

Speed: 275-fpm minimum speed. 540-fpm maximum speed for 20º sorter and 340-fpm maximum for 30º sorter. Speed control set for maintenance, jog and normal modes.

Divert Shoes: Attached to the slats and free to slide along the length of the slats. When shoes pass through a divert switch, they can be re-directed to slide across the slats to divert a carton. While diverting, the shoes are magnetically guided through each divert switch by rolling on a precision ball bearing, to reduce noise. On two-way diverts, a guide vane is located under the ball bearing to steer the shoe through the crossover point. Divert shoes can sort to the right, left or both sides of the conveyor at either a 20º or 30º angle.

Carrying Surface: Flat, anodized aluminum interleaving slats make up the conveying surface of the sorter. Two strands of ASA RC-100 roller chain drive the slats. A slat isolation insert connects the roller chain to the slats to reduce noise. The roller chain is carried on polyurethane wheels with shielded precision bearings.

Controls: Emergency stop pull cord, full-length jam photo eye. Microprocessor control provides lost shoe detection, slack chain detection, and missing pin detection. The MDS controller provides visible LED fault detection, and line fault output is available.

Charge Bed: Supports the tail shaft and chain sprocket. Charge bed includes a transition belt, which transfers cartons onto the sorter from the conveyor feeding it.

Intermediate Bed: Provides transition between other types of beds. 3/16” formed side channels. Bolted, formed channel cross members.

Divert Beds: One or two-way divert beds which include magnetic divert switch/switches with controls mounted near each switch. Controls equipped with quick disconnect fittings. Bed frames the same as intermediate beds. Magnetic divert curves at the end of the divert angles for noise reduction.

Catenary Bed: Includes a one-way or two-way divert and lost shoe sweep angle assembly. A catenary take-up is located in the bottom of the bed to compensate for any slack that may develop in the slat chains.

Discharge Bed: Supports the head shaft and sorter drive. Discharge bed includes a transition belt, which transfers cartons from the sorter to next downstream conveyor.

Options

•          Divert left, right or two-way.

•          Low Support Assemblies.

•          Oil Pans.

•          Sound Dampening Panels.

6.4        Mechanical Specifications

1.        The conveyor equipment to be provided is designed to operate in one (1) direction only unless specified otherwise.

2.        All conveyor widths indicated on the Mechanical Equipment list in this Proposal are nominal widths from outside to outside of conveyor beds.

3.        Snubber Rollers are equipped with safety guarding unless guarded by location.

4.        Protective guarding will be provided on Belt return rollers for slider bed, belt-on-roller, and belt driven live roller conveyors (belt widths greater than 4”) between the elevations of 2 feet - 6 inches and 8 feet - 0 inches above the floor and/or other Personnel walking surfaces as determined by Dematic Application Engineering.

5.        Auxiliary take-ups or belt take out sections will be provided on all belt units that Dematic Engineering determines as necessary.

6.        Drip pans will be provided under all motors furnished with gear reducers.

7.        The system is intended to operate at ambient temperatures of 35 degrees Fahrenheit, to 104 degrees Fahrenheit, 5 percent to 90 percent relative humidity (non-condensing).

8.        Manual assistance may be required to initiate and/or maintain the flow of product on gravity conveyor(s). It is understood that due to the inherent characteristics of gravity conveyor, free flow of product may not occur at all times.

9.        The provision for header steel and related material or hardware necessary to ceiling hang the conveyors is included in this Proposal.

10.      Dematic will supply point loads for ceiling hangers, but it remains The Children’s Place’s responsibility to validate the structural integrity of the structure that the ceiling hangers suspend from.

11.      Sound Levels

In most cases, costs are prohibitive when trying to engineer and guarantee noise levels of conveyor systems. Anticipated noise levels can be projected by area, and general noise control practices applied. Once installation is completed, specific things can be done (at an additional cost to The Children’s Place) to reduce the noise of any specific area. This is the most cost effective method of noise control.

Dematic warrants compliance of the proposed conveyor system with the U.S. Department of Labor Occupational Safety and Health Act governing acoustical noise levels within the industrial environment which is in effect at the time of this Proposal.

Dematic does not accept responsibility for compliance of the overall sound pressure levels of the total installation when Dematic equipment is combined with other equipment not supplied or specified by Dematic; nor does Dematic assume responsibility for noise level added to the equipment noise level by the product being conveyed unless specifically agreed to as a result of a thorough analysis and test of the specific products to be conveyed.

12.       Paint

a.         The majority of this system is comprised mainly of anodized aluminum frames and components, complimented with plastic guarding covers. Conveyor equipment that is to be painted will use powder coating techniques.

b.        Powder Coating

With this system, electrically-charged powder is applied to grounded parts. This results in a uniform, resilient finish that resists wear, corrosion, impact, and chemicals. It is a completely dry process, free of runs, drips and sags.

•          Gloss: Standard is 65, ±°, or as required

•          Hardness: Pencil 2H minimum

•          Salt Spray: 96 hours at 100 RH

•          Film Thickness: 1.8 to 2.2 Mils

•          Metal Preparation: Iron phosphate coating (5 Stage washer)

•          Powder Coating Description: Epoxy polyester hybrid

•          Color:  Light grey RAL 7035

13.       Dematic has included the air compressor and air distribution system in this Proposal.

14.       Internal air piping of specially fabricated, air operated devices will be terminated at a solenoid valve or filter/regulator unit. All internal air piping will incorporate either barbed or compression type fittings and flexible rubber hose or plastic tubing.

7         Controls Equipment Details

The equipment will perform as described when properly managed, operated, and maintained. Please refer to the Dematic drawings referenced on the Title Page of this Proposal while reviewing the rate and equipment listings.

The Control Modules are standard modules and are the same for each conveyor section. All of the control modules are designed to fit into the aluminum side channel. These control modules are electrically activated.

The C-L100 controls software exists in a PROFInet CbA (Component Based Automation) environment and is implemented in conjunction with the C-L100 mechanical and electrical design to ensure a complete mechatronics approach to the product line.

7.1      C-L100 Integrated Conveying Solution

The Dematic C-L100 is a fully integrated automated conveying system. The software, controls, and mechanical devices are integrated into one conveying solution.

This integrated conveying solution offers faster installation, simplified reconfiguration, and control logic modification.

Common standardized controls parts allow for simplified maintenance resulting in easier part replacement and less conveyor downtime.

The Dematic C-L100 conveyor system provides Customers with a fully integrated conveying solution which allows for simplified installation, configuration, and repair.

7.1.1   Dematic C-L100 Product Transportation

7.1.1.1   Product Transportation

Transportation conveyors move cartons, totes, packages or other items from one location to another. The product moves continuously, without stopping and product spacing is maintained.

7.1.1.2   Product Accumulation

•         Zero Pressure Accumulation Conveyors are conveyors which allow the product (i.e. -cartons, totes, packages or other items) to queue without applying pressure to the preceding product. If the downstream zone is not full, the product will travel continuously. If the downstream zone is full, the product will stop in the upstream zone.

7.1.2   Controls Architecture

Dematic’s C-L100 controls architecture utilizes a Distributed I/O (DIO) approach.

The conventional controls architecture incorporates devices such as motors, photoeyes, emergency stop switches, etc., which are connected to the control system by way of discrete wiring to control panels located in the general area of the conveyor equipment. One or more of the panels will contain a Programmable Logic Controller (PLC) which controls the system. In most cases, the control panels are custom designed for individual systems.

The DIO approach uses the latest industrial networks to distribute the I/O closer to the control devices and the control devices closer to the equipment. The standard control networks are Ethernet and Profibus.

With DIO, the I/O blocks are located near the control devices. This design reduces the hardware and labor cost of field wiring the devices. The devices are connected to the DIO blocks by way of multi-conductor cables with quick disconnect plugs.

Motorized Rollers are controlled using Brushless Motor Controllers (BMCs) which are located near the motorized rollers, rather than in the control panel. The BMCs are connected to the I/O network by way of multi-conductor cables with quick disconnect plugs. Power is distributed to the starters by way of a power bus feed from a Power Distribution Panel (PDP).

The PDP panels take the place of conventional control panels. PDPs are predesigned and can be stocked or built without additional engineering design time. PDPs contain a PLC, power distribution equipment, emergency stop relays, power supplies and other associated controls devices to control an area of the conveying system.

The PDP panels are connected to PBC by way of the Ethernet network, and can be connected to each other by way of Ethernet.

The Dematic DIO architecture is highly modular and configurable, using standard panel designs.

7.2      Control Devices

The Control Modules are standard modules and are the same for each conveyor section. All of the control modules are designed to fit into the aluminum side channel eliminating the need for large custom built control cabinets.

The Dematic C-L100 product line utilizes a distributed controls architecture within the mechatronic design approach. The distributed controls architecture consists of the following devices:

7.2.1   Open Network Cable

The Open Network Cable (LCON) is a PROFIbus network cable that serves two purposes, Communications and Electrical power distribution.

7.2.1.1 Communications

The LCON is a two wire communication network between the various electronic modules mounted in the side channel of the conveyor. Each module on the LCON has a Profibus address allowing for communication with other modules on the LCON. A third wire has been added to the two wire communication network to allow for auto addressing of the control modules.

7.2.1.2 Electrical Power

In addition to the wires used for communication there are three wires used to supply both 24 volt DC and 48 volt DC electrical power. 48 volt DC is used to power and control the powered rollers. The 24 volt DC powers the electronics inside the control modules.

7.2.2   Load Power Supply

The Load Power Supply (LPS) is connected to the AC wiring harness and supplies 48 VDC power by way of the Open Network Cable (LCON) to the powered rollers.

The LPS is mounted under the conveyor inline with one of the cross members. The LPS is supplied 480 volt AC electrical power from an external Power Distribution Panel (PDP). The LPS rectifies the 480 volt AC into 48 volt DC power and supplies this 48 volt DC power to the Brushless Motor Controller through a cable with two D shell connectors on its end. The D shell connectors help ensure that the mating PBC and BMC are properly connected.

Figure 3            Load Power Supply (LPS)

7.2.3   Electronic Power Supply

The Electronic Power Supply (EPS) is an electrically isolated power supply connected to the AC wiring harness. The EPS is supplied with 230 VAC and provides 24 VDC power by way of the LCON to the other control components of the C-L100 system.

Figure 4            Electronic Power Supply (EPS)

7.2.4   Programmable Bed Controller

The Programmable Bed Controller (PBC) communicates with the high level devices like the Host Controller and other PBCs by way of Ethernet/PROFInet and the lower control modules by way of the LCON.

Communication between Programmable Bed Controllers is by way of an Industrial Ethernet (PROFInet). PROFInet also allows communications with other systems like scanners, scales, and other field devices.

Figure 5            Programmable Bed Controller (PBC)

7.2.5    Brushless Motor Controller

The Brushless Motor Controller (BMC) operates the 50mm Powered Rollers and provides digital Inputs and Outputs (I/Os) to connect photoeyes, brake rollers, and external equipment to the C-L100 system.

The BMC controls the speed of the powered rollers and also monitors the motor speed, motor current, and motor voltage through Hall Effect Sensors mounted in the motor. This facilitates quick troubleshooting of problematic motors.

Figure 6            Brushless Motor Controller (BMC)

7.2.6   Conveyor Field Switch

The Conveyor Field Switch (CFS) makes it possible to implement additional network subsets and to connect peripheral devices to the system such as scanners, scales, and display marquees.

Figure 7            Conveyor Field Switch (CFS)

7.2.7   Photoeyes and Reflectors

Photoeyes are modular and are integrated within the guide channel. The photoeyes are placed in the guide channel along the top of the conveyor sides. Multiple eyes can be placed in multiple conveyor sections or at the corners of Right Angle Transfers.

Polarized retro-reflective photoeyes and reflectors are available as options.

Figure 8            Photoeyes and Reflectors

7.2.8   50mm Powered Roller

The 50mm powered roller incorporates a brushless permanent magnet DC motor located inside various roller shells. The shell types used are based on the application. The DC motor allows the speed of the motor to be adjusted to achieve the most effective use of the C-L100 conveyor.

The 50mm powered roller is used to drive all of the conveyor sections with the exception of the Belt on Slider and Belt on Roller Conveyors.

An internal Hall Effect Sensor allows monitoring of the motor voltage, motor current, and motor speed for motor diagnostics.

Figure 9            50mm Powered Roller

Figure 10          Control Devices Overview

The following Figure illustrates the location of these control components.

Figure 11          Side Channel Control Device Locations

7.2.9   Power Distribution Panel

Figure 12          Power Distribution Panel (PDP)

The Power Distribution Panel (PDP) is used to power the C-L100 product line and provides six power branches consisting of high voltage (400-480 VAC, 20 amp) E-stop interrupted power, earth/ground, and low voltage (230 VAC, 3 phase, 5 amp) non-interrupted power intended to provide power to devices such as the EPS that need to maintain power though an E-stop event. The PDP uses hardwiring for all E-stop devices and all PDP interlocking.

The power branch cables are connected at the PDP and then routed to junction boxes located on the conveyor. The power branch is hard wired to the bus located inside the junction box. The junction box is then connected to the AC wiring harness located on the conveyor.

There are two E-stop zones (each zone capable of interlocking with up to three other zones) built into the PDP. Power Branches 1, 2, and 3 are controlled by zone 1 E-stops. Power branches 4, 5, and 6 are controlled by zone 2 E-stops. The PDP:

•          Provides all electrical power to the C-L100.

•          Provides power for both the 24 volt control modules and the 48 volt Powered Rollers.

•          Has two E-stop zones. Each zone is capable of interlocking with up to three other zones.

•          Has six 20 amp Power Buses, six 3 amp control busses and uses hardwiring for all E-stop devices and all PDP interlocking.

•          Houses the power and E-stop capabilities. The AC and E-stop wiring harnesses distribute AC power and E-stop functionality throughout the conveyor system.

•          Manages the control signals to components which implement the run-time operation including, but not limited to, Starting, Stopping, and E-stop status.

•          Primary functions are the enabling of system control and E-stops within an area of a C-L100 system. The C-L100 uses a distributed controls architecture where control logic is located at the unit. When units are placed together, the units form function groups, and function groups need to be coordinated. Some of the main effects that need to be coordinated are System Enabling and E-stop.

7.2.10 Right Angle Transfer Interface Adapter

The Right Angle Transfer Interface Adapter (RIA) provides an interface between the LCON, BMC, and the servo drive used to operate the RT lift mechanism. Digital inputs and outputs from the BMC are optically isolated before being sent to the servo drive.

Figure 13          Right Angle Transfer Interface Adapter (RIA)

7.2.11     T-Outfeeder

The T-Outfeeder (TOF) supplies “outgoing” 24 VDC and 48 VDC as well as Profibus communication to external devices that are to be connected to the C-L 100 system. DC Outputs are filtered, and the Profibus is electrically isolated to prevent interference on the LCON network.

Figure 14  T-Outfeeder (TOF)

7.3          E-stops and Interlocking

The PDP has two E-stop zones. Each zone can be operated independently or both may be interlocked together. All E-stop devices are connected in series for each zone (typically hardwired E-stop devices). Detection by the overall system of individual E-stop actuations is not done by the PDP, but must be done by localized I/O near the device. Any PDP may be interlocked with other PDPs by hardwired connections. Limitations of the interlocking include the following:

•                             One zone of a PD maybe in interlocked with the other zone of the same PDP.

•                             One zone of a PDP may be interlocked with up to three other zones of other PDPs.

•                             “Cascading” E-stops are NOT allowed; each interlock action stands alone.

E-stops are hardwired into the PDP and will interrupt electrical power at the Power Bus eliminating all electrical power to the Load Power Supply and the Powered Rollers.

An E-stop does not drop the 24 volt power from the three Control Buses. Keeping power to the Electronic Power Supplies and the other control modules enables the user to keep track of the packages, jams, and other control functions during an E-stop.

7.4          Control Cabinets

The conveyor control system’s architecture is “Local Area Controlled”. This is best described as a localized area having its own control cabinet. Each area cabinet being able to communicates with other areas by way of an Ethernet interface.

These cabinets contain all of the required motor controls and PLC equipment necessary to operate the conveyor system, and will operate from a supply of 480 Volts, 60 Hertz, 3-Phase power, with a voltage variation not exceeding +/- 5 percent of nominal.

All control cabinets are NEMA 12 enclosures and carry a certified UL approval.

A typical control cabinet would contain the following hardware:

•                             Cabinet disconnect switches

•                             Fusing / Motor protection

•                             Motor controls such as starters, timers and control relays

•                             PLC, Rack, I/O and specialized modules

•                             Pushbuttons

•                             Pilot lights

•                             Terminals, wire ways and other miscellaneous items

All of the area’s motors, sensing devices, E-stop devices, scanners and operator interfaces will be wired back to the local control cabinets.

7.5      Standard Controls Hardware

The control system will use standard electrical hardware components. The following is a brief listing of the electrical hardware and manufacturers typically used on a project of this type. Exact components may vary from this typical listing.

Controls Component	Manufacturer
Control Cabinets	Hoffman
Transformers	Acme
Programmable Controllers	Allen-Bradley
Brushless Motor Controllers (BMCs)	Siemens
Control Relays	Square D
Pushbuttons, Pilot lights, etc	Square D
Limit switches	Square D

Controls Component	Manufacturer
Photoeyes	Sick
Horns	Federal
Beacons	Square D
Panel Disconnect Switch	Square D
E-Stop Switches	Dematic

7.5.1       Programmable Bed Controller Features

The system will utilize Windows-based programming software and documentation. The device layout drawings and I/O block schematic drawings will be developed on AutoCAD. The PLC programming software packages will be loaded onto the appropriate PLC programming terminal. The programming terminal will include a PC capable of properly loading and running the PLC programming software packages.

The system will be controlled by a Programmable Bed Controller (PBC). These PBCs will control all of the motor control equipment, sensors, and Operator interface equipment. The system being proposed will utilize Dematic’s System Manager product for diagnostic notification.

Any error or operational conditions that need to be indicated to the Operator will be detected by the PLC system and then shown on the System Manager. The System Manager will monitor the status of the PLCs and report their conditions on the monitors.

7.5.2       Safety Devices

E-stop pushbuttons and pull cord switches will be located throughout the system to assist in providing a safe operating environment. Each PDP and some Operator interface stations will contain an E-stop device. All of these devices will be wired back to their respective PDPs and, by way of hardwired means, will shut off the appropriate areas of control. All E-stop pushbuttons will be of the maintained contact type. This will require the E-stop to be re-set and the system to be restarted prior to any motor control being initiated.

7.6          GSMi Visualization

The web-based GSMi Visualization System provides a centralized organizational point for monitoring a facility’s automated material handling system.

The GSMi Visualization System uses ICONICS™ software to provide a real-time graphical display of the material handling system and status. When problems occur, system alarms generate visual signals. Alarm logs and various diagnostic displays allow further investigation into the cause of a problem.

The GSMi receives data from the material handling system and continually displays the data at a computer workstation. GSMi allows for the convenient monitoring of faults and alarms, to retrieve past alarm statistics, or to create and print reports. The GSMi is limited only by the configuration of the controls system and the hardware used within it.

7.6.1       System Overview

The GSMi Visualization System interfaces with the Programmable Logic Controllers (PLC) and the RapidSort Controller (RSC), which control the conveyor hardware. The principle function of GSMi is to monitor and display the state of the material handling system operation.

The GSMi data is accessible from any PC connected to the Distribution Center network by way of Microsoft Internet Explorer. No special equipment is needed to connect to the GSMi site and receive system information.

7.6.2       Home Page

After addressing the site in Internet Explorer, the GSMi home page appears. Shown below is a typical home page. This page has links to all the other pages.

Figure 15   Typical Home Page

7.6.3       Graphical System Layout

Shown below is a typical Graphical System Layout page. There are three primary areas: menu bar, system view, and active alarm view. This animated display, along with the keyboard and mouse, provides the primary operator interface to GSMi.

Figure 16   Graphical System Layout Screen

7.6.3.1    System View Features

The System View occupies the largest area of the GSMi display screen. At startup, the System View defaults to show the entire material handling system. All conveyors and devices on all levels within the facility are shown simultaneously to provide a single view depicting the entire system status at a glance.

The operational status of conveyors and devices is depicted using color indicators. System fault and event symbols appear within this window, in a position corresponding to the actual event location in the facility.

Navigating this composite image to obtain more detailed information or enlarged views is easily accomplished using mouse or keyboard commands. The following sections give more detail on the components of the graphical system layout.

7.6.3.1.1  Menu Bar

The Menu Bar lists all menu commands and any options selected for each site. This section describes each of the commands available from the Menu Bar.

Figure 17 Menu Bar

7.6.3.1.2  Zoom Commands

The Zoom commands are used to zoom to a specific area of the system. This will be specific to each project and customer.

Figure 18 Zoom Shortcut Menu

7.6.3.1.3  Help

The Help command takes you to an online copy of this manual.

7.6.3.1.4  Toolbar Buttons

The Toolbar buttons are used for navigation within the GSMi system.

•             Box Zoom: This button will zoom to a box. By holding the left mouse button and dragging, you can zoom into a specific area.

•             Overview Zoom: This button will zoom out to show the entire system.

7.6.3.1.5  Elevation Bar

The Elevation bar is used as a filter to show only desired conveyors at a specified elevation. “Stacked” equipment may be viewed by limiting the conveyor elevations that will be displayed. The lower elevation value is set by the green slider and the upper elevation limit is set by the red slider. The “All” button resets the upper and lower limits.

7.6.3.2    Keyboard Commands

System View navigation may also be accomplished using keyboard and mouse commands.

To Pan around the layout: Hold the Alt key and Click and Drag using the Left Mouse button.
To Zoom: Hold the Alt key and spin the Mouse Wheel.

7.6.4       Conveyor Colors

Each conveyor section has a single color that indicates its operational state. If more than one state is true at any moment, the software displays the higher priority color as defined in GSMi. Note that some states are specific to particular systems and may not apply.

State Type	Color	Additional Description
Non-Powered Equipment	White
Invalid / Unavailable Data	Dk. Gray	Communication problem. Power and/or network connections could be the cause.
Off/ Inactive	Gray
Disabled	Lt. Green
Running / On /Active	Green
Energy Management (If Used)	Blue	Powered off automatically due to lack of product present.
Full Status	Yellow
Warning / 100% Full	Orange
Alarm / Fault	Red	Alarms should be investigated.

NOTE If GSMi is not receiving data from the PLC for the conveyor section, GSMi colors the conveyor dark gray, which is the default state.

The following Figure is an example of some conveyor colors shown on a system layout.

Figure 19 System Layout Example with Conveyor Colors

Conveyor Running
Conveyor Not Running (Full)
Conveyor Not Running (normal)
Directional Arrow
Conveyor Not Running (Fault)

7.6.5       Symbols

The name of a conveyor section or device may be viewed by positioning the cursor over the item. Zooming in on an area shows additional information such as conveyor unit numbers and conveyor flow direction.

Symbols are specific to each material handling system. Alarm symbols are always red. All symbols will display in the System View, showing the location of the affected device in the facility. Examples of some of the typical symbols are shown below. All of these shown may not be needed.

A red Motor Symbol indicates a motor fault has been activated. These symbols will be displayed in the System View showing the actual location of the motor on the affected conveyor in the facility.

A red Emergency Stop symbol indicates that an emergency stop button, switch, or pull-cord has been activated.

A red photo symbol indicates that a jam occurred at the symbol location. The specific type of jam (conveyor jam, chute jam, etc.) will be described in the alarm text displayed in the Alarm Window. A jam is typically associated with a photo eye.

A yellow or orange photo indicates a flow control condition on accumulation conveyor. This photo will typically be seen on a conveyor unit that is also yellow or orange.

ALARM TEXT

A label in red text may be used instead of a symbol to display selected fault conditions in a custom text window, such as the PLC Status Table. The alarm text will still also appear in the standard alarm window.

7.6.6       Alarms

All alarms are listed in the Alarm Window. The information includes the Time/Date the alarm became active, the Description of the alarm condition, the Area, and the Source of the control network interface Input.

7.6.6.1    Alarm Text Colors

Active alarms are annunciated using red text on a white background. The following chart defines the color scheme for the alarm window.

Type	Acknowledged	Alarm Source	Text Color
Alarms	No	Active	Red
	Yes	Active	Blue
	No	Inactive	Orange

Figure 20 Alarm Text Example

7.6.6.2    Alarm Acknowledgment

Alarms are not removed automatically. They need to be acknowledged to remove them from the alarm window. Alarms are acknowledged by either single left mouse click or by right click then choosing Ack. The following shows the menus for the right-click action.

Figure 21 Alarm Acknowledgement Shortcut Menu

The Alarm Ack dialog box allows the user to acknowledge a variety of items depending on the selections made.

Figure 22 Alarm Ack Dialog Box

Clicking the Acknowledge All Alarms button acknowledges all active alarms listed in the Alarm View. This is a one-time acknowledgement action. Refer to the Alarm Filters section, for more details on filtering.

Some alarms (jams, motor faults, E-stops, open gates, open doors, motor disconnect switches, etc.) have corresponding symbols on the screen, others have text representations only. To locate an alarm on the system map, double-click on the alarm text. GSMi positions the screen so the problem area is centered, enlarged, and visible.

7.6.6.3    Alarm History Reporting

When you click on the Alarm History item under the Reporting Root of the Treeview, the Historical Alarm Reporting Screen is loaded in the main window. At first, only the Header and the Report Filters are shown. Do the following to generate a report:

1.                          Select the filter criteria based on the data you want to report on. (If you do not select filters, you get all data in the Alarm Log)

2.                          Click on the icon on the menu that corresponds to the report you want (shown below).

3.                          The Report will be displayed just under the filters.

4.                          You may choose to change the filters based on what you got back in the report. Change the filters again and make sure that you click on the icon again to refresh the report.

5.                          To print the report, you may want to modify the appearance of the report. You can hide the filters by clicking on the filter icon on the menu. You can also close the Tree View by clicking on the “x” in the right corner of the Treeview frame. Reports print out the best in the Landscape layout. Printing is done through Internet Explorer.

Additionally, you can save the report to your Favorites. Saving a report to your favorites allows you to recall a particular report you have generated. Saving to a favorite will save the filter criteria for the report only. When a favorite is loaded, the report is run against the active database. Therefore, once data is archived, a favorite might become invalid because the date filter is now not within the active database.

7.6.6.4    Alarm History Report

Below is the Alarm History Report. The information includes the Time/Date the alarm became active, the duration of the Alarm, the Description of the alarm condition, the Area, and the Source of the OPC Input.

Figure 23  Alarm History Report

7.6.6.5    Alarm History Graph

In addition to the report page the history graph allows you to see a trend over time. Hovering over a point shows the alarm count for that day.

Figure 24 Alarm History Graph

7.6.6.6    Alarm History Summary

To see a summary of how often a point has been in alarm, go to the Alarm History Summary. (å) On this screen, the alarm count for each point is displayed along with the point description, area name and source symbol.

Figure 25 Alarm History Summary

7.6.7       RSCC Sorter Errors

All errors associated with the RSCC are listed on the Sorter Error History page.

7.6.7.1    Sorter Error History

All errors are listed on the Error History page. The information includes the time/date the alarm became active, the description of the alarm condition, the area, and the source of the control network interface input.

Figure 26   Sorter Error History

7.6.7.2    Sorter Error History Summary

To see a summary of how often a point has been in error, go to the Error History Summary. (å) On this screen, the error count for each point is displayed along with the point description, area name and source symbol.

Figure 27   Sorter Error History Summary

7.6.8       Deliverables

7.6.8.1    The Children’s Place

•                            120 VAC (isolated) 15A service to all server/workstation locations.

•                            120 VAC, 15A to all environmental enclosures (if enclosures provided).

•                            A drain for condensate from the air conditioning units, on the environmental enclosures, if required by the customer.

•                            Ethernet network, including drops to all server/workstation locations.

•                            Dedicated analog phone line to server location unless VPN access is to be granted.

7.6.8.2    Dematic

The base system includes the hardware and software for a single GSMi computer. As an option, extra hardware and software can be purchased to support additional workstations.

•                            Configuration of software to represent the conveyor system.

•                            Installation, setup, and checkout of all server/workstations provided by Dematic.

8              Computer Information System

This document is to be used as a method of communication between The Children’s Place and Dematic, with regard to the computer architecture and software functionality. An overview of the proposed system is provided here for review, to ensure an accurate understanding by both parties. When this proposal is accepted, a Functional Specification document will be developed, which will contain additional detailed information.

When accepted, the proposed system is expected to be installed around 7/08.

8.1          Integrated Software System – Proposal Overview

Dematic proposes to provide an integrated software system running on an integrated server platform that manages all host communications, picking directives for both put-to-light and all sortation functions. To do this, Dematic integrates its standard Dematic IT Suite software, that is PickDirector®, SortDirector®, and OMS into one harmonized software system – specifically configured for this site’s operations. The modular nature of this software provides the Dematic IT suite of software a common look-and-feel across all system components.

In brief, Dematic proposes the following for The Children’s Place facility in a Ft. Payne, Alabama:

•                             The installation of a streamlined picking/sortation integrated computer and software solution, including a Windows based computer architecture.

•                             A single interface between The Children’s Place host and the Dematic supplied software system. This is due to the adroit nature of the Order Management System (OMS), akin to both PickDirector & SortDirector. OMS processes the order picking information downloads from the host and determines the carton destinations within the picking module(s). Message Distributor acts as the traffic director to route picking order data to PickDirector, and carton destinations to SortDirector.

•                             The installation of a new PickDirector pick-to-light system, including 2640 lights in 240 picking zones.

•                             The installation of a new SortDirector system, working in conjunction with the conveyor system. SortDirector is responsible for routing cartons and totes on the conveyor system and managing information flow between itself, The Children’s Place Host computer (via OMS), Programmable Logic Controllers (PLCs), Dematic RapidSort Controllers (RSCs), print and apply label printers, carton scales, and all associated scanners.

•                             Client/server based user-friendly operator interface.

•                             Standard interface to the RSCs.

•                             Standard interface to the PLCs

•                             Interface to scanners and printers

•                             Automatic startup.

•                             Diagnostics via system logging facilities.

•                             System error reporting.

•                             Label lookup and maintenance functions.

•                             View system operation.

•                             Single point of control which includes monitoring, access to comprehensive reports and statistics.

•                             Documentation and on-site training.

8.1.1       Summary of Main Features

•                             Standard PC-based architecture, with Order Management System (OMS) OMS and SortDirector provide the link between the higher-level Host Computer of Warehouse Management System (WMS) and the lower-level sort controller. OMS provides information on waves, routes, orders, and carriers (cartons/totes/containers).

•                             Highly flexible/configurable “out of the box” modular software design Modular components can be “shared” between products, giving the Director IT suite of Dematic software a common look-and-feel. Modular component design simplifies customization and troubleshooting activities. Sharing of components means cost efficient development and, known reliability.

8.1.2       Computer Architecture

The following Figure is a sketch of the computer architecture. Please refer to the LAN requirements section for additional pertinent information.

Figure 28   Computer Architecture

Please refer to Parameters Section regarding LAN requirements, including network isolation, network security, and service packs/antivirus protection and regarding grounding and bonding of computer and communications equipment.

OMS serves as the single communication channel between the host computer and the Dematic supplied picking/routing systems. The software interface to the Host System may be via file based FTP or connection-oriented Sockets over TCP/IP.

The details of the host interface functionality are assumed to be identical to The Children’s Place distribution center in Dayton, NJ.

8.2          System Deliverables

Dematic provides the following deliverables:

•                            Hardware

•                            Third-party Software

•                            Dematic Application Software

•                            Documentation

8.3          SortDirector Overview

8.3.1       Main System Areas

The system can be divided into seven (7) main areas, which are described in further detail in the sections to follow. The list below denotes each area and some of the sub areas contained in each.

1.                          The Receiving Area

•                            Five (5) Receiving lines

•                            Five (5) Barcode Scanners and Weight Scales directly attached to SortDirector

2.                          Full Case

•                            Palletizing area used to induct full case cartons into system

3.                          Put Away/SKU Sorter Area

•                            Four (4) cross-dock lines to shipping sorter

•                            31 Put-Away lines

•                            One (1) Straight/Recirc line

•                            One (1) No-Read line

•                            One (1) Barcode scanner

4.                          Put-To-Light (PTL)/Tote Sorter

•                            20 PTL Pack lines

•                            One (1) Straight/Recirc line

•                            One (1) No-Read line

•                            One (1) Barcode scanner

5.                          The Automatic Label Print and Apply Area

•                            4-to-1 saw-tooth merge

•                            Four (4) Barcode Scanners and 4 Weight Scales directly attached to SortDirector used for Weight Upload to WMS.

6.                          The Shipping Area

•                            40 Shipping lines

•                            One (1) No-Read line

•                            Two (2) New-Store loops

•                            One (1) Straight/Recirc line

•                            One (1) Barcode scanners

The following areas exist, but are not under SORTDIRECTOR control.

•                             Inbound Merge Area – sends product towards the Put Away/SKU & Routing sorters

•                             Outbound Merge Area – sends product towards the print and apply area

•                             The automatic Label Print and Apply Area

8.3.1.1    Receiving

The receiving system consists of five (5) Receiving lines and one (1) Slapper line each with an associated single-line side-read scanner located on the right-hand-side of the conveyor. Each barcode scanner is attached to a weight scale for a total of six (6) weight scales. The barcode is an input to the weight scale. The scale transmits both the barcode data and weight data to the SortDirector over a direct RS422 serial connection.

Cartons arrive with a unique 20 digit Case Number bar code as well as a four digit Quantity Number. Both of the labels are applied to the right side of the carton and the front of the carton. When a carton is unloaded and placed on one of the two receiving lanes, the associated Receiving Scanner scans the carton for the Case Number and Quantity Number. It is the responsibility of the barcode scanner to concatenate these two strings together for transmission to the SortDirector.

The SortDirector formats the scanned data into a DIVERTQUERY message and sends the message to the WMS for notification the case was received. The WMS then downloads the carton information to the SortDirector via the DIVERTDIRECTIVE message.

NOTE If the message from the receiving scanner(s) is a no-read (all zeros) and/or the weight scale is a no-weight, no message will be uploaded to the WMS. No other action is taken by the system for no-reads (i.e. the conveyor does not stop). However, as a result of this, the cartons that encounter a no-read condition on either the quantity or the carton number barcodes and/or a no-weight at Receiving may be sent to the Jackpot lane at Put Away/SKU sorter as an Untranslatable (non in database) if the barcode is successfully read at Put Away/SKU sorter.

The Receiving scanner is not expected to transmit an ID code to the SortDirector, so the SortDirector will need to know which communications port labels are received on in order to report the receiving line the label was scanned.

Table 1 Valid Receiving lane ID’s

Value sent to WMS	Receiving Lane Number
R1	Receiving lane 1a and Receiving lane 1b
R2	Receiving lane 2a and Receiving lane
R3	Receiving lane 3a and Receiving lane 3b
R4	Receiving lane 4a and Receiving lane 4b
R5	Receiving lane 5a and Receiving lane 5b
R6	Slapper Line

8.3.1.2    Put Away/SKU Sorter

The Put Away/SKU sorter consists of 31 Put Away/SKU lines and 1 Straight/Recirc line. When the carton arrives at the Put Away/SKU Sorter area it is scanned on the right-hand-side of the carton by the Put Away/SKU Sorter. The bar code is then sent to the RSC which in turn transmits the case barcode to the SortDirector. The SortDirector informs the RSC where to divert the carton based on the data received in the Divert Directive message from the WMS. Upon verifying that the carton has been diverted, the SortDirector sends the Divert Confirm message to the WMS.

When the SortDirector receives the unique tracking number and carton information from the RSC, the SortDirector will take the appropriate action based on the label information received from the WMS. The following table describes the possible actions the SortDirector can take for carton information identified at the Put Away/SKU scanner:

Table 2 Put Away/SKU Sorter

Condition	Action
The Sort Lane assignment is a valid Put Away/SKU Sorter Logical Lane number	The SORTDIRECTOR informs the RSC to divert the specified carton to the Logical Put Away/SKU sorter lane.
The “Audit/QC” Flag is set to “TRUE/YES”	Overrides the sort destination for the carton and the carton is routed to the Routing Sorter Audit line via the Put-Away/SKU sorter (round-robin diverts 1-3).
String is anomaly condition (no-read, multi-label, untranslatable/not-in-database)	Carton is routed to the Routing Sorter Audit line via the Put Away/SKU (round-robin diverts 1-3).

NOTE

•                             Cartons that cannot be diverted due to lane full conditions are re-circulated through the Put Away/SKU sorter line (divert 36).

•                             When a carton is diverted to the Jackpot/QC lane because of the QC flag being set, the SortDirector also clears the QC flag (space it out) so that it will not be continuously audited.

•                             Weight checking/validation will take place at PutAway/SKU sorter.

•                             Cartons destined to the Shipping Sorter merge will use Put Away/SKU Sorter will use the last four diverts however the SortDirector will send a divert value of 1 to the RSC. The RSC will process the divert value of 1 knowing that this is the signal to execute the Round-Robin logic between the last four diverts. The RSC is responsible for the Round-Robin sortation logic when the SortDirector sends a value of 1.

8.3.1.3    Put-To-Light/Tote Sorter

The PTL/Tote sorter consists of 20 PTL lines and 1 Straight/Recirc line. A single RSC controls the PTL/Tote inbound sortation. There is a scanner directly connected to the RSC. The scanner reads the label on the Tote and sends it to the RSC. The RSC, in turn, sends a Dispatch Request to the SortDirector. The SortDirector looks up the label in its database. If the label is found, the SortDirector directs the RSC to divert the tote to the designated destination.

Table 3 PTL/Tote Sorter

Condition	Action
String is anomaly condition (no-read, multi-label, untranslatable/not-in-database).	Carton is routed to the PTL reject line (divert 41).

NOTE

•                  Cartons that cannot be diverted due to lane full conditions are re-circulated through the PTL/Tote sorter line.

•                  A tote may only have one destination in the PTL/Tote area.

•                  Divert confirmations are sent to the WMS for this area.

8.3.1.4                                   Label Print and Apply (LPA)

The Label Print and Apply area consists of 12 Barcode Scanners and 12 Weight Scales. Of the 12 barcode scanners, all are attached to the RSC system and are used for Weight Upload to WMS. All scanners are used by the LPA system. The actual LPA function is not under SortDirector control. Cartons receive a shipping label by a system under control of The Children’s Place.

NOTE The weight that is received from the LPA weight scales must be saved in the SortDirector database as the “Actual Weight” so that weight verification can be processed at the Shipping Sorter.

8.3.1.5                                   Shipping Area

The shipping area consists of 40 shipping lanes, two New Store loops and a Straight/Recirc line. Configured with the Shipping sorter is one barcode scanner. The scanner in Shipping communicates directly to the RSC and transmits the barcode data to the SortDirector. Both sides of the cartons are scanned for the 20 Digit Case Number Barcode. The left hand side is scanned for the divert directive and the right hand scan is the label verification scan.

The scanners can transmit to the RSC two barcodes separated by an ampersand (“@”), the first being the right side-read (Case Number), ampersand, then followed by the left side-read (Shipping Number).

8.3.1.5.1                         Rules for Weight Verification

•                  If expected weight of Zero is downloaded by host for the carton, weight verification is performed and carton is sent to jackpot.

•                  If expected weight for the carton is provided by the host, then SortDirector consults the weight tolerance table for the expected weight and computes the upper and lower allowable limits. It then checks, if the measured weight is within these computed limits, if not the carton is diverted to the QC lane (only once for this reason).

•                  If there isn’t any “actual” weight associated with the carton, the carton should be rejected as a Weight Check Failure. This condition can occur if the weigh station scales/scanners do not transmit the data to SortDirector via the direct device connection. Additionally, for this condition, the carton should continue to be rejected until there is an actual weight available (this is an exception to the QC rule of rejecting cartons only one time).

Table 4 Shipping Sorter Label Verification Logic

Condition	Action
Both strings transmitted by the scanner are the same.

The SORTDIRECTOR performs a check of the two strings. The first 20 character string is compared to the second 20 character string. If they match, a lookup is performed in the database for the destination for that carton.

The two strings transmitted by the scanner are non-zero and do not match.	The carton is directed to the Shipping Sorter Jackpot line for a label-mismatch anomaly condition
If either the first or second string transmitted by the scanner is non-zero and the other string is all zero’s (no-read).	A lookup is performed in the database for the destination for that carton. It is then directed to Jackpot.

NOTE Sortation logic business rules require that the Label Verification logic take precedence over the Weight Verification logic. Weight Verification should only take place once the Label Verification has determined that both labels match.

The SortDirector looks up the label in its database and verifies the actual weight (obtained from the LPA weight scales) against the SortDirector’s configured weight tolerances. If the label is found and is within weight tolerance the SortDirector directs the RSC to divert the carton to the designated destination.   If the carton is not within weight tolerance, the carton will be sorted to the designated weight check failure lane. If the carton is a no-read the carton will be sorted to the designated no-read line for the level. If the designated divert is full, the carton will recirculated.

•                  Label verification will take place at shipping.

•                  If a carton is rejected for 0 (zero) weight, the shipping label must be taken off before re-inducting the carton to the Routing sorter.

NOTE If the carton is rejected at Shipping sorter for Check-Weight-Failure (out of tolerance), the DIVERTCONFIRM message to WMS must contain the logical destination of WT, otherwise the WMS will mark the carton as “shipped”.

8.3.2                                             Barcode Details

Cartons with this pre-applied case number barcode label are expected to be received at the two (2) Receiving lanes and the Full case lane.

Table 5 Case Barcode Details

Item Description	Comments
Barcode Length and format	20 Digits Numeric
Information contained in the Barcode	Case Number
Barcode Codification Scheme	Type 128
Seen by Scanners	Receiving Scanners, Primary Sorter, Put Away/SKU Sorter Scanner

Figure 29 Pre-applied case number barcode label

Cartons with this pre-applied quantity barcode label are expected to be received at Receiving lanes.

Table 6 Quantity Barcode Details

Item Description	Comments
Barcode Length and format	4 Digits Numeric
Information contained in the Barcode	Quantity
Barcode Codification Scheme	Type 128
Seen by Scanners	Receiving Scanners

The expected format of the transmitted string from the scanner to SortDirector is:

CCCCCCCCCCCCCCCCCCCCQQQQLF

Where:

CCCCCCCCCCCCCCCCCCCC is the Case Number and QQQQ is 4-digit Quantity (e.g.: 10 qty will be sent as 0010)

And:

LF is Carriage Return and Line Feed

8.3.3                                             Client Workstation Details

Dematic configures Terminal Services clients connecting to the server with access strictly to an instance of the DirectorIT™ user interface shell running on the server. When the client logs in, the user is restricted only to the DirectorIT™ application. The user has no access to any system functions and can neither by design or unintentionally reconfigure or reboot the application server from his client session. The client is further restricted by the application login as to what menu options are and are not accessible. Terminal Service sessions can also be configured for timeout by user. The server would automatically terminate client sessions that have set idle for X duration.

NOTE Computer workstations and/or related client hardware/software is not provided by Dematic as part of this project. All client workstations will be configured and run from The Children’s Place computers.

In order for the client workstations to access the Dematic DirectorIT™ server, the client computers require Microsoft Operating Systems of either Windows 2000 configured with Terminal Services or Windows XP Professional configured with Remote Desktop. The client computers must also have network access to the Dematic DirectorIT™ computer.

8.4                                                       PickDirector Overview

8.4.1                                             Operator Procedure

Inbound totes will be delivered to the appropriate put module by the conveyor system and must be grabbed by the operators of each of the zones for processing.

1.                           An operator logs into the zone using the hand held scanner and their personal identification barcode.

2.                           The operator scans one of the inbound tote IDs.

a.               If any of the stores that have requirements from that tote, do not have a store carton assigned the MaxiPick will light with the word FILL. The operator will scan a new carton and press the OK button of the corresponding MaxiPick or scan the location barcode. The process is repeated for all the FILL messages. (The POPULATE ALL barcode can also be used to fill any unassigned locations prior to inducting and inbound tote. All unassigned locations will be prompted with FILL messages. The operator scans an outbound carton and presses the OK button on the MaxiPick or scans the location barcode to marry the carton.)

b.              PickDirector then lights the appropriate lights/quantities for each store location in the zone that must be filled from this inbound tote.

c.               PickDirector also displays the tote ID and total number of stores requiring puts on each BayDisplay in the zone.

d.              If the inbound tote has no work in the zone an appropriate message will be displayed to instruct the operator to pass the tote to a zone that has work.

3.                           The operator picks the product from the tote and places the specified amount in one of the store cartons with a lit MaxiPick. The operator informs PickDirector that the fill is complete by one of the following methods:

a.               NORMAL: Pressing the “OK” button to indicate that the put is complete and the store carton is not full.

b.              NEW CARTON WITH PARTIAL PUT: Decrementing the quantity and pressing the “Action” button, followed by the “OK” button to indicate that the tote is full, but all puts for the store from the inbound tote could not fit into the outbound carton (another carton is needed). NCAR will be displayed on the MaxiPick for a brief moment to indicate that a new carton is needed.

1)  PickDirector turns off all the lights in the zone and waits for the operator to push out the full store carton.

2)  The operator will be directed to scan a new carton ID and place it in the store slot.

3)  PickDirector lights any remaining quantity for the store that could not be put into the previous carton. Any other stores requiring puts from that tote will also relight.

e.               SHORT: Supervisor approval is required to perform a short. In the event there are not enough products to fill the requirement an operator must inform a supervisor. The supervisor decrements the quantity on the MaxiPick to the quantity put and then scans a special ‘Short’ barcode to indicate that there are not enough products to complete the put operation.

4)              PickDirector extinguishes all lights in the zone and shorts the requirements for each store.

4.                           The operator continues step 3 until all store puts are complete for the inbound tote.

a.               PickDirector will display the word “COMPLETE” if the inbound tote is supposed to be empty, otherwise PickDirector will display the word “PASS” to the next zone.

5.                           The operator passes the inbound tote to the next zone if instructed to “PASS”. If the tote is empty and “COMPLETE” is displayed the operator will handle the tote appropriately.

6.                           The operator continues at step 2 until all inbound totes have been processed.

7.                           The operator can close outbound store cartons by one of the following methods.

a.               The operator can swap the carton when it becomes full by using the New Carton process outlined above (NCAR). This method is probably preferred if the operator want to perform a partial put. If the quantity required is 5, but only 3 will fit in the box, using the NCAR method the operator can decrement to quantity to 3, swap the container, and put the remaining 2 in the next carton. OR

b.              The operator can swap the carton when it becomes full by scanning the location barcode, pushing out the full carton, and scanning a new carton. No partial put can be done.

c.               The operator can scan the “Close All” barcode. This will light all the store locations with CLOS even if they have remaining requirements. The operator can close all locations or can choose specific locations, confirming each action by pressing the “OK” button on the MaxiPick. If the operator only chooses to close specific locations the “End Operation” barcode can be scanned to exit the function.

NOTE At any time during the put process, the put operator may suspend the operation by scanning the “Suspend” barcode. The delivery tote may once again be scanned to resume the put process for those items that have not been completed.

8.4.1.1                                   Reconfirm Last Put

At any time after a put has been made to a given location, but prior to the next SKU being put at the same location, an operator can relight the last put quantity simply by pressing the OK button. This procedure would be invoked when an operator needs to re-verify a put quantity after it has already been acknowledged at the pick face by pushing the “OK” button.

8.4.1.2                                   Audit Last Put in Zone

At any time after the last tote has been processed in a zone, but prior to the next tote being inducted in the zone, and operator can audit the last tote. The operator scans the “Audit Last Order” barcode and all locations that had puts from the previous tote will relight with the quantity to be put. Operators can then verify the contents of the outbound containers against the re-lit quantities. No changes can be made to the quantities confirmed to PickDirector. Operators can add or remove items from outbound cartons, but the quantity confirmed to PickDirector will not be updated. Once the operator is satisfied with the audit they scan the “Cancel” barcode to exit the function. To continue operations the operator scans the next inbound tote.

NOTE  While auditing, an operator may find more of a SKU in an outbound container than is lit on the MaxiPick. This product would have been put from a different inbound container than the one being audited.

8.4.1.3                                   Zone Changing via Scanner

During operation an operator may decide to increase or decrease the size of their zone depending on workload. The operator can adjust the size of their zone by scanning a “1 Zone”, “2 Zone”, or “3 Zone” barcode. The zones will automatically resize to a predetermined configuration per aisle. In order to use this functionality, neighboring zones must be logged out.

8.4.2                                             Email Notification

System Hardware will be configured to automatically email notifications when specific conditions warrant. Conditions include devices not online and shorted orders. It is required that the email system supports Simple Mail Transfer Protocol (SMTP) to accommodate this customization.

8.4.3                                             Barcodes

The following barcodes are required to commission, test and operate the system after Go Live.

All input barcodes must be alphanumeric, five characters in length and begin with ‘C’. The following are codes for the operations listed:

Operation	Code
Operator Login	Any Value
Operator Log Out	C1001
Suspend	C1003
Cancel Operation	C1191
End Operation	C1195
Populate All	C2022
Close All	C2030
Short	C2012
Audit Last Tote in Zone	C2041
Carton at Location	C2040

8.4.4                                             Quality Assurance

As totes are routed out of the put module, a random number of the totes determined by the host will be routed to an audit divert. If desired a client workstation provided by The Children’s Place can be used to query the contents of any outbound shipping container. The query will display both the required and actual quantity of each SKU in the container as well as the date and time of when the SKU was put and the operator logged into the zone at the time each SKU was put.

Query input to the tote lookup screen can either by the keyboard or by a keyboard wedge scanner. No changes can be made to the query results.

8.4.5                                             Client Access

For client access System Hardware supports the use of Microsoft Terminal Services. The base System Hardware install allows for 2 simultaneous client connections.

Any windows client can be set up to access the System Hardware user interface by using the terminal services portal. This includes hard network connected workstations as well as RF connected windows based PDA type devices and tablet PCs. For RF connected devices, a tablet PC is better suited for display of the System Hardware GUI   Though there is nothing prohibiting the running of the System Hardware GUI on a PDA size display, sliding and scrolling of the screens may be required to access all of the available screen data and controls.

It is the responsibility of The Children’s Place to provide any System Hardware client hardware.

8.4.6                                             Database Access

System Hardware uses MSSQL for its underlying database. Read only access to the PickDirector database will be granted to The Children’s Place. It is the responsibility of The Children’s Place personnel to familiarize themselves with the System Hardware Database table and index structure in order to create custom SQL database queries. Dematic is not responsible for any performance degradation of the system due to the influence of The Children’s Place generated query against the System Hardware database.

8.5                                                       Project Parameters

8.5.1                                             LAN Requirements

Each computer and each device requires a unique The Children’s Place supplied IP address. The LAN utilizes the TCP/IP protocol running on Category 5E (or above) network cabling according to ANSI/EIA/TIA and NFPA-70 standards. The Children’s Place is to provide all LAN drops and test each drop for all of the normal parameters, including DC loop resistance, continuity, length, attenuation, near-end cross-talk (NEXT), return loss, equal level far-end cross-talk (ELFEXT), propagation delay/delay skew, attenuation to cross-talk ratio (ACR), etc. The interface point is the media interface on the end of the Ethernet cabling with a CAT5E or better connector. This connection point must be within 3’-0” of the usage point.

8.5.1.1                                   Network Isolation

The Dematic network must be isolated from The Children’s Place business network in order to provide security and manage network traffic effectively.

Dematic recommends that each device be connected to a separate port on an Ethernet switch, so as to isolate collision domains and maximize system performance. Please refer to the Computer Architecture diagram. Isolation is achieved by creating a separate LAN for the Dematic supplied systems. In this example, each of the Dematic supplied servers (primary and backup) is equipped with two NICs. One of the NICs is connected to LAN A (The Children’s Place business network), and the other is connected to LAN B (Isolated LAN for Dematic systems). This arrangement disallows any traffic from LAN A to be broadcast on LAN B, and visa versa. Note that isolation of one network from the other may be accomplished by utilizing a VLAN capable switch or switches.

With this arrangement, all The Children’s Place network traffic is blocked except what is explicitly permitted to/from the Dematic provided servers, i.e. host downloads/uploads.

Implementing systems without isolation such as the method described above compromises the warranty, and does not allow Dematic to control/limit the congestion on its network segment. The added congestion and security risk may interfere with the system design, impeding the operation of the system and Dematic’ ability to effectively support the system as designed.

Ultimately, The Children’s Place is to be responsible for network isolation as outlined above.

8.5.1.2                                   Network Security

The Children’s Place is responsible for managing all network security in terms of prevention, detection, and response.

Network security may include (but is not limited to): physical security, packet screening; vulnerabilities; firewalls; authentication; authorization, and other security issues that may potentially impose risks or threats.

8.5.1.3                                   Service Packs and Antivirus Protection

Operating systems running on Dematic supplied computers contain the most recent service packs available at the time of software development. Dematic supplied servers and computers also include antivirus software. The antivirus software is up to date and actively running on the computer at the inception of installation. After inception, there are no additional service packs or antivirus patches installed, unless specifically arranged by mutual agreement between The Children’s Place and Dematic.

The warranty provided by Dematic for the installed computer/software system does not apply to any failure that may be caused by vulnerabilities in the operating system, nor does the warranty apply to any attack on the system due to a virus, worm, or other intrusion.

Ultimately, The Children’s Place is responsible for service packs and antivirus protection.

8.5.2               Grounding and Bonding of Computer and Communications Equipment

Lightening strikes, electrical power faults, and other transients can cause serious damage to computer and telecommunications equipment if ground loops exist and proper grounding and bonding rules are not applied.

8.5.2.1            Grounding and Bonding Defined

“Grounding” refers to electrically connecting equipment to the earth via the electrical service ground, ground rods, and/or other methods. “Bonding” refers to the equalization of ground points between two or more points – such as between two pieces of equipment, or between a particular piece of equipment and the building’s steel structure.

8.5.2.2            Electrical Grounding vs. Computer Equipment Grounding/Bonding

The purpose of grounding in power systems is to protect people and equipment, while the purpose of grounding and bonding in computer systems is to protect not only people and equipment, but also delicate signals in high speed communications. Each of these systems has specific requirements. Both systems must be installed acceptably and functioning properly, in accordance with national and local electrical codes and also ANSI/TIA/EIA 602 codes and standards. The appropriate ground bus blocks, bonding conductors, connectors, etc. in and between all Dematic supplied racks, enclosures, cabinets, and equipment where communications between subsystems takes place must be installed.

8.5.2.3            Principles Behind Communications Bonding

The majority of distribution center building structures today already have low overall impedance and a lightning protection system to safely conduct direct lightning strikes to ground. However, due to ground loops, significant differences in ground potentials can exist throughout a building during electrical transients. Additional bonding conductors are an effective way to improve marginal situations, especially in buildings that lack an effective overall bonded structure.

A ground loop creates a current across conductors when a difference in potential exists between two grounded points. An example would be two ground points in two separate buildings connected by the same data line. In this scenario, there is a difference in voltage potential between the two points. Current flows through the cable from the higher voltage to the lower voltage. If the voltage potential is large enough, the equipment is not able to handle the excess voltage and one or more parts may be damaged, sometimes severely. Ground loops cannot be tested. Unfortunately, it cannot be known that they exist until a vital component fails.

If continuous structural steel already exists nearby along the same path, there may be little actual improvement. But even in this case, a certain assurance is gained by having explicit bonding conductors that can be verified by inspection.

Building Industry Consulting Services International (BICSI®) outlines three of the most important scientific principles behind communications bonding conductors. They are as follows:

1.               Equalization: Potentials between different ground points are very dependent on the impedance between them. Ground equalization improves because the additional bonding lowers the impedance between different ground points. The shortest and most direct path using large conductors provides low impedance (both resistive and inductive). Multiple conductors or wide strips provide even lower impedance.

2.               Diversion: Because the bonding conductor follow the communications cable and is directly connected to system grounds at each end, electrical transients that are forced down the cable path may be diverted (carried) by the bonding conductor and less likely to influence the communications conductors.

3.               Coupling: The closer the bonding conductor is to the communications cable, the greater the mutual electromagnetic coupling. During electrical transients, this coupling tends to partially cancel the transient when it reaches the communications equipment at the end.

Each of these three effects is achieved in varying degrees, depending on a wide range of factors. It is often difficult to predict or measure specific results, but any combination of all three is usually beneficial to computer and communications equipment.

Plainly, the only guard against equipment failure due to lightening strikes and power faults is prevention.

8.5.3               Example - Grounding and Bonding of Dematic Systems

The following Figure is a basic sketch of a properly grounded and bonded sortation system. In this scenario, the sortation system consists of a computer rack (or environmental enclosure) and a Dematic RapidSORT Controller (RSC). This concept may be applied to many other applications wherever computer and/or communications equipment chassis, enclosures, and cabinets are involved.

Figure 30                Sketch of Grounding and Bonding of Computer Rack/Enclosure and RSC

8.5.3.1            Responsibilities

8.5.3.1.1          The Children’s Place’s Responsibilities

•                  Ensure the integrity of the electrical service ground. This may require the services of a licensed electrician and may involve testing.

•                  Ensure appropriate grounding and lightening protection for telecommunications circuits (phone lines), network infrastructure, and serial communications systems in accordance with ANSI/TIA/EIA 602 standards.

•                  Specifically, bond all pertinent cabinets, racks, and equipment to the grounding electrode system (equipment to electrical service ground, equipment to structural steel, and equipment to equipment) utilizing the appropriate bus bars, approved connectors, and #6 AWG copper stranded cable (wire jacket must be green in color).

•                  Note: Direct attachment to the closest point in the building’s electrical service grounding electrode system is preferred because the communications systems are powered from that service and communications cabling and power cabling must be effectively equalized (Ref.: NEC 80-40).

•                  Clean all pertinent copper and copper alloy connections (bolt/crimp connectors, clamps, or lugs), and coat with antioxidant prior to connection.

8.5.3.1.2          Dematic Responsibilities

•                  Provide proper grounding bars and lugs in all Dematic supplied racks, enclosures, and/or cabinets.

•                  Assess the site for proper grounding and bonding of all equipment during the commissioning period and prior to system acceptance.

8.5.3.2            Grounding and Bonding References

Following is a list of pertinent topics and their associated references. Copies of the National Electrical Code (NEC) code book and information on other standards may be obtained locally at any electrical supply house in most U.S. cities):

•                  Lightening Protection System (ANSI/NFPA 780)

•                  Grounding Electrode system (NEC Article 250 Part H, NEC 350-54, & NEC 250-71b)

•                  Electrical Bonding and Grounding (NEC 250)

•                  Electrical Power Protection (NEC, Chapter 2)

•                  Communications Bonding and Grounding (ANSI/NFPA 780, NEC 250, NEC 800-40, and
ANSI/TIA/EIA-607)

•                  Telecommunications Circuit Protectors (NEC 800C, UL 497)

•                  Specific Equipment Grounding (NEC 250-45, NEC 250-59)

9                      Proposal Specifications

9.1                  General

1.               This Proposal is presented as a total package and, with the exception of any proposed options, must be purchased as such.

2.               Dematic in no event shall be liable for incidental or consequential damages (including loss of profits).

3.               The Children’s Place will approve and return Dematic’s approval documents within a reasonable time such that the project schedule can be maintained without delay.

4.               The concept, design, and drawings for standard and specially fabricated or modified equipment will remain the property of Dematic. Dematic will provide assembly level drawings, including a bill of material, for specially fabricated equipment and Dematic’s standard service/parts manual pages for standard equipment. Detail drawings of weldments, sub-assemblies or individual components are proprietary and will not be provided.

5.               Only those items listed in the specific equipment lists in this Proposal will be provided. All other items are presumed to be provided by The Children’s Place.

6.               A recommended spare parts list for the equipment under this Proposal will be furnished to The Children’s Place prior to Commissioning. This will allow The Children’s Place to select and purchase spare parts early enough for the spare parts to be on-site for the commissioning process. This spare parts list will include:

a.               Item Number

b.              Item Description

c.               Manufacturer

d.              Part Number

e.               Price

f.                 Recommended Inventory Quantity

7.               Unless otherwise noted, Dematic has priced this project with the intent to utilize The Children’s Place’s purchased spare parts on an as needed basis during the commissioning phase. Dematic will document all spare parts consumed, and will replenish these parts as quickly as possible.

8.           CAD Drawings are included in this Proposal.

9.               This Proposal does include travel to the site by the Dematic Software Engineers. The software portion of the project is expected to be performed in-house and commissioned by way of modem.

10.         Dematic will provide Maintenance and Operation documentation for the equipment installed by Dematic under this Proposal.

11.         Full service maintenance of equipment, commencing with the operation of a portion or all of the equipment, is not included in this Proposal but can be quoted separately.

12.         Only those work stations, catwalks, platforms, or crossovers specified in this Proposal are included.

13.         Fork truck barriers to protect the equipment from damage are not included in this Proposal.

14.         This Proposal includes only those interfaces with other equipment specifically noted.

9.2                  The Children’s Place Deliverables

The Children’s Place is responsible for the following:

1.               Immediate availability of a Project Engineer / Manager authorized to represent The Children’s Place, such that the project schedule may be maintained through the duration of the project.

2.               All necessary federal, state, and local government licenses, taxes, permits, and fees as may be required. If required, The Children’s Place is responsible for the costs associated with Dematic obtaining the PE stamp of approval.

3.               Ample product for system testing during the installation, commissioning, and testing periods. The Children’s Place will have the equipment and Personnel available, as required, to handle the loading and off-loading of product to the conveyor system. Also, The Children’s Place will have fork trucks and Personnel available, as required, to bring product from its final destination back to its loading point during the installation testing phase.

NOTE   A large quantity of product may be necessary, based upon the final system design, system rate, accessibility, etc.

4.               Staging of all loads prior to testing which is to include product labeling (machine and/or human-readable).

5.               Unique barcode ID’s for all totes and cartons.

6.               Training classrooms.

7.               Secure storage for backup media.

10                   Safety

10.1                Mutual Commitment to Safety

Dematic and The Children’s Place recognize that accidents can be reduced by following safe practices in the design, construction, installation, operation, and maintenance of the equipment. Therefore, in a mutual effort to minimize the possibility of accidents, Dematic and The Children’s Place agree as follows:

1.                           Dematic furnished equipment will be designed, manufactured, and installed under the guidance of the appropriate ANSI/ASME Standards. Likewise, The Children’s Place will apply appropriate ANSI/ASME Standards as they incorporate user instructions into their operations, and will enforce these operating standards and instructions. In particular, The Children’s Place will place into standard operating procedure those instructions contained within the Dematic supplied Conveyor Safety Guidelines Form Number 5100 (9/02).

2.                           When Dematic provides on-site installation services, Dematic will provide operational and maintenance instructions and training prior to the completion of Commissioning. The Children’s Place will provide the appropriate Operational and Maintenance Personnel for such instructions and training. The Children’s Place will retain a record of attendees.

3.                           Dematic will provide written instructions relating to the safe use of the equipment. These materials will include such items as manuals, safety instructions, posters, user instructions, etc. The Children’s Place will make such instructions available on a continuous basis to its Operational and Maintenance Personnel.

4.                           The Children’s Place will periodically conduct safety programs, as required, to keep its Operational and Maintenance Personnel, including new hires, constantly knowledgeable with respect to the safe use of the equipment.

5.                           The Children’s Place will maintain a dress code which requires all Personnel around the equipment to wear hair protection (or short hair), snug fitting clothes and heavy duty work shoes. The wearing of tennis shoes, baggy cuffs, neckties, jewelry and similar apparel will not be permitted. Hard hats will be worn where Personnel could be subjected to injury because of obstructions or falling objects.

6.                           The Children’s Place will provide man lifts, platforms or similar devices for the safe maintenance servicing of elevated equipment where catwalks, platforms or similar means of access are not provided.

10.2                OSHA Lockout / Tagout Rules

NOTE  An important note to The Children’s Place.

On August 28, 1989, the U.S. Department of Labor amended the Occupational Safety and Health Standards to incorporate lockout / tagout requirements. This standard applies to most employers and covers, among other things, “the servicing and maintenance of machines and equipment in which the unexpected energization or start-up of the machines or equipment...could cause injury to employee.” The standard states that servicing and maintenance covers various workplace activities including “lubrication, cleaning or un-jamming of machines or equipment...where the employee may be exposed to the unexpected energization or start-up of the equipment.....”

In Dematic’s opinion, this standard applies to most workplaces utilizing powered conveyor. Dematic is bringing this to the attention of The Children’s Place in the event The Children’s Place is not aware of the standard. Dematic urges The Children’s Place to review the applicability and requirements of the standard with respect to The Children’s Place’s facilities. In general, the standard requires employers to establish an ongoing program of control procedures and employee training (regardless of training provided by the equipment vendor at the time of sale) to ensure that equipment is rendered inoperative before any servicing or maintenance is performed.

The referenced standard (as may be amended) can be found at 29 CFR Part 1910, Section 1910.147; it was published in the Federal Register, Volume 54, No. 169 on September 1, 1989. Also, copies may be requested from the Dematic Contracts Administration Department. This and other pertinent OSHA safety standards may be found at WWW.osha.gov.

11                   Service Support

Dematic offers a complete range of services to meet The Children’s Place’s needs - from Emergency Service to comprehensive Resident Maintenance Programs. Service options are also available within each service support offering, to tailor the product to best meet The Children’s Place’s specific needs. Material handling system services are one of Dematic’s most important core competencies and have been for decades. This extensive background enables Dematic to provide the highest quality services at competitive prices.

Dematic includes basic service and support as part of every system it sells and installs. These services are designed to make the beginning stages of system start-up and operation simple and efficient for The Children’s Place. The Dematic Service and Support group can help The Children’s Place by answering technical questions, providing training for Operators and Maintenance Staff, and by helping The Children’s Place ensure that the Material Handling system is being properly maintained. The services included with a new Dematic material handling system are:

•                              Initial Spare Parts Set-up

•                              Initial Operator and Maintenance Training

•                              Technical Documentation and E-Manuals

•                              1 Year of 24/7 Technical Phone Support

•                              1 Year Technical Phone Support Monthly Call Log

•                              1 Year Technical Phone Support Annual Call Analysis Report

•                              16 Hours of On-site Engineering Support during the 1-year Warranty Period (Can be used for Launch Support, Preventive Maintenance, Assessments, or Training.)

11.1                Additional Optional Services Available from Dematic

The programs outlined below can be offered as options to the base system.

11.1.1             Extended Technical Phone Support

Technical Phone Support is available 24 hours a day, 7 days a week and is a critical support service available from Dematic. The Dematic support desk, also known as the Uptime Center, is staffed by qualified Dematic Personnel, not call center operators. These Engineers are knowledgeable experts in the fields of mechanical, electrical, and software applications as they apply to Dematic integrated systems. They have comprehensive knowledge of material handling systems and access to The Children’s Place’s Material Handling system CAD drawings and Operation and Maintenance manuals. This allows Dematic to troubleshoot a wide variety of problems over the phone (over 95% of issues are resolved by phone annually).

NOTE  During the original warranty period, Dematic’s Technical Telephone Support (1-800-530-9153) is available 24 hours per day, 7 days per week, at no charge. After the warranty period expires this same high quality support can be continued through a separate support agreement.

11.1.2             Spare and Replacement Parts

To keep Material Handling Systems operating at peak efficiency it is important to replace worn parts with high quality replacements. Dematic uses only top-of-the-line parts. Each part must meet or surpass a series of critical performance standards. With high-quality Dematic replacement parts installed, The Children’s Place should realize longer equipment life, optimized uptime, greater efficiency, maximum productivity, and lower overall life-cycle cost.

Dematic stocks more than 25,000 spare parts in its world-class distribution center, with same-day shipping on most parts. Customers can order parts by phone, fax, EDI or online, 24 hours a day, 7 days a week.

11.1.3             Remote System Monitoring

Remote System Monitoring is a proactive and predictive maintenance program where Dematic Engineers periodically monitor The Children’s Place’s system operating characteristics from a remote location and review error reports using sophisticated visualization software.

If any deviations are detected, Dematic will contact The Children’s Place so that corrective action can be taken. If issues, trends or potential problems are becoming evident, Dematic will proactively alert The Children’s Place so that corrective measures can be taken to avoid serious problems that could affect system uptime and performance.

Dematic will review error logs and faults such as photoeye malfunctions, servo belt errors, scale and scanner issues, and product “no reads”. Dematic will then suggest a course of action to help remedy the problem to avoid future occurrences. Remote System Monitoring also allows us to more accurately analyze system data and measure overall system performance using a variety of KPIs (Key Performance Indicators).

11.1.4             Preventive Maintenance

Correctly performed routine Preventive Maintenance (PM) has been proven to maximize system life, significantly reduce total maintenance costs and dramatically increase system uptime. This program helps provides Return-on-Investment for The Children’s Place’s maintenance dollars by balancing the cost of preventive maintenance against the cost of unscheduled repairs and downtime.

When performing preventive maintenance, Dematic Technicians follow a detailed checklist of tasks specific to each equipment type. Components are inspected, tested, lubricated or adjusted to help ensure quality performance. Any equipment found in need of repair or replacement parts is identified and included in a summary report.

Preventive Maintenance work is scheduled at set intervals throughout the year and at a pre-determined cost. It is completed by Dematic Technicians who are specifically trained to keep The Children’s Place’s system in top mechanical and electrical condition. PM programs are scheduled ahead of time, and since the cost is fixed it is easy to fit into The Children’s Place’s maintenance budget.

11.1.5             Emergency Service

Dematic maintains a staff of Service Personnel who are on-call 24 hours a day, 7 days a week. These professionals are highly skilled at solving mechanical, electrical and software problems, and are strategically located across the country. Dematic Service Personnel are equipped with service vehicles and the tools and equipment necessary to diagnose any The Children’s Place problems quickly and make repairs efficiently. This helps ensure that The Children’s Place’s system is back online with minimal downtime.

11.1.6             On-Site Support

The On-Site Support service program at Dematic provides a team of trained Mechanical and/or Electrical Technicians at The Children’s Place’s site – usually on a short-term basis – to perform specific technical maintenance or training activities. On-Site Support Technicians can help during system launch, a major system overhaul, or to help The Children’s Place establish a site-specific maintenance program. This team of skilled professionals provides technical support, preventive, corrective, and emergency maintenance, and general troubleshooting, as needed, on a daily basis.

Since these individuals are fully trained experts in Dematic systems, they can also provide hands-on training to The Children’s Place operational staff to help ensure peak system performance. The Children’s Place staff is given the opportunity to observe and participate in the regular maintenance of the The Children’s Place system. Dematic Technicians can also assist The Children’s Place staff in periods of special need, such as emergency shutdown and start-up.

Team size and composition can be tailored to meet The Children’s Place’s specific maintenance and budget objectives. This customized program helps create superior support and exceptional system reliability.

11.1.7                                      Customer Training

Properly trained Maintenance and Operational staff members are a key factor in maintaining optimum system performance. Training programs are available as individually tailored, on-site classroom and equipment instruction taught by the company that designed and engineered The Children’s Place’s individual system.

Dematic’s training approach is different from other companies in that it integrates individual performance into The Children’s Place’s business goals. The training goes beyond demonstrations in starting, stopping, and maintaining equipment. It goes beyond tightening a belt, adjusting a drive chain or replacing a pulley and looks at the full system. Dematic reviews product flow and explains how system performance affects productivity which, in turn, affects The Children’s Place’s internal customers, both upstream and downstream. It places emphasis on how The Children’s Place’s material handling system profoundly impacts its business. Dematic training systems are based on these principles:

•                  Business goals, such as increased system uptime, reduced costs, and improved productivity, are reviewed to help ensure that each staff person clearly understands his/her role and how their job affects the end-result

•                  Learning is tightly linked to desired business outcomes

•                  Each person has numerous opportunities to participate in exercises and hands-on activities

11.1.8                                      Resident Maintenance Programs

Resident Maintenance Programs provide for The Children’s Place to contract with Dematic for custom, on-site maintenance services for The Children’s Place’s system. This program provides for optimization of The Children’s Place’s system by weighing preventive maintenance costs against the cost of unscheduled repairs and downtime. A team of professional Dematic Technicians will work full-time at The Children’s Place’s site to provide mechanical and electrical system support. This support can be geared for preventive, predictive, corrective, and emergency maintenance, as well as troubleshooting on a regular basis.

The number of employees, number of hours worked, job requirements, and scheduling will be tailored to meet The Children’s Place’s requirements. Resident Technicians can be provided for work in accordance with The Children’s Place’s scheduling. The contract can be designed to provide any level of operations or maintenance that The Children’s Place needs to meet its operational objectives.

Resident Maintenance professionals can be provided to operate equipment, provide routine, corrective, or emergency maintenance as needed, and to troubleshoot The Children’s Place’s system as necessary. They can also be provided to help monitor and maintain material flow throughout the system, and help to ensure that productivity goals are met.

Dematic’s Resident Maintenance Teams provide the best Material Handling contract maintenance services available today. They possess the knowledge, experience, maintenance procedures, tools, and equipment needed to help give The Children’s Place’s operation a competitive advantage. Dematic aligns its maintenance practices with The Children’s Place’s business goals. This means Dematic tracks and measures all maintenance costs including labor, down time, and spare parts usage to help improve throughput and efficiency while helping lower the total cost of operation.

11.1.9                                      Extended Warranties

Dematic offers a variety of extended warranty programs that extend a new system warranty in yearly increments for parts and/or labor. Extended warranties can be limited to parts replacement only or can be custom tailored to meet the specific needs of The Children’s Place’s operation such as seasonal coverage or hostile environment coverage.

12           System Pricing

12.1        Base System

The following prices are provided for the Hardware and Engineering Services as described in Dematic Proposal 103522. The prices and the acceptance of this Agreement by Dematic are contingent upon performing the work under Proposal 103522 in conjunction with the Dematic Proposal Number 104846 dated 2006-September-27 and execution by The Children’s Place of the Agreement for Dematic Proposal Number 104846 dated 2006-September-27.

The price for the performance of Dematic work described in this Proposal is as follows:

Base System Price	Total	$11,809,725

12.2        Pricing Notes

Above pricing does not include building permits, installation permits, or other project permits or fees. All permits and fees are the responsibility of The Children’s Place.

All options are priced to be purchased with the Base System.

Above pricing does not include any sales, use, excise, or similar taxes - these are the responsibility of The Children’s Place. If The Children’s Place is tax exempt, an appropriate tax exemption certificate must be provided within 60 days of order.

Notwithstanding any of the above, within thirty (30) days of signing the Agreement the Purchaser shall have the right to terminate the Agreement upon written notice to Dematic. In the event of such termination, Purchaser shall pay Dematic the reasonable value of the equipment and services already provided to Purchaser.

All prices are in U.S. dollars.

NOTE  Commodity Pricing Fluctuations – The metals (steel, aluminum, and copper) to be provided for this project were priced at rates in effect as of the date of this Proposal. Because of the volatility of market prices, any changes in the prices for these commodities from the date of this Proposal to the date on which Dematic ships the equipment, will be charged at “price in effect” on the date of shipment to the installation site. Price adjustments shall be made based upon the changes in the following published price indicators: (1) Steel – Nucor Steel’s price list and surcharges, (2) Aluminum – London Metal Exchange, (3) Copper – London Metal Exchange, which may result in an added charge or credit to The Children’s Place.

12.3        Delivery and Shipping Terms

Delivery and Shipping Terms for the equipment shall be: F.O.B. Destination, Freight Prepay and Add.

12.4        Export Laws and Regulations

The Children’s Place acknowledges that Dematic is required to comply with applicable export laws and regulations relating to the sale, exportation, transfer, assignment, disposal and usage of the work/equipment/services provided under the Contract, including any export license requirements. The Children’s Place agrees that such work/equipment/services shall not at any time directly or indirectly be used, exported, sold, transferred, assigned or otherwise disposed of in a manner which will result in non-compliance with such applicable export laws and regulations. It shall be a condition of the continuing performance by Dematic of its obligations hereunder that compliance with such export laws and regulations be maintained at all times.

The Children’s Place agrees to indemnify and hold Dematic harmless from any and all costs, liabilities, penalties, sanctions and fines related to non-compliance with applicable export laws and regulations that are caused by The Children’s Place’s negligent actions.

12.5        Payment Terms

Dematic agrees to submit invoices and The Children’s Place agrees to pay invoices in accordance with the invoice and payment schedule shown below. All payments shall be made payable net 30 days from invoice date, at the address indicated on the Dematic invoice.

A late payment charge of five one-hundredths of one percent (.05) per day (18 percent annum, based upon a 360-day year) will be added to any amount not received by Dematic on or before the invoice payment date indicated on the payment schedule. Where this rate exceeds a maximum rate permitted by applicable law, the permissible rate will apply.

If this Agreement provides for Dematic to install the Equipment, the final invoice, per the invoice and payment schedule, may be held by The Children’s Place as retainer. The Children’s Place will pay the retainer (final invoice) amount within thirty (30) days after Dematic completion of Installation Commissioning. However, should there be a dispute about the completion of the Installation

Commissioning, then The Children’s Place shall inform Dematic of any claimed defects in the Equipment and the amount of any retainer necessary to correct claimed defects will be mutually determined. The Children’s Place will then pay the final invoice less the determined amount. The Children’s Place will pay the remaining retainer upon correction by Dematic of any defects in the Equipment as mutually determined.

Upon contract ratification, the following payment terms apply:

Item	Payment Terms	Time Frame
1	Twenty percent of the total project price as a down payment less any previous payments made	Upon execution of contract.
2	Monthly progress payments. (Progress payments and down payment will not exceed 50% of the contract value prior to February 1, 2007.)	Net thirty days.
3	Five percent retainer	Thirty days after system acceptance.

12.6        Commercial Terms

This Proposal is based on General Terms and Conditions - Exhibit A. Dematic’s price is based on our standard practices, equipment, Terms and Conditions, and warranty.

13           Sales Agreement

This Sales Agreement, (hereinafter referred to as “Agreement”), made by and between The Children’s Place Services Company, LLC, 915 Secaucus Road, Secaucus, New Jersey 07094, (hereinafter referred to as “The Children’s Place”) and Dematic Corp., with headquarters located at 507 Plymouth Avenue, N.E., Grand Rapids, Michigan, 49505, (hereinafter referred to as “Dematic”), constitutes the Agreement of the parties as follows:

1.   Dematic agrees to sell to The Children’s Place and The Children’s Place agrees to purchase from Dematic, the equipment and services described in Dematic Proposal Number 103522, dated 2006-September-27, Sections 1 through 13, for the price set forth in the Proposal and on the General Terms and Conditions – Exhibit A.

2.   This Agreement constitutes the entire agreement between the parties and no oral or other representation shall prevail, notwithstanding any other terms and conditions of any order submitted by The Children’s Place. Any changes, modifications, or additions to this Agreement are binding and enforceable only if made in writing and signed by both parties.

Approved and Executed By:

The Children’s Place Services Company, LLC	Dematic Corp.

/s/ Sal Pepitone
Signature	Signature

Sal Pepitone
Name (please print)	Name (please print)

VP of Logistics
Title	Title

9-29-06
Date	Date

13.1        General Terms and Conditions – Exhibit A

The Dematic Corp. (“Dematic”) Proposal and Sales Agreement specifically incorporate the following General Terms and Conditions. Collectively the Proposal, Sales Agreement, and these General Terms and Conditions are referred to herein as the “Agreement” between Dematic and The Children’s Place.

GENERAL TERMS AND CONDITIONS	Exhibit A

The following General Terms and Conditions shall apply to any resulting order between Dematic Corp. (hereinafter referred to as “Dematic”) and Purchaser.

1.             TAXES: Unless otherwise indicated, the price does not include any sales, use, excise, or similar taxes, and Purchaser shall be responsible for all such taxes, whether or not invoiced by Dematic. If taxes are included as part of the price and the rate or base of the tax is increased or decreased, Purchaser will pay any increased taxes, and Dematic will give credit for any tax decrease. Absent written agreement to the contrary, Dematic will pay the tax and be reimbursed by the Purchaser.

In the event Purchaser is exempt from such taxes or should Purchaser elect to pay such taxes directly to the taxing authority, then within 60 days of the order, Purchaser will provide Dematic with a valid tax exemption certificate or similar document satisfactory in form to Dematic.

2.             WARRANTY: Dematic warrants that goods sold by Dematic will be free from defects in material and workmanship for a period of two years from the date of installation or four thousand hours of operation, whichever occurs first. Dematic’s obligation under this warranty is limited to repairing or replacing, at Dematic’s option, F.O.B. manufacturing plant, any part of the goods found to be defective within the warranty period. This obligation is conditioned upon receipt by Dematic of prompt written notice of the claimed defect, including a description of the defect and its discovery, and the opportunity for Dematic to inspect the goods in the purchaser’s facility. This obligation does not include costs of labor or other charges incurred in removing or reinstalling parts, and does not apply to goods damaged by misuse, neglect or accident or to goods which have been improperly applied, installed, adjusted, operated, maintained, repaired or altered by persons other than Dematic.

If the goods include computer hardware or software acquired from original manufacturers, Dematic’s obligation will be limited to conveying and transferring to Purchaser any interest, rights and/or warranties which Dematic may obtain.

DEMATIC MAKES NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY GOODS, AND IN PARTICULAR DEMATIC MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

3.             INSURANCE BY DEMATIC: Dematic will maintain insurance covering its operations as follows:

a.     Worker’s Compensation Insurance as required by the state having jurisdiction over Dematic and Employer’s Liability with limit of $1,000,000.

b.     Commercial General Liability Insurance with combined single limit for bodily injuries and property damage of $1,000,000.

c.     Automotive Liability Insurance for bodily injuries, including death and property damage with combined single limit of $1,000,000.

Dematic may, at its sole option, satisfy these requirements with commercial insurance or through a program of combined self-insurance, self-insured retention, and excess insurance.

Certificates of insurance or letter of authority to self-insure will be furnished upon request.

4.             INSURANCE BY PURCHASER: Purchaser assumes all risk of loss from damage and destruction of the material and equipment and any applicable installation charges thereof. Such risk of loss will transfer to Purchaser at the F.O.B. point pursuant to the shipping terms of the Agreement (F.O.B. destination). Purchaser agrees to acquire and maintain all risk insurance covering damage and destruction of the materials and equipment at replacement value and in no event less than the purchase price including any increases by change order(s). The insurance policy or policies shall include Dematic as an insured, shall provide for 20 days prior notification to Dematic if the insurance coverage is terminated, reduced, or otherwise materially modified, and shall provide that the insurance proceeds shall be payable to Dematic and Purchaser as their interests may appear. Payments made by an insurance carrier to Dematic as a result of such damage or destruction of the equipment will be applied against the purchase price and any other amounts owed by Purchaser under the Agreement. Purchaser shall furnish Dematic with certificates evidencing such insurance.

5.             INDEMNIFICATION: The equipment furnished hereunder will be manufactured with Dematic safety features and furnished with user safety instructions. The operation of the equipment with safety features removed or modified and/or the disregard of the user safety instructions is outside of Dematic’s control and is the responsibility of the Purchaser. Therefore, Purchaser agrees to indemnify and hold Dematic harmless from any and all claims, demands, liabilities, causes of action, suits, costs, and expenses of any kind or nature (including attorney’s fees) for loss or damage which may be suffered by Dematic as a result of injury to persons arising from such removal or modification to Dematic-furnished safety features and/or the disregard of Dematic-furnished user safety instructions, including any person injured while riding, sitting, stepping, walking, or climbing on the equipment furnished hereunder; Provided that Dematic notifies Purchaser in writing, within 30 days of Dematic’s knowledge of any such claim, and gives Purchaser the exclusive control of the defense and settlement of any claim.

Dematic agrees to indemnify and hold Purchaser harmless from any and all claims, demands, liabilities, causes of action, suits, costs, and expenses of any kind or nature including attorney’s fees) for loss or damage which may be suffered by Purchaser as a result of injury to persons arising from defects in material and workmanship of the equipment caused by Dematic. Provided that Purchaser notifies Dematic in writing, within 30 days of Purchaser’s knowledge of any such claim, and gives Dematic the exclusive control of the defense and settlement of any claim.

6.             CHANGE ORDER: The parties may agree at any time prior to final payment of the Agreement to make additions, deletions, or other revisions by Change Order or Work Order (as defined below) without invalidating the Agreement. No such change will be performed by Dematic until an approved Change Order or Work Order is executed as provided below.

a.     When the price, schedule and other conditions relating to the change can be determined prior to the start of work under the change, a document describing this change (Change Order) will be issued for execution by the parties.

b.     When the change requires immediate action and the issuance of an executed Change Order with firm price would unreasonably delay the change, Purchaser shall place its signature upon a document authorizing Dematic to proceed with the change (Work Order). After the change under the Work Order has been completed, Dematic will calculate the firm price for the change using actual costs (including overhead and reasonable profit) current at time of performance of the work. Completed Work Order(s) will be incorporated into a Change Order for execution by the parties.

Unless expressly modified by a Change Order or Work Order, the provisions of the Agreement will govern all work performed under such Change Order or Work Order.

7.             LIENS: Dematic will protect Purchaser as to any lien asserted against Purchaser’s property for work, material or services furnished by others at Dematic’s request when Purchaser makes the payments provided for in the Agreement.

8.             RIGHTS AND REMEDIES: If Dematic defaults in the performance of any of its obligations under the Agreement (other than its obligations under Article 2 hereof) and if Dematic has not cured the default or implemented a plan to cure the default in a diligent manner within 20 days after Purchaser shall have given Dematic written notice of the default, or such other time period as mutually agreed upon, Purchaser shall have the right to terminate the Agreement upon written notice to Dematic. In the event of such termination, Purchaser may (i) pay to Dematic the reasonable value of equipment and services already provided to Purchaser, or (ii) complete the work specified in the Agreement.

If Purchaser elects to complete the work and the reasonable costs of completion exceed the unpaid balance of the Agreement price, Dematic shall pay the difference to Purchaser. If the unpaid balance of the purchase price exceeds the reasonable cost of completion, Purchaser shall pay the difference to Dematic.

If Purchaser fails to pay the purchase price, or any installment thereof, within 10 days after it is due, or if Purchaser defaults in the performance of any of its other obligations under the Agreement and if the default continues for 20 days after Dematic gives Purchaser written notice thereof, or such other time period as mutually agreed upon, then Dematic shall have the right to (i) suspend performance of its obligation under the Agreement until the default is cured, or (ii) exercise any right or remedy provided for in the Agreement, or available to Dematic under applicable law.

9.             SECURITY INTEREST AND TITLE:

a.     Subject to any interest that Wells Fargo Retail Finance, LLC has in the equipment pursuant to the credit facility dated November 21, 2004, as amended between the purchaser and Wells Fargo, Dematic retains a security interest in the equipment to secure the purchase price payable by Purchaser under the Agreement and all other amounts now and hereafter owing by Purchaser to Dematic hereunder. Upon request by Dematic, Purchaser will execute and deliver to Dematic a financing statement evidencing this security interest.

b.     Dematic hereby grants Purchaser a single site non-transferable and non-exclusive license to use all computer software manufactured and provided by Dematic under the Agreement. Title to the software and documentation, if any, provided hereunder shall at all times remain with Dematic. Purchaser agrees to use such software strictly in compliance with the terms of the Agreement, and for the use(s) contemplated herein, and specifically agrees not to copy, furnish, disclose, or otherwise make said software, or any portion thereof, available to any third party.

c.     The Dematic manufactured and provided software is a proprietary trade secret of Dematic. Purchaser agrees to maintain confidentiality of Dematic software, and to restrict access to Purchaser’s employees or agents directly concerned with Purchaser’s licensed use of same.

d.     Refer to Article 2 for provisions of title for software which Dematic acquires from original manufacturers.

10.          DELAYS: If Dematic’s performance is delayed or prevented by Purchaser or other cause uncontrolled by Dematic (such as casualty, labor trouble, governmental action, inability to obtain supplies or transportation, or any order modification by Purchaser):

a.     Purchaser agrees to pay Dematic invoices upon notification that equipment is ready for shipment in accordance with the shipping schedule and to reimburse Dematic for expenses incident to such delay including, without limitation, the cost of engineering, equipment and installation escalations; maintaining, repairing and refurbishing equipment, storage, demurrage, and pullout charges from installation site; and

b.     The time for delivery of the equipment and performance of the services will be extended accordingly, and Dematic will not be liable for any damages caused by the delay; and

c.     The stated purchase price shall be revised based upon labor wage rates and other conditions prevailing at the time of actual performance.

11.          PATENTS: Dematic agrees to indemnify and hold Purchaser harmless from any damages (including litigation costs incurred) that may be awarded against Purchaser in any final judgment based upon a claim that the equipment or its use infringes any currently existing United States patents owned by third parties, provided that Purchaser notifies Dematic in writing, within 30 days of Purchaser’s knowledge of any such claim, and gives Dematic the exclusive control of the defense and settlement of any claim, including the right to make changes in the equipment to avoid any alleged infringement, so long as such changes do not materially affect the performance of such equipment which shall be determined by the Purchaser in its sole reasonable discretion. Purchaser is responsible for any infringement claim arising from any modifications of the equipment by Purchaser or any combining by Purchaser of the equipment with other equipment not furnished by Dematic.

12.          ASSIGNMENT/SUBCONTRACTS: Purchaser shall not delegate the performance of any obligation hereunder, nor assign any rights arising under the Agreement, to any unaffiliated third person without the prior written consent of Dematic.

Dematic reserves the right to use subcontractors in the performance of any services to be performed by Dematic. Dematic is responsible for the acts and omissions of any subcontractor so engaged.

13.          LIMITATION OF REMEDIES/GOVERNING LAW: The Agreement sets forth Purchaser’s sole and exclusive remedies for any defect in or non-conformity of any equipment or services and for any negligent design, manufacture, or installation of the equipment, and for any breach of the Agreement by Dematic. Neither Dematic nor Purchaser shall be liable for incidental or consequential damages (including loss of profits).

The Agreement shall be interpreted and enforced in accordance with the substantive laws of the State of Michigan.